As filed with the Securities and Exchange Commission on May 24, 2012

Registration No. 333-180147

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANTANDER DRIVE AUTO RECEIVABLES LLC

as a Depositor to the Issuing Entities described herein

(Exact name of the registrant as specified in its charter)

Delaware	20-4382941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Santander Drive Auto Receivables LLC

8585 North Stemmons Freeway, Suite 1100-N

Dallas, TX 75247

(214) 292-1930

(Address, including ZIP code, and telephone number, including area code, of the registrant’s principal executive offices)

Jason Kulas,

Santander Consumer USA Inc.

8585 North Stemmons Freeway, Suite 1100-N

Dallas, TX 75247

(214) 634-1110

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies To:

Stuart M. Litwin, Esq. Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606 (312) 782-0600	Angela M. Ulum, Esq. Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606 (312) 782-0600

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(2)
Asset Backed Notes	$15,000,000,000	100%	$15,000,000,000	$1,719,000
Total	$15,000,000,000	100%	$15,000,000,000	$1,719,000

(1)	Estimated solely for the purpose of calculating the registration fees pursuant to Rule 457.
(2)	$1,719,000 has previously been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

INTRODUCTORY STATEMENT

This registration statement contains:

• a Prospectus relating to the offering of one or more series of securities by various issuing entities created from time to time by the Registrant, which will include one or more classes of asset-backed notes; and

• a representative form of Prospectus Supplement relating to offerings of particular series of asset-backed notes to be issued by an issuing entity.

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell the securities described in this preliminary prospectus supplement until we deliver a final prospectus supplement and attached prospectus. This preliminary prospectus supplement is not an offer to sell the notes and we are not soliciting an offer to buy the notes and there shall not be any sale of the notes where such offer, solicitation or sale is not permitted.

Subject to Completion, dated [            ], 20[ ]

PROSPECTUS SUPPLEMENT

(To Prospectus Dated [            ], 20[ ])

$[            ]

[Santander Drive Auto Receivables Trust 20[ ]-[ ]]

Issuing Entity

Santander Drive Auto Receivables LLC

Depositor

Santander Consumer USA Inc.

Sponsor and Servicer

You should carefully read the risk factors, beginning on page S-[    ] of this prospectus supplement and page 5 of the prospectus.

The notes are asset backed securities. The notes will be the obligation solely of the issuer and will not be obligations of or guaranteed by Santander Consumer USA Inc., Santander Drive Auto Receivables LLC, or any of their affiliates.

No one may use this prospectus supplement to offer or sell these securities unless it is accompanied by the prospectus.

The following notes are being offered by this prospectus supplement:

	Principal Balance			Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$	[	]	[ ]%	[ ]
Class A-2 Notes	$	[	]	[ ]%	[ ]
Class A-3 Notes	$	[	]	[ ]%	[ ]
Class A-4 Notes	$	[	]	LIBOR + [ ]%	[ ]
[Class B Notes]	$	[	]	[ ]%	[ ]
[Class C Notes]	$	[	]	[ ]%	[ ]
Total	$	[	]

	Price to Public(1)	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	%	%	%
Per Class A-2 Note	%	%	%
Per Class A-3 Note	%	%	%
Per Class A-4 Note	%	%	%
[Per Class B Note]	%	%	%
[Per Class C Note]	%	%	%

Total	$	$	$

(1)Plus accrued interest, if any, from [            ].

•

The notes are payable [solely] [principally] from the assets of the issuing entity, which consist primarily of receivables, which are motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks and vans, [the majority of which are the obligations of “sub-prime” credit quality obligors,] [payments due under an interest rate swap agreement] [and funds on deposit in the reserve account]. [[            ] will be the counterparty to the interest rate swap agreement].

•	The issuing entity will pay interest on and principal of the notes on the [ ] day of each month, or, if the [ ] is not a business day, the next business day, starting on [ ].

•

Credit enhancement for the notes offered hereby will consist of [overcollateralization,] [a reserve account funded with an initial amount equal to approximately [    ]% of the pool balance as of the cut-off date,] [excess interest on the receivables] and [the yield supplement overcollateralization amount] [and, in the case of the Class A notes, the subordination of certain payments to the noteholders of the [Class B notes] and the [Class C notes]] [and, in the case of the [Class B notes], the subordination of certain payments to the Class C noteholders]. [Additionally, the issuing entity will enter into an interest rate swap agreement with [            ], to hedge the floating rate interest rate risk on the [Class A-4 notes].]

•	The issuing entity will also issue a certificate representing an equity interest in the issuing entity, which is not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

UNDERWRITERS
[ ]	[ ]

The date of this prospectus supplement is [            ], 20[ ].

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WHERE TO FIND INFORMATION IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about the issuing entity, [Santander Drive Auto Receivables Trust 20[ ]-[ ]], including terms and conditions that apply to the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents:

•	this prospectus supplement, which describes the specific terms of your notes; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any jurisdiction where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

We have started with two introductory sections in this prospectus supplement describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page S-[_] of this prospectus supplement and page 71 of the accompanying prospectus.

Wherever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters upon request.

In this prospectus supplement, the terms “we,” “us” and “our” refer to Santander Drive Auto Receivables LLC.

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REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Santander Consumer USA Inc. (“SCUSA”), and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co. (“Cede”), as nominee of the Depository Trust Company (“DTC”). See the accompanying prospectus under “Reports to Noteholders.”

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at www.ctslink.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at [            ]. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. SCUSA, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “[Santander Drive Auto Receivables Trust [ ]]” and file number [ ].

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED PURSUANT TO AN EXEMPTION FROM SECTION 21 OF THE FSMA.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.

Flow of Funds

v

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of this offering.

THE PARTIES*

Issuing Entity/Trust

[Santander Drive Auto Receivables Trust 20[ ]-[ ]], a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables, which are motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, light-duty trucks and vans.

Depositor

Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of SCUSA, is the “depositor.” The depositor will sell the receivables to the issuing entity. The depositor will be the initial holder of the issuing entity’s certificate, but the depositor may transfer the certificate to an affiliate on or shortly after the closing date. We sometimes refer to the holder of the certificate as the “residual interestholder” of the issuing entity.

You may contact the depositor by mail at 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247, or by calling (214) 292-1930.

* NOTE: Disclose transactions that are not arm’s length or transactions that are outside the ordinary course between sponsor, depositor or issuing entity and any other transaction party.

Sponsor

Santander Consumer USA Inc., an Illinois corporation, known as “SCUSA”, is the “sponsor” of the transaction described in this prospectus supplement and the related prospectus.

Servicer

[SCUSA] or the “servicer”, will service the receivables held by the issuing entity. The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) [2.90]% per annum; (2) one-twelfth (or, in the case of the first payment date, [one-sixth] and (3) the pool balance as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment income from amounts on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Originators

[[    ]% of] the receivables [(by aggregate cut-off date balance)] were originated directly by SCUSA. [SCUSA acquired [    ]% of the receivables (by aggregate cut-off date balance) from [            ] ( [            ]”), a [            ], after the receivables were originated by [            ].] We refer to SCUSA [and [            ] each as] an “originator”[ and, together, as the “originators.”] SCUSA will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

SCUSA will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

[        ], a [national banking association], will be the “indenture trustee.”

[        ], a [Delaware banking corporation], will be the “owner trustee.”

[Swap Counterparty]

[[            ], a [            ], will be the “swap counterparty”] [insert disclosure required by Item  1115 of Regulation AB].

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class	Principal Balance	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$ [ ]	[ ]%
Class A-2 Notes	$ [ ]	[ ]%
Class A-3 Notes	$ [ ]	[ ]%
Class A-4 Notes	$ [ ]	[ ]%
[Class B Notes]	$ [ ]	[ ]%
[Class C Notes]	$ [ ]	[ ]%

[The [Class A-4] notes are sometimes referred to as the “floating rate notes.”]

The issuing entity will also issue a subordinated and non-interest bearing “certificate” which represents an equity interest in the issuing entity and is not offered hereby. The certificateholder, which is also referred to as the residual interestholder, will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificate will initially be held by the depositor, but may be transferred to an affiliate of the depositor on or shortly after the closing date.

The notes are issuable in a minimum denomination of $[100,000] and integral multiples of $1,000 in excess thereof.

The issuing entity expects to issue the notes on or about [         ], which we refer to as the “closing date.”

INTEREST AND PRINCIPAL

To the extent available, the issuing entity will pay interest and principal on the notes monthly, on the [ ] day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is [            ]. On each payment date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

Interest on the [Class A-1 notes and the Class A-4] notes will accrue from and including the prior payment date (or with respect to the first payment date, from and including the closing date) to but excluding the following payment date and will be due and payable on each payment date.

[Interest on the Class A-2 notes, the Class A-3 notes, [the Class B notes and the Class C notes] will accrue from and including the [ ] day of each calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the [ ] day of the following month and will be due and payable on each payment date.]

Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

The issuing entity will pay interest on the Class A-1 notes [and the Class A-4 notes] on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes [and the Class A-4 notes, as applicable] will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate, and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

The issuing entity will pay interest on the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes] [, the Class B notes and the Class C notes] on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes] [, the Class B notes and the Class C notes] will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) 30 (or, in the case of the first payment date, [    ]) divided by 360.

Interest payments on all Class A notes will have the same priority. [Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes.] [Interest payments on the Class C notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes and the Class B notes.]

Principal Payments

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

On each payment date prior to the acceleration of the notes following an event of default, which is described below under “—Payment of Principal after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes as follows:

(1) first, to the Class A-1 noteholders until the Class A-1 notes are paid in full;

(2) second, to the Class A-2 noteholders until the Class A-2 notes are paid in full;

(3) third, to the Class A-3 noteholders until the Class A-3 notes are paid in full;

(4) fourth, to the Class A-4 noteholders until the Class A-4 notes are paid in full;

[(5) fifth, to the Class B noteholders until the Class B notes are paid in full]; and

[(6) sixth, to the Class C noteholders until the Class C notes are paid in full.]

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Payment of Principal after an Event of Default

After an event of default under the indenture occurs and the notes are accelerated, the priority of payments of principal and interest will change from the description in “—Interest Payments” and “—Principal Payments” above. The priority of payments of principal and interest after an event of default under the indenture and acceleration of the notes will depend on the nature of the event of default.

On each payment date after an event of default under the indenture occurs and the notes are accelerated (other than as the result of the issuing entity’s breach of a covenant, representation or warranty), after payment of certain amounts to the trustees and the servicer [and the swap counterparty], interest on the Class A notes will be paid ratably to each class of Class A notes and principal payments will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of notes will receive principal payments, ratably, based on the aggregate outstanding principal amount of each remaining class of notes. [After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes.] [After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes.] On each payment date after an event of default under the indenture occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant, representation or warranty, after payment of certain amounts to the trustees, the servicer and the swap counterparty, interest on the Class A notes will be paid ratably to each class of Class A notes [followed by interest on the Class B notes] [and the Class C notes]. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the outstanding principal amount of each remaining class of Class A notes until those other classes of Class A notes are paid in full. [Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full.] [After the Class B notes are paid in full, principal payments will be made to noteholders of the Class C notes until the Class C notes are paid in full.] Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account.

See “The Transfer Agreements and the Administration Agreement—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus supplement.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

The depositor will have the right at its option to exercise a “clean-up call” to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if the outstanding pool balance of the receivables as of the last day of the related collection period is less than or equal to [15]% of [the sum of (i)] the initial net pool balance [and (ii) the initial pre-funding deposit amount, if any]. We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date. If the depositor purchases the receivables and the other issuing entity property (other than the reserve account) from the issuing entity, the repurchase price will be equal to the greater of (a) the unpaid principal balance of all of the notes, plus accrued and unpaid interest on the notes up to but excluding that payment date (after giving effect to all distributions to be made on that payment date), [plus all amounts owing to the swap counterparty as of that payment date] and (b) the fair market value of the receivables and the other issuing entity property (other than the reserve account). It is expected that at the time this option becomes available to the depositor only [the Class B notes] [and the Class C notes] will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and remaining available funds after the payments under clauses first through [ninth]

set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than [10] days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, and such default continues for a period of five business days or more;

•	default in the payment of the principal of any note at the related final scheduled payment date or redemption date;

•

any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the notes;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, light-duty trucks and vans. We refer to these contracts and loans as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors.” [The [majority of the] receivables are classified by SCUSA in its “sub-prime” category based on SCUSA’s review of each obligor’s creditworthiness at the time each receivable was originated.]

The receivables were underwritten in accordance with the applicable originator’s underwriting criteria [for “sub-prime” receivables]. The receivables identified on the schedule of receivables delivered by

SCUSA on the closing date will be transferred to the depositor by SCUSA and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders [and the swap counterparty].

The “issuing entity property” will include the following:

•

the receivables, including Collections after [    ], 20[ ], which we refer to as the [initial] “cut-off date;” [and the cut-off date for the receivables sold to the issuing entity on a Funding Date, the “subsequent cut-off date,” is the date specified in the notice relating to that Funding Date)];

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts and/or installment loans evidencing the receivables;

•	[rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	any other property securing the receivables;

•

rights to amounts on deposit in the reserve account and the collection account and any other accounts established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and permitted investments of those accounts;

•	rights under the sale and servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the receivables as of the cut-off date in the

[statistical] pool as of [        ], which we refer to as the “[statistical] cut-off date”. [The statistical distribution of the characteristics of the actual receivables pool will vary somewhat from the statistical distribution of those characteristics in this prospectus because the actual pool will be selected from the receivables in the [statistical] pool and other receivables owned by SCUSA. Any variance between the characteristics of the statistical pool and the actual pool will not be material.] [A small percentage] [A majority] [Substantially all] of the receivables [in the statistical pool] are the obligations of obligors with credit histories that are below prime or “sub-prime.”

As of the close of business on the [statistical] cut-off date, the receivables in the [statistical] pool described in this prospectus supplement had:

•	an aggregate principal balance of $[ ];

•	a weighted average contract rate of [ ]%;

•	a weighted average original maturity of [ ] months;

•	a weighted average remaining maturity of [ ] months;

[•	a weighted average FICO® score of [ ]; and]

•	a minimum FICO® score of [ ] and a maximum FICO® score of [ ]].

As of the cut-off date, the receivables sold to the issuing entity on the closing date are expected to have an aggregate principal balance of approximately $[    ].

For more information about the characteristics of the receivables in the pool, see “The Receivables Pool” in this prospectus supplement. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus supplement.

As described under “The Receivables Pool” in this prospectus supplement, receivables originated under SCUSA’s underwriting guidelines are approved based on either (i) a system-driven origination process defined by SCUSA’s credit policy, (ii) a credit underwriter applying

SCUSA’s system-driven credit policy in conjunction with a non-discretionary, risk adjusted pricing model or (iii) the authority of a credit underwriter. A receivable may be outside SCUSA’s standard credit policy based on certain credit and asset related criteria, including (i) loan-to-value ratio, (ii) affordability measures, such as payment to income ratio and debt to income ratio, minimum income and maximum payment amount; (iii) amount of cash down payment; and (iv) collateral type and quality, such as vehicle age and mileage. SCUSA’s centralized credit and originations department monitors all applications approved by a credit underwriter and actively manages that rate of approval to defined tolerances and limits. As of the cut-off date, approximately [            ]% of the principal balance of receivables for which underwriting data was available were approved by a credit underwriter based on the system-driven process in conjunction with the non-discretionary, risk adjusted pricing model, while approximately [            ]% of the principal balance of receivables for which underwriting data was available were exceptions approved by the decision of a credit underwriter with the appropriate authority. Underwriting data is unavailable for approximately [            ]% of the pool balance, as a result of acquisitions by SCUSA of receivables originated by [            ]. See “The Receivables Pool—Exceptions to Underwriting Criteria” in this prospectus supplement.

In addition to the purchase of receivables from the issuing entity in connection with the depositor’s exercise of its “clean-up call” option as described above under “Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity directly or indirectly by the depositor or sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “Extensions and Modifications of Receivables” in this prospectus supplement.

[SUBSEQUENT RECEIVABLES]

[On the closing date, $[            ] of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the “pre-funding account.” The amount deposited in the pre-funding account on the closing date represents [            ]% of the initial aggregate principal balance of the receivables (including the expected aggregate principal balance of the subsequent receivables). During the Funding Period, the issuing entity will use the funds, if any, on deposit in the pre-funding account to acquire additional receivables from the depositor, which we refer to as “subsequent receivables,” for an amount equal to the Receivables Purchase Price on each date (no more than once a week) which we refer to as a “Funding Date.” Subsequent receivables must meet certain eligibility criteria as described in “The Transaction Documents—Transfer and Assignment of the Receivables” in the accompanying prospectus.

The Funding Period, which will not exceed one year from the closing date, will begin on the closing date and will end on the earliest to occur of:

•	[ ] full calendar months following the closing date;

•	the date on which the amount in the pre-funding account is $[10,000] or less; or

•	the occurrence of an event of default under the indenture.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (excluding investment earnings) and distribute them to the noteholders. See “The Transfer Agreements and the Administration Agreement—Pre-Funding Account.”]

[THE REVOLVING PERIOD]

[The issuing entity will not make payments of principal on the notes on payment dates occurring during the revolving period.

The “revolving period” consists of the collection periods from the closing date through [            ] [Insert a date not to exceed three years from the closing date.], and the related payment dates. We refer to the collection periods and the related payment dates following the revolving period as the “amortization period.”

If an early amortization event occurs, the revolving period will terminate early, and the amortization period will begin. See “The Revolving Period” in this prospectus supplement.

On each payment date related to the revolving period, amounts otherwise available to make principal payments on the notes will be applied to purchase additional receivables from the depositor for the purpose of maintaining the initial aggregate principal balance of the receivables. Such additional receivables must meet certain eligibility criteria as described in “The Transaction Documents—Transfer and Assignment of the Receivables” in the accompanying prospectus and “The Receivables Pool” in this prospectus supplement.

The amount of additional receivables will be determined by the amount of cash available from payments and prepayments on existing receivables. [There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial aggregate principal balance of the receivables.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the Revolving Period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.] See “The Revolving Period” in this prospectus supplement.]

PRIORITY OF PAYMENTS

Prior to the acceleration of the notes following an event of default, on each payment date, the indenture trustee will make the following payments and deposits from Available Funds in the collection account (including funds, if any, deposited into the collection account from the reserve account [and amounts, if any, paid by the swap counterparty] to the extent described in “The Transfer Agreements and the Administration Agreement—Reserve Account”) in the following amounts and order of priority:

•

[first, to the indenture trustee and the owner trustee, fees and reasonable expenses (including indemnification amounts) including those not previously paid; provided, that such expenses and indemnification amounts may not exceed, in the aggregate, $[    ] per annum;]

•	second, to the servicer, the servicing fee (including servicing fees not previously paid);

•	[third, to the swap counterparty, the Net Swap Payment;]

•	fourth, pro rata, (1) to the Class A noteholders, interest on the Class A notes and [(2) to the

Swap Counterparty any Senior Swap Termination Payments payable to the swap counterparty;]

•	fifth, to the noteholders, the First Allocation of Principal;

•	[sixth, to the Class B noteholders, interest on the Class B notes;]

•	[seventh, to the noteholders, the Second Allocation of Principal;]

•	[eighth, to the Class C noteholders, interest on the Class C notes;]

•	[ninth, to the noteholders, the Third Allocation of Principal;]

•	tenth, to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

•	eleventh, to the noteholders, the Regular Allocation of Principal;

•	[twelfth, to the swap counterparty, any Subordinate Swap Termination Payment;]

•	thirteenth, to pay any fees and reasonable expenses (including indemnification amounts) due to the indenture trustee or the owner trustee which have not previously been paid; and

•	fourteenth, any remaining funds will be distributed to the residual interestholder.

The First Allocation of Principal[, Second Allocation of Principal][, Third Allocation of Principal] and Regular Allocation of Principal will be paid to the holders of the notes as described under “The Notes—Payments of Principal” in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provides protection for the [Class A notes, the Class B Notes and the Class C] notes against losses and delays in payment on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be [the reserve account,] [overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount]

[and the excess interest on the receivables]. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “The Transfer Agreements and the Administration Agreement Overcollateralization” and “—Excess Interest” in this prospectus supplement.

The credit enhancement for the notes will be as follows:

Class A notes:	Subordination of payments on the [Class B notes] [and the Class C notes, each of] which will have an initial principal balance of $[ ] [and $[ ], respectively,] and represent approximately [ ]% [and [ ]%, respectively,] of the initial Pool Balance; overcollateralization, the reserve account and excess interest on the receivables.
[Class B notes]:	[Subordination of payments on the [Class C notes], which will have an initial principal balance of $[ ]], and represent approximately [ ]%, of the initial Pool Balance; overcollateralization, the reserve account and excess interest on the receivables
[Class C notes]:	[Overcollateralization, the reserve account and excess interest on the receivables.]

[Subordination of Payments on the Class B Notes]

[As long as the Class A notes remain outstanding, payments of interest on any payment date on the [Class B notes] will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the [Class B notes] will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “The Transfer Agreements and the

Administration Agreement—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”]

[Subordination of Payments on the Class C Notes]

[As long as the Class A notes and the [Class B notes] remain outstanding, payments of interest on any payment date on the [Class C notes] will be subordinated to payments of interest on the Class A notes, the [Class B notes] and certain other payments on that payment date (including principal payments of the Class A notes and the [Class B notes] in specified circumstances), and payments of principal of the [Class C notes] will be subordinated to all payments of principal of and interest on the Class A notes, the [Class B notes] and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “The Transfer Agreements and the Administration Agreement—Priority of Payments Will Change Upon Events of Default That Result in Acceleration.”]

[Overcollateralization]

[The overcollateralization amount represents the amount by which the pool balance exceeds the outstanding principal balance of the notes. The initial overcollateralization level on the closing date will be approximately [        ]% of the pool balance as of the cut-off date and is expected to build to a target overcollateralization level equal to the greater of (a) [        ]% of the pool balance as of the last day of the related collection period and (b) [        ]% of the pool balance as of the cut-off date.

After the occurrence of a Cumulative Net Loss Trigger with respect to the receivables, the target overcollateralization amount will increase to the greater of (a) [            ]% of the pool balance as of the last day of the related collection period and (b) [            ]% of the pool balance as of the cut-off date. See “The Transfer Agreements and the Administration Agreement—Overcollateralization” in this prospectus supplement.

Reserve Account

On the closing date, the reserve account will initially be funded by a deposit of proceeds of the notes in an amount equal $[            ] ([            ]% of the initial [adjusted] pool balance) [, plus an amount expected to cover the negative carry with respect to the accrued interest on that portion of the note balance equal to amounts on deposit in the pre-funding account and earnings on funds, if any, on deposit in the pre-funding account]. [(We use the term “adjusted pool balance” to mean, as of any date, the net pool balance at that time, minus the yield supplement overcollateralization amount (as described below) as of that date.)]

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount of cash on deposit in the reserve account is less than the specified reserve account balance, the deficiency will be funded [either] by the deposit of available funds to the reserve account in accordance with the priority of payments described above. Except as provided in the following paragraph, the “specified reserve account balance” is, on any payment date, the lesser of (a) [ ]% of the [adjusted] pool balance as of the related cut-off date and (b) the aggregate outstanding balance of the notes after giving effect to all payments of principal on that payment date.

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses [first] through [ninth] of the priority of payments described above.

On each payment date, after giving effect to any withdrawals from the reserve account on such payment date, any amounts of cash on deposit in the reserve account in excess of the specified reserve account balance for that payment date will constitute available funds and will be distributed in accordance with the priority of payments. See “The Transfer Agreements and the Administration Agreement—Reserve Account.”

[Yield Supplement Overcollateralization Amount]

[The yield supplement overcollateralization amount is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and [    ]%.

As of the closing date, the yield supplement overcollateralization amount will equal $[    ], which is approximately [    ]% of the initial adjusted pool balance. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization referred to above.

See “The Transfer Agreements and the Administration Agreement—Yield Supplement Overcollateralization Amount” in this prospectus supplement for more detailed information about the yield supplement overcollateralization amount.]

[Excess Interest]

[Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, [any net swap payment,] trustee fees (to the extent not otherwise paid by the servicer), amounts required to be deposited in the reserve account, if any, and expenses and interest on the notes each month, there is expected to be “excess interest”. Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with the “Priority of Payments” described above.]

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

[INTEREST RATE SWAP]

[On the closing date, the issuing entity will enter into a transaction pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on the [Class A-4 notes]. The interest rate swap for the [Class A-4 notes] will have an initial notional amount equal to the note balance of the [Class A-4 notes] on the closing date, and that notional amount will decrease by the amount of any principal payments made on the [Class A-4 notes]. The notional amount under the interest rate swap will at all times be equal to the note balance of the [Class A-4 notes].

In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate of [            ]% times the notional amount of the interest rate swap, and the swap counterparty will be obligated to pay a floating interest rate payment based on a per annum floating rate of LIBOR plus [            ]% times the notional amount of the interest rate swap. Payments (other than swap termination payments) on the interest rate swap agreement will be exchanged on a net basis. Any “net swap payment” owed by the issuing entity to the swap counterparty on the interest rate swap agreement ranks higher in priority than all payments on the notes.

Any interest rate swap agreement may be terminated upon an event of default or other termination event specified in such interest rate swap agreement. If any interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds.

A “senior swap termination payment” means any payment which is pro rata with payments of interest on the notes and is higher in priority than payments of principal on the notes that may be owed by the issuing entity to the swap counterparty under the interest rate swap agreement that is not a subordinated swap termination payment. A “subordinated swap termination payment” means any payment which is subordinate to payments of principal and interest on the notes that may be owed by the issuing entity to the swap counterparty under the interest rate swap agreement where the swap counterparty is the defaulting party or sole affected party (other than with respect to illegality or a tax event) as each such term is defined in the interest rate swap agreement. The issuing entity’s obligation to pay any net swap payment and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuing entity property.

For a more detailed description of the interest rate swap agreement and the swap counterparty, see “The Notes—Interest Rate Swap Agreement” and “The Swap Counterparty” in this prospectus supplement.]

TAX STATUS

Mayer Brown LLP, special federal tax counsel to the depositor, is of the opinion that for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation, and the offered notes (other than notes, if any, retained by the issuing entity or a person considered the same person as the issuing entity for United States federal income tax purposes) will be treated as debt for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the [Class A notes and Class B] notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

[MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements before making a purchase.

[RATINGS]

The depositor expects that the notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the notes (the “Hired Agencies”):

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. [The ratings of the notes also will take into account the provisions of the interest rate swap agreement and the ratings currently assigned the debt obligations of the swap counterparty. A downgrade, suspension or withdrawal of any rating of the debt of the swap counterparty may result in the downgrade, suspension or withdrawal of the rating assigned to any class of notes. For more specific information concerning risks associated with the interest rate swap agreement, see “Risk Factors—Risks associated with the interest rate swap” in this prospectus supplement.] A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page [3] of the accompanying prospectus.

A receivables pool that includes substantially all receivables that are the obligations of sub-prime obligors will have higher default rates than obligations of prime obligors.	Substantially all of the receivables in the receivables pool are sub-prime receivables with obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history and low income levels. While each originator’s underwriting guidelines were designed to establish that, notwithstanding such factors, the obligor would be a reasonable credit risk, the receivables pool will nonetheless experience higher default rates than a portfolio of obligations of prime obligors. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, losses on the receivables are anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “Material Legal Aspects of the Receivables” in the accompanying prospectus.

A continuing economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes.	The United States has experienced a period of economic slowdown that, if continued, may adversely affect the performance of the receivables. High unemployment and a general reduction in availability of credit has led and may continue to lead to increased delinquencies and defaults by obligors, as well as decreased consumer demand for automobiles and reduced used vehicle prices, which could increase the amount of a loss in the event of a default by an obligor. If an economic downturn continues for a prolonged period of time or worsens, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes	The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “—Your yield to maturity may be reduced by prepayments or slower than expected prepayments.” As of the cut-off date, based on the billing addresses of the obligors, [ ]%, [ ]%, and [ ]%, of the principal balance of the receivables were located in [ ], [ ] and [ ], respectively. No other state accounts for more than [ ]% of the principal balance of the receivables as of the cut-off date. Economic factors like unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

[Internet-based and direct-mail loan origination programs may give rise to risks that are not found in customary loan origination programs]	[The originators may use the Internet, direct-mail, the telephone and facsimile transmittals to communicate with obligors during the process of underwriting and originating the receivables. The underwriting and origination processes and related documentation used for Internet and direct-mail originated receivables are novel and were developed to capitalize on the potential benefits of conducting each originator’s business using electronic means and U.S. Postal mail including over the Internet and through direct mail. As such, these processes and the related documentation may entail risks that would not exist in a customary origination program and may give rise to challenges to the receivables based on consumer protection or other laws based on issues that are currently untested in the courts. No assurance can be given that these risks would not adversely affect the collectability or enforceability of the receivables or the enforceability of security interests in the financed vehicles.]

Your yield to maturity may be reduced by prepayments or slower than expected prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•        The rate of return of principal is uncertain. The amount of payments of principal of your notes and the time when you receive those payments depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables. For example, the servicer may engage in marketing practices or promotions, including refinancing, which may indirectly result in faster than expected payments on the receivables.

•        You may be unable to reinvest distributions in comparable investments. Asset-backed notes, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the related receivables and produce a slower return of principal if market interest rates rise above the interest rates on the related receivables. As a result, you are likely to receive a greater amount of money on your notes to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive a lesser amount of money on your notes when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of payments on your notes will prevent you from attaining your desired yield.

•         An optional redemption of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call,” the issuing entity will redeem all notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Following payment to you of the remaining principal amount of your notes, plus accrued interest, your notes will no longer be outstanding and you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus supplement.

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes	Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for a year or more, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•        creates a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

• creates a new framework for the regulation of over-the-counter derivatives activities;

• strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

• creates the Bureau of Consumer Financial Protection, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, implementing regulations will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as SCUSA. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies over the next couple of years. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to SCUSA or its nonbank affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Repurchase obligations are limited	The depositor will be obligated to repurchase from the issuing entity, and SCUSA will be obligated to repurchase from the depositor, a receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable). The depositor and SCUSA will represent that each receivable is secured by a financed vehicle and that each receivable has been originated or acquired by SCUSA in accordance with SCUSA’s customary origination practices. The issuing entity, the depositor and SCUSA will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory liens arising on or after the closing date [or funding date, as the case may be,] which may have priority even over perfected security interests in the financed vehicles. While the depositor and SCUSA are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties regarding the eligibility of such receivable (and if such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable), there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

[The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.]	[Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any Hired Agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.]

Potential rating agency conflict of interest and regulatory scrutiny.	It may be perceived that the Hired Agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the rating agencies for their rating services. Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Because the [Class B Notes] and the [Class C Notes] are subordinated to the Class A notes, payments on those classes are more sensitive to losses on the receivables	Certain classes of notes are subordinated to other classes of notes. If the notes are accelerated following an event of default under the indenture (other than as a result of the issuing entity’s breach of a representation, warranty or covenant), interest on the Class A notes will be paid ratably and principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments ratably. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to the Class B noteholders. After interest on and principal of all of the [Class B notes] are paid in full, interest and principal payments will be made to the Class C noteholders. If the notes are accelerated following an event of default under the indenture as a result of the issuing entity’s breach of a representation, warranty or covenant, interest on the Class A notes will be paid ratably followed by interest on the [Class B notes], then interest on the [Class C notes]. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, principal will be paid ratably to all of the remaining classes of Class A notes until those remaining classes are paid in full. Next, the [Class B notes] will receive principal payments until the [Class B notes] are paid in full. Next, the [Class C notes] will receive principal payments until the [Class C notes] are paid in full. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the most junior outstanding class or classes of notes even as payment is made in full to more senior classes of notes.

There may be a conflict of interest among classes of notes	As described elsewhere in this prospectus supplement, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters. For example, upon the occurrence of an event of default relating to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the holders of 66 2/3% of the Note Balance of the Controlling Class may consent to the sale of the receivables even if the proceeds from such a sale would not be sufficient to pay in full the principal of and accrued interest on all outstanding classes of notes. See “The Transfer Agreements and the Administration Agreement—Rights Upon Event of Default” in this prospectus supplement. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables	Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, information regarding the scores generated by SCUSA’s proprietary loss forecasting scoring model for the receivables is also presented in “The Receivables Pool” in this prospectus supplement. As discussed in “The Originators—Credit Risk Management—Credit Scoring and Loss Forecasting,” SCUSA developed its scoring model to try to assess the probability that a receivable will default based on SCUSA’s proprietary methods. However, neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the current loss forecasting score or actual performance of any motor vehicle receivable or that a particular credit score or loss forecasting score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to SCUSA’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to SCUSA’s managed portfolio.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables, which may result in losses	There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on the related receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above and the decline in used vehicle prices. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer or the termination of dealer franchises by a manufacturer.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency and net loss figures, shown in the tables appearing under “The Receivables Pool” in this prospectus supplement, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

Risk of loss or delay in payment may result from delays in the transfer of servicing responsibilities due to the servicing fee structure	[Upon the occurrence of a servicer replacement event, the indenture trustee may or, at the discretion of holders of notes evidencing not less than a majority of the outstanding principal balance of the notes of the controlling class, will terminate the servicer. In addition, the holders of notes evidencing not less than a majority of the outstanding principal balance of the notes [of the Controlling Class] outstanding have the ability to waive any servicer replacement event.]

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

Book-entry system for the notes may decrease liquidity and delay payment	Because transactions in the notes generally can be effected only through DTC, participants and indirect participants:

•        your ability to pledge your beneficial interest in notes to someone who does not participate in the DTC system, or to otherwise take action relating to your beneficial interest in notes, may be limited due to the lack of a physical note;

•        you may experience delays in your receipt of payments with respect to your beneficial interest in notes because payments will be made by the notes administrator, to Cede, as nominee for DTC, rather than directly to you; and

•        you may experience delays in your receipt of payments with respect to your beneficial interest in notes in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

See “The Notes—Form, Denomination and Registration of the Notes” and “The Securities—Book-Entry Registration” in the accompanying prospectus.

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of the notes	Some or all of one or more classes of notes may be retained by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

This prospectus supplement provides information regarding only the receivables as of the statistical cut-off date[, however the initial receivables and the subsequent receivables added to the receivables pool could have different characteristics.]	This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The [initial] receivables [and any subsequent receivables transferred to the issuing entity during the Funding Period,] will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. Although we do not expect the characteristics of the [initial] receivables [and subsequent receivables] to differ materially from the receivables as of the statistical cut-off date, and each [initial] receivable [and subsequent receivable] must satisfy the eligibility criteria specified in the sale and servicing agreement, you should be aware that the [initial] receivables [and the subsequent receivables] may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the [initial] receivables [and the subsequent receivables] sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool as of the statistical cut-off date disclosed in this prospectus supplement.

Your share of possible losses may not	Principal payments on the notes generally will be made to the holders

be proportional.	of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity date may absorb more losses than a class of notes with an earlier maturity date.

[You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account.]	[On one or more occasions following the closing date, the issuing entity may purchase receivables from the depositor, which, in turn, will acquire these receivables from SCUSA, with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account (excluding investment earnings) that have not been used to purchase receivables by the end of the Funding Period. See “The Transfer Agreements and the Administration Agreement—Pre-Funding Account,” in this prospectus supplement. This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

[Risks associated with the interest rate swap.]	[The issuing entity will enter into an interest rate swap transaction under an interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates while the [Class A-4 notes] will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest and other payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a net swap receipt, and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity under the interest rate swap agreement, the issuing entity will be obligated to make a net swap payment to the swap counterparty. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity property.

The swap counterparty’s claim for a net swap payment will be higher in priority than all payments on the notes, and the swap counterparty’s claim for any due and unpaid senior swap termination payment will be equal in priority to payments of interest on the notes and higher in priority than all payments of principal on the notes. If a net swap payment is due to the swap counterparty on a payment date and there are insufficient collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon the occurrence of specific events, which are described in this prospectus supplement in “The Notes—Interest Rate Swap Agreement.” If the interest rate swap agreement is terminated, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the [Class A-4] notes exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the issuing entity is required to make a Senior Swap Termination Payment to the swap counterparty, that payment will be senior to all payments on the Class [B] notes [and Class C notes] and principal payments on the Class [A] notes but equal in priority to interest payments on the Class A notes. A Senior Swap Termination Payment to the swap counterparty could cause a shortfall in funds available on any payment date, in which case you may experience delays or reductions on the interest and principal payments of your notes.

If the interest rate swap agreement is terminated and no replacement is entered into and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes you may experience delays and/or reductions in the interest on and principal payments of your notes.]

[You may suffer losses due to receivables with low contract rates.]	[The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.]

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture.	An event of default under the indenture may result in payments on your notes being accelerated. As a result:

• you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

• payments on your notes may be delayed until more senior classes of notes are repaid; and

• your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from SCUSA; and

•	[deposit the pre-funded amount, if any, into the pre-funding account; and]

•	[make the initial deposit into the reserve account.]

The depositor or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any debt may be owed to [the owner trustee,] the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines. Affiliates of the depositor currently obtain warehouse funding from one or more of the underwriters and from the indenture trustee (or from their respective affiliates), so a portion of the proceeds that are used to pay warehouse debt may be paid to the underwriters, the owner trustee, the indenture trustee, [the swap counterparty,] or their respective affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

[Santander Drive Auto Receivables Trust 20[ ]-[ ]] is a [statutory trust formed on [    ], 20[ ] under the laws of the State of Delaware] [common law trust formed on [ , 20[ ] under the laws of the State of [New York] [Delaware]] by the depositor for the purpose of owning the receivables and issuing the notes. The issuing entity will be operated pursuant to a trust agreement. SCUSA will be the administrator of the issuing entity. The issuing entity will also issue a certificate representing the residual interest in the issuing entity, which is not being offered by this prospectus supplement. The depositor will be the initial residual interestholder of the issuing entity, but may transfer the residual interest to an affiliate on or shortly after the closing date. On each payment date, the residual interestholder will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus supplement.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificate;

•	making payments on the notes and distributions on the certificate;

•	selling, transferring and exchanging the notes and the certificate to the depositor;

•	[entering into and performing its obligations under the interest rate swap agreement;]

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements; and

•

taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificate.

The issuing entity’s principal offices are in [    ], [Delaware], in care of [    ], as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below.

The issuing entity’s fiscal year ends of [December 31st].

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus supplement.

Capitalization of the Issuing Entity

The following table illustrates the expected capitalization of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$ [ ]
Class A-2 Asset Backed Notes	$ [ ]
Class A-3 Asset Backed Notes	$ [ ]
Class A-4 Asset Backed Notes	$ [ ]
[Class B Asset Backed Notes]	$ [ ]
Class C Asset Backed Notes	$ [ ]
[Overcollateralization]	$ [ ]
[Yield Supplement Overcollateralization Amount]	$ [ ]
[Initial Reserve Account Balance]	$ [ ]

Total	$ [ ]

[The issuing entity will also be liable for payments to the swap counterparty as described in “The Notes—Interest Rate Swap Agreement.”]

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts and/or installment loans used to purchase motor vehicles or refinance existing contracts or loans secured by motor vehicles. [[A majority of] the receivables are the obligations of sub-prime credit quality obligors.]

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•

the receivables acquired by the issuing entity from the depositor on the closing date [and on each Funding Date] and payments made on the receivables [on or] after the [applicable] after the cut-off date;

•	the security interests in the financed vehicles and all certificates of title to those financed vehicles;

•	all receivable files evidencing the original motor vehicle retail installment sale contracts and/or installment loans evidencing the receivables;

•

any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor providing coverage against theft of or loss or damage to the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable or (3) refunds in connection with extended service agreements relating to receivables which become Defaulted Receivables after the cut-off date;

•	any other property securing the receivables;

[•	rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

•

rights to amounts on deposit in the reserve account, the collection account, [the pre-funding account] and any other account established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale and servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

THE TRUSTEES

The Owner Trustee

[            ] is the “owner trustee” of the issuing entity under the trust agreement. [            ] is a [Delaware banking corporation] and its principal offices are located at [            ]. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The [servicer] [administrator] will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus supplement.

[            ] has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

[            ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [            ] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

[Insert additional disclosure, if applicable, pursuant to Item 1109 of Regulation AB.]

For a description of the roles and responsibilities of the owner trustee, see “The Transaction Documents—The Trustee and the Indenture Trustee” in the accompanying prospectus.

The Indenture Trustee

[            ], a [national banking association], is the “indenture trustee” under the indenture for the benefit of the noteholders. You may contact the indenture trustee at [            ], or by calling [            ]. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The depositor and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. The [servicer] [administrator] will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus supplement.

[            ] has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

[            ] is subject to various legal proceedings that arise from time to time in the ordinary course of business. [            ] does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.

[Insert additional disclosure, if applicable, pursuant to Item 1109 of Regulation AB.]

For a description of the roles and responsibilities of the indenture trustee, see “The Indenture” and “The Transaction Documents—The Trustee and the Indenture Trustee” in the prospectus and “The Transfer Agreements and the Administration Agreement” in this prospectus supplement.

THE DEPOSITOR

Santander Drive Auto Receivables LLC, a wholly-owned special purpose subsidiary of SCUSA, is the depositor and was formed on February 23, 2006 as a Delaware limited liability company as Drive Auto Receivables LLC. On February 20, 2007, Drive Auto Receivables LLC changed its name to Santander Drive Auto Receivables LLC. The principal place of business of the depositor is at 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247. You may also reach the depositor by telephone at (214) 292-1930. The depositor was formed, among other things, to purchase, accept capital contributions of or otherwise acquire retail installment sale contracts; to own, sell, and assign the contracts and to issue and sell one or more securities, as described in more detail in “The Depositor” in the accompanying prospectus. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from SCUSA pursuant to purchase agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

Santander Consumer USA Inc., an Illinois corporation, is the sponsor. The principal place of business of SCUSA is 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247. You may also reach SCUSA by telephone at (214) 634-1110. SCUSA and its predecessors have been engaged in the securitization of motor vehicle retail installment sale contracts since the first quarter of 1998 and have sponsored over 30 securitizations of sub-prime auto contracts.

SCUSA was incorporated on November 23, 1981 in the State of Illinois.

A majority equity interest in SCUSA is owned by Santander Holdings USA, Inc. (“SHUSA”), a wholly-owned direct subsidiary of Banco Santander, S.A. On December 31, 2011, SCUSA completed the sale of SCUSA common stock to Sponsor Auto Finance Holdings Series LP, a Delaware limited partnership (“Auto Finance Holdings”), DDFS LLC (“DDFS”), and to certain members of SCUSA’s management. As a result of these transactions, SHUSA owns approximately 65% of SCUSA, Auto Finance Holdings owns approximately 25%, DDFS owns approximately 10%, and certain other members of senior management own less than 1%.

No securitizations sponsored by SCUSA, or its predecessors Drive Financial Services LP (“Drive FS”) or FirstCity Funding LP (“(FirstCity Funding”), have defaulted or experienced an early amortization triggering event. In some previous transactions that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

[One of the underwriters is an affiliate of the sponsor.] [An affiliate of the sponsor is the swap counterparty.]

THE ORIGINATORS

[    ]% of the receivables (by aggregate cut-off date balance) were originated directly by SCUSA. [SCUSA acquired [ ]% of the receivables (by aggregate cut-off date balance) from [    ] after the receivables were originated by [    ].] See “Origination Procedures of SCUSA” and “Servicing” in the accompanying prospectus for a description of the origination procedures of [both SCUSA and [    ]].

THE SERVICER

[SCUSA will be the servicer. SCUSA, as successor to Drive FS and FirstCity Funding, has been servicing sub-prime motor vehicle installment sale contracts since 1997. In addition, SCUSA has acted as servicer for over 30 securitizations of sub-prime motor vehicle retail installment sale contracts sponsored by SCUSA since the first quarter of 1998, as well as 15 acquired securitizations. SCUSA also services contracts for third parties.

See “The Transfer Agreements and the Administration Agreement—Collection and Other Servicing Procedures” in this prospectus supplement and “The Transaction Documents” in the accompanying prospectus which describes other obligations of the servicer under the sale and servicing agreement.]

[To the extent not described in the prospectus, identify any servicer contemplated by Item 1108(a)(2) and provide the information required by paragraphs (b), (c) and (d) of Item 1108, as applicable, for each servicer contemplated by paragraphs (a)(2)(i), (ii) and (iv) of Item 1108 and each unaffiliated servicer identified in paragraph (a)(2)(iii) of Item 1108 that services 20% or more of the pool assets.]

[THE SWAP COUNTERPARTY]

[    ] will be the swap counterparty. It is organized as a [    ] under the laws of [    ].

Upon the occurrence of an event of default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap agreement as described above under “The Notes—Interest Rate Swap Agreement.”

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.] [Insert disclosure required by Item 1115 of Regulation AB]

[AFFILIATIONS AND CERTAIN RELATIONSHIPS]

The following parties are all affiliates and are all direct and indirect subsidiaries of Banco Santander, S.A.: the depositor, [[    ] as one of the underwriters], [[    ] as the swap counterparty] and SCUSA as originator, as servicer and as administrator. [An affiliate of one or more of the underwriters is the [indenture trustee] [owner trustee]]. [Neither the indenture trustee nor the owner trustee is an affiliate of any of the foregoing parties.] Additionally, neither the indenture trustee nor the owner trustee is an affiliate of one another [describe any other material affiliates.]

THE RECEIVABLES POOL

The characteristics set forth in this section are based on the [statistical] pool of receivables as of the [statistical] cut-off date. The [statistical] pool consists of receivables owned by SCUSA that met the criteria below as of the [statistical] cut-off date. [SCUSA will originate additional receivables after the statistical cut-off date that may be included in the receivables pool.] In addition, some amortization of the receivables will have occurred since the [statistical] cut-off date and some receivables included in the [statistical] pool will have prepaid in full or have been determined not to meet the eligibility criteria described below and therefore will not be included in the receivables pool. [The receivables pool will be selected from (i) the statistical pool [and from (ii) receivables originated after the statistical cut-off date] [and (iii) receivables originated prior to the statistical cut-off date but which were not included in the statistical pool because of their failure to meet the eligibility criteria described below as of the statistical cut-off date but which, in each case, satisfy the eligibility criteria as of the actual cut-off date]. The characteristics of the receivables pool sold to the issuing entity on the closing date as of the [initial] [actual] cut-off date may vary somewhat from the characteristics of the actual receivables as of the [initial] [statistical] cut-off date illustrated in the tables below.

The characteristics set forth in this section are based on the pool of receivables as of the cut-off date.

As of the cut-off date, each receivable:

•	had an original term to maturity not more than [ ] months;

•	had a remaining term of at least [ ] months and not more than [ ] months;

•	was related to the purchase or refinancing of a new or used automobile or light-duty truck;

•	had a contract rate of not less than [ ]%;

•	had a remaining principal balance of at least $[ ];

•	was not more than [ ] days past due;

•	was originated in the U.S. and was not identified on the records of the servicer as being subject to any pending bankruptcy proceeding; and

•	satisfies the other criteria set forth under “The Receivables” in the accompanying prospectus.

[As of the cut-off date, approximately [    ]% of the Pool Balance was receivables originated on the basis of loan applications received over the Internet. All of the receivables (including all of the Internet receivables) were underwritten by [SCUSA] [the applicable originator] in accordance with its [respective] underwriting standards. See “Origination Procedures of SCUSA” and “Servicing” in the accompanying prospectus.]

As of the cut-off date, approximately [ ]% of the Pool Balance was receivables originated by SCUSA and approximately [ ]% of the Pool Balance was receivables originated by [            ]. All of the receivables are Simple Interest Receivables. See “The Receivables—Calculation Methods” in the accompanying prospectus.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.

Exceptions to Underwriting Criteria

Receivables originated under SCUSA’s underwriting guidelines are approved based on either (i) a system-driven origination process defined by SCUSA’s credit policy, (ii) a credit underwriter applying SCUSA’s system-driven credit policy in conjunction with a non-discretionary, risk adjusted pricing model or (iii) the authority of a credit underwriter. SCUSA’s centralized credit and originations department monitors all applications approved by a credit underwriter and actively manages that rate of approval to defined tolerances and limits.

As described in “The Originators – Underwriting” and “The Originators – Credit Risk Management”, the majority of the receivables originated by SCUSA are approved based on pricing and origination guidelines involving a complex, system-driven process. This system-driven process controls the credit decision and approval process without any credit underwriter discretion. SCUSA’s overall credit policy takes into account multiple factors, including but not limited to (i) LTV; (ii) affordability measures, such as payment to income ratio and debt to income ratio, minimum income and maximum payment amount; (iii) amount of cash down payment; and (iv) collateral type and quality, such as vehicle age and mileage.

Under SCUSA’s underwriting guidelines, credit underwriters may, from time to time, approve contracts based on the system-driven process in conjunction with a non-discretionary risk adjusted pricing model. As of the cut-off date, [            ] receivables having an aggregate principal balance of $[                    ] (approximately [            ]% of the principal balance of receivables for which underwriting data was available), were approved by a credit underwriter based on the system-driven process in conjunction with the non-discretionary, risk adjusted pricing model.

Additionally, under SCUSA’s underwriting guidelines, credit underwriters also have the appropriate authority to approve contracts with exceptions from the credit policies. As of the cut-off date, [            ] receivables, having an aggregate principal balance of $[                    ], (approximately [            ]% of the principal balance of receivables for which underwriting data was available), were exceptions approved by the decision of a credit underwriter with the appropriate authority. With respect to the receivables in the pool that were exceptions approved by credit underwriters, as of the cut-off date, (i) [            ] receivables (approximately [            ]% of the principal balance of receivables for which underwriting data was available) had exceptions relating to the LTV; (ii) [            ] receivables (approximately [            ]% of the principal balance of receivables for which underwriting data was available) had exceptions relating to affordability measures; (iii) [            ] receivables (approximately [            ]% of the principal balance of receivables for which underwriting data was available) had exceptions relating to the amount of cash down payment; (iv) [            ] receivables (approximately [            ]% of the principal balance of receivables for which underwriting data was available) had exceptions relating to collateral type and quality; and (v) [            ] receivables (approximately [            ]% of the principal balance of receivables for which underwriting data was available) had other exceptions that SCUSA believes are not material.

[As of the cut-off date, underwriting data is unavailable for approximately [            ]% of the Pool Balance, comprising the receivables originated by [            ]. As described under “The Originators”, these receivables were acquired by SCUSA after the receivables had been originated by the related originator. At the time of these acquisitions, [            ] did not give SCUSA the detailed information necessary to determine whether the related receivables in the pool had been originated in compliance with the related originator’s underwriting guidelines or whether they were originated with exceptions. SCUSA did not re-underwrite the receivables originated by [            ] in connection with the related acquisition.]

SCUSA determined that the receivables described above should be included in the pool, despite the lack of available underwriting data or having been originated outside of or as an exception to the credit policies based on credit underwriter approval. SCUSA elected to include those receivables because SCUSA’s practice is to securitize all eligible assets in its portfolio using selection procedures that were not known or intended by SCUSA to be adverse to the issuing entity. In addition, the information relating to delinquency, repossession and credit loss experience set forth in “The Receivables Pool– Delinquencies, Repossessions and Net Losses” and the securitized pool performance discussed in “The Receivables Pool – Information About Certain Previous Securitizations” is reflective of all receivables originated and acquired by SCUSA.

Pool Stratifications

The composition, distribution by annual percentage rate, model year, original term to maturity, remaining term to maturity, original amount financed, loan-to-value ratio, FICO® score, loss forecasting score, current principal balance, vehicle make and original mileage, and geographic distribution by state of the obligor, in each case of the receivables as of the cut-off date are set forth in the tables below.

Composition of the Receivables

As of the [Statistical] Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance	$[ ]	$[ ]	$[ ]
Number of Receivables	[ ]	[ ]	[ ]
Percentage of Aggregate Outstanding Principal Balance	[ ]%	[ ]%	[ ]%
Average Outstanding Principal Balance	$[ ]	$[ ]	$[ ]
Range of Outstanding Principal Balances	$[ ] to $[ ]	$[ ] to $[ ]	$[ ] to $[ ]
Weighted Average Contract Rate	[ ]%	[ ]%	[ ]%
Range of Contract Rates	[ ]% to [ ]%	[ ]% to [ ]%	[ ]% to [ ]%
Weighted Average Remaining Term	[ ] months	[ ] months	[ ] months
Range of Remaining Terms	[ ] to [ ] months	[ ] to [ ] months	[ ] to [ ] months
Weighted Average Original Term	[ ] months	[ ] months	[ ] months
Range of Original Terms	[ ] to [ ] months	[ ] to [ ] months	[ ] to [ ] months
FICO® Score(2)(3) Weighted Average(1)	[____]	[____]	[____]
Minimum(3)	[____]	[____]	[____]
Maximum(3)	[____]	[____]	[____]

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)	FICO® is a federally registered trademark of Fair, Isaac & Company.

Distribution of the Pool of Receivables

By Loan-to-Value Ratio

As of the [Statistical] Cut-off Date

LTV Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than 100%	[___]	[___]%	$ [______]	[___]%
100% - 109.99%	[___]	[___]	[______]	[___]
110% - 119.99%	[___]	[___]	[______]	[___]
120% - 129.99%	[___]	[___]	[______]	[___]
130% - 139.99%	[___]	[___]	[______]	[___]
140% - 149.99%	[___]	[___]	[______]	[___]
150% and greater	[___]	[___]	[______]	[___]

Total	[___]	100.00%	$ [______]	100.00%

(1)

LTV for is calculated using total amount financed, which may include taxes, title fees and ancillary products, over the book value of the financed vehicle. Book value is determined by SCUSA in accordance with its origination policy, and no assurance can be given that the book value is reflective of the value of the financed vehicle at any time.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By FICO® Score

As of the [Statistical] Cut-off Date

FICO® Score(1) Range	Percentage of Total Aggregate Outstanding Principal Balance
500 and lower	[___]	%
501 - 550	[___]
551 - 600	[___]
601 - 650	[___]
651 and higher	[___]

Total	100.00%

(1)

FICO® is a federally registered trademark of Fair, Isaac & Company. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. FICO® scores are unavailable for some receivables which are not included in the table above. Since these receivables are not included in the percentages above, the Total Aggregate Outstanding Principal Balance may be less that the total pool.

Distribution of the Pool of Receivables

By Loss Forecasting Score

As of the [Statistical] Cut-off Date

SCUSA Loss Forecasting Score(1)	Percentage of Total Aggregate Outstanding Principal Balance
450 and lower	[___	]%
451 - 550	[___	]
551 - 650	[___	]
651 - 750	[___	]
751 and higher	[___	]

Total	100.00%

(1)

The loss forecasting score is a proprietary score used by SCUSA. Under SCUSA’s scoring model, a loss forecasting score ranges from 1 to 999, with a score of 1 indicating a very high predicted likelihood of loss and a score of 999 indicating a very low predicted likelihood of loss. The range of scores for SCUSA’s proprietary loss forecasting system is not comparable to a score from a credit bureau or a FICO® score. Further, a loss forecasting score may not be an accurate predictor of the likely risk or quality of the related receivable. See “Risk Factors—Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus supplement.

Distribution of the Pool of Receivables

By Model Year

As of the [Statistical] Cut-off Date

Model Year	Number of Receivables	Percent of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance(1)
2000 or prior	[ ]	[ ]%	[ ]	[ ]%
2001	[ ]	[ ]%	[ ]	[ ]%
2002	[ ]	[ ]%	[ ]	[ ]%
2003	[ ]	[ ]%	[ ]	[ ]%
2004	[ ]	[ ]%	[ ]	[ ]%
2005	[ ]	[ ]%	[ ]	[ ]%
2006	[ ]	[ ]%	[ ]	[ ]%
2007	[ ]	[ ]%	[ ]	[ ]%
2008	[ ]	[ ]%	[ ]	[ ]%
2009	[ ]	[ ]%	[ ]	[ ]%
2010	[ ]	[ ]%	[ ]	[ ]%

Total	[ ]	100.00%	$ [ ]	100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by Annual Percentage Rate

As of the [Statistical] Cut-off Date

Contract Rate Range	Number of Receivables	Percent of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance(1)
4.00% - 4.99%	[ ]	[ ]%	[ ]	[ ]%
5.00% - 5.99%	[ ]	[ ]%	[ ]	[ ]%
6.00% - 6.99%	[ ]	[ ]%	[ ]	[ ]%
7.00% - 7.99%	[ ]	[ ]%	[ ]	[ ]%
8.00% - 8.99%	[ ]	[ ]%	[ ]	[ ]%
9.00% - 9.99%	[ ]	[ ]%	[ ]	[ ]%
10.00% - 10.99%	[ ]	[ ]%	[ ]	[ ]%
11.00% - 11.99%	[ ]	[ ]%	[ ]	[ ]%
12.00% - 12.99%	[ ]	[ ]%	[ ]	[ ]%
13.00% - 13.99%	[ ]	[ ]%	[ ]	[ ]%
14.00% - 14.99%	[ ]	[ ]%	[ ]	[ ]%
15.00% - 15.99%	[ ]	[ ]%	[ ]	[ ]%
16.00% - 16.99%	[ ]	[ ]%	[ ]	[ ]%
17.00% - 17.99%	[ ]	[ ]%	[ ]	[ ]%
18.00% - 18.99%	[ ]	[ ]%	[ ]	[ ]%
19.00% - 19.99%	[ ]	[ ]%	[ ]	[ ]%
20.00% - 20.99%	[ ]	[ ]%	[ ]	[ ]%
21.00% - 21.99%	[ ]	[ ]%	[ ]	[ ]%
22.00% - 22.99%	[ ]	[ ]%	[ ]	[ ]%
23.00% - 23.99%	[ ]	[ ]%	[ ]	[ ]%
24.00% - 24.99%	[ ]	[ ]%	[ ]	[ ]%
25.00% and greater	[ ]	[ ]%	[ ]	[ ]%

Total	[ ]	100.00%	$ [ ]	100.00%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Receivables by State

As of the [Statistical] Cut-off Date

State(1)	Number of Receivables	Percent of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance(1)
Alabama	[ ]	[ ]%	[ ]	[ ]%
Alaska	[ ]	[ ]%	[ ]	[ ]%
Arizona	[ ]	[ ]%	[ ]	[ ]%
Arkansas	[ ]	[ ]%	[ ]	[ ]%
California	[ ]	[ ]%	[ ]	[ ]%
Colorado	[ ]	[ ]%	[ ]	[ ]%
Connecticut	[ ]	[ ]%	[ ]	[ ]%
Delaware	[ ]	[ ]%	[ ]	[ ]%
District of Columbia	[ ]	[ ]%	[ ]	[ ]%
Florida	[ ]	[ ]%	[ ]	[ ]%
Georgia	[ ]	[ ]%	[ ]	[ ]%
Idaho	[ ]	[ ]%	[ ]	[ ]%
Illinois	[ ]	[ ]%	[ ]	[ ]%
Indiana	[ ]	[ ]%	[ ]	[ ]%
Iowa	[ ]	[ ]%	[ ]	[ ]%
Kansas	[ ]	[ ]%	[ ]	[ ]%
Kentucky	[ ]	[ ]%	[ ]	[ ]%
Louisiana	[ ]	[ ]%	[ ]	[ ]%
Maryland	[ ]	[ ]%	[ ]	[ ]%
Massachusetts	[ ]	[ ]%	[ ]	[ ]%
Michigan	[ ]	[ ]%	[ ]	[ ]%
Minnesota	[ ]	[ ]%	[ ]	[ ]%
Mississippi	[ ]	[ ]%	[ ]	[ ]%
Missouri	[ ]	[ ]%	[ ]	[ ]%
Montana	[ ]	[ ]%	[ ]	[ ]%
Nebraska	[ ]	[ ]%	[ ]	[ ]%
Nevada	[ ]	[ ]%	[ ]	[ ]%
New Hampshire	[ ]	[ ]%	[ ]	[ ]%
New Jersey	[ ]	[ ]%	[ ]	[ ]%
New Mexico	[ ]	[ ]%	[ ]	[ ]%
New York	[ ]	[ ]%	[ ]	[ ]%
North Carolina	[ ]	[ ]%	[ ]	[ ]%
North Dakota	[ ]	[ ]%	[ ]	[ ]%
Ohio	[ ]	[ ]%	[ ]	[ ]%
Oklahoma	[ ]	[ ]%	[ ]	[ ]%
Oregon	[ ]	[ ]%	[ ]	[ ]%
Pennsylvania	[ ]	[ ]%	[ ]	[ ]%
Rhode Island	[ ]	[ ]%	[ ]	[ ]%
South Carolina	[ ]	[ ]%	[ ]	[ ]%
South Dakota	[ ]	[ ]%	[ ]	[ ]%
Tennessee	[ ]	[ ]%	[ ]	[ ]%
Texas	[ ]	[ ]%	[ ]	[ ]%
Utah	[ ]	[ ]%	[ ]	[ ]%
Vermont	[ ]	[ ]%	[ ]	[ ]%
Virginia	[ ]	[ ]%	[ ]	[ ]%
Washington	[ ]	[ ]%	[ ]	[ ]%
West Virginia	[ ]	[ ]%	[ ]	[ ]%
Wisconsin	[ ]	[ ]%	[ ]	[ ]%
Wyoming	[ ]	[ ]%	[ ]	[ ]%

Total	[ ]	100.00%	$ [ ]	100.00%

(1)	Based on the billing address of the obligor of the related receivable.
(2)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by Original Term

As of the [Statistical] Cut-off Date

Original Term (months)	Number of Receivables		Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance	Weighted Average Seasoning
1 – 12	[	]	[ ]	[ ]	[ ]	[ ]
13 – 24	[	]	[ ]	[ ]	[ ]	[ ]
25 – 36	[	]	[ ]	[ ]	[ ]	[ ]
37 – 48	[	]	[ ]	[ ]	[ ]	[ ]
49 – 60	[	]	[ ]	[ ]	[ ]	[ ]
61 – 66	[	]	[ ]	[ ]	[ ]	[ ]
67 – 72	[	]	[ ]	[ ]	[ ]	[ ]
73 – 84	[	]	[ ]	[ ]	[ ]	[ ]
Total	[	]	[ ]%	$ [ ]	100.00%	[ ]

Distribution of the Receivables by Remaining Term to Scheduled Maturity

As of the [Statistical] Cut-off Date

Scheduled Remaining Term (months)	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance
1 – 12	[ ]	[ ]	[ ]	[ ]
13 – 24	[ ]	[ ]	[ ]	[ ]
25 – 36	[ ]	[ ]	[ ]	[ ]
37 – 48	[ ]	[ ]	[ ]	[ ]
49 – 60	[ ]	[ ]	[ ]	[ ]
61 – 66	[ ]	[ ]	[ ]	[ ]
67 – 72	[ ]	[ ]	[ ]	[ ]
Total	[ ]	100.00%	$ [ ]	100.00%

Distribution of the Receivables by Original Amount Financed

As of the [Statistical] Cut-off Date

Original Principal Balance	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance
0.01 - 5,000.00	[ ]	[ ]	[ ]	[ ]
5,000.01 - 10,000.00	[ ]	[ ]	[ ]	[ ]
10,000.01 - 15,000.00	[ ]	[ ]	[ ]	[ ]
15,000.01 - 20,000.00	[ ]	[ ]	[ ]	[ ]
20,000.01 - 25,000.00	[ ]	[ ]	[ ]	[ ]
25,000.01 - 30,000.00	[ ]	[ ]	[ ]	[ ]
30,000.01 - 35,000.00	[ ]	[ ]	[ ]	[ ]
35,000.01 - 40,000.00	[ ]	[ ]	[ ]	[ ]
40,000.01 - 45,000.00	[ ]	[ ]	[ ]	[ ]
45,000.01 - 50,000.00	[ ]	[ ]	[ ]	[ ]
50,000.01 - 55,000.00	[ ]	[ ]	[ ]	[ ]
55,000.01 - 60,000.00	[ ]	[ ]	[ ]	[ ]
60,000.01 - 65,000.00	[ ]	[ ]	[ ]	[ ]
65,000.01 - 70,000.00	[ ]	[ ]	[ ]	[ ]
70,000.01 - 75,000.00	[ ]	[ ]	[ ]	[ ]
75,000.01 - 80,000.00	[ ]	[ ]	[ ]	[ ]
Total:	[ ]	100.00%	$ [ ]	100.00%

Distribution of the Receivables by Current Principal Balance

As of the [Statistical] Cut-off Date

Current Principal Balance	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance
0.01 - 5,000.00	[ ]	[ ]	[ ]	[ ]
5,000.01 - 10,000.00	[ ]	[ ]	[ ]	[ ]
10,000.01 - 15,000.00	[ ]	[ ]	[ ]	[ ]
15,000.01 - 20,000.00	[ ]	[ ]	[ ]	[ ]
20,000.01 - 25,000.00	[ ]	[ ]	[ ]	[ ]
25,000.01 - 30,000.00	[ ]	[ ]	[ ]	[ ]
30,000.01 - 35,000.00	[ ]	[ ]	[ ]	[ ]
35,000.01 - 40,000.00	[ ]	[ ]	[ ]	[ ]
40,000.01 - 45,000.00	[ ]	[ ]	[ ]	[ ]
45,000.01 - 50,000.00	[ ]	[ ]	[ ]	[ ]
50,000.01 - 55,000.00	[ ]	[ ]	[ ]	[ ]
55,000.01 - 60,000.00	[ ]	[ ]	[ ]	[ ]
60,000.01 - 65,000.00	[ ]	[ ]	[ ]	[ ]
65,000.01 - 70,000.00	[ ]	[ ]	[ ]	[ ]
70,000.01 - 75,000.00	[ ]	[ ]	[ ]	[ ]
75,000.01 - 80,000.00	[ ]	[ ]	[ ]	[ ]
Total:	[ ]	100.00%	$ [ ]	100.00%

Distribution of the Receivables by Vehicle Make

As of the [Statistical] Cut-off Date

Vehicle Make	Number of Receivables	Percentage of Number of Receivables	Aggregate Cut-off Date Balance	Percentage of Cut-off Date Balance
Chevrolet	[ ]	[ ]	[ ]	[ ]
Ford	[ ]	[ ]	[ ]	[ ]
Toyota	[ ]	[ ]	[ ]	[ ]
Honda	[ ]	[ ]	[ ]	[ ]
Nissan	[ ]	[ ]	[ ]	[ ]
Mercedes Benz	[ ]	[ ]	[ ]	[ ]
GMC	[ ]	[ ]	[ ]	[ ]
Dodge	[ ]	[ ]	[ ]	[ ]
Lexus	[ ]	[ ]	[ ]	[ ]
Infiniti	[ ]	[ ]	[ ]	[ ]
Other(1)	[ ]	[ ]	[ ]	[ ]
Total:	[ ]	100.00%	$ [ ]	100.00%

(1)	“Other” represents those vehicle makes which individually comprise less than 1.00% of the total aggregate principal balance of the receivables.

Distribution of the Pool of Receivables By Original Mileage

As of the [Statistical] Cut-off Date

Original Mileage	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 5,000	[___]	[___]%	$[___]	[___]%
5,001 - 10,000	[___]	[___]	[___]	[___]
10,001 - 15,000	[___]	[___]	[___]	[___]
15,001 - 20,000	[___]	[___]	[___]	[___]
20,001 - 25,000	[___]	[___]	[___]	[___]
25,001 - 30,000	[___]	[___]	[___]	[___]
30,001 - 35,000	[___]	[___]	[___]	[___]
35,001 - 40,000	[___]	[___]	[___]	[___]
40,001 - 45,000	[___]	[___]	[___]	[___]
45,001 - 50,000	[___]	[___]	[___]	[___]
50,001 - 55,000	[___]	[___]	[___]	[___]
55,001 - 60,000	[___]	[___]	[___]	[___]
60,001 - 65,000	[___]	[___]	[___]	[___]
65,001 - 70,000	[___]	[___]	[___]	[___]
70,001 - 75,000	[___]	[___]	[___]	[___]
75,001 - 80,000	[___]	[___]	[___]	[___]
80,001 - 85,000	[___]	[___]	[___]	[___]
85,001 - 90,000	[___]	[___]	[___]	[___]
90,001 and greater	[___]	[___]	[___]	[___]

Total	[___]	100.00%	$[___]	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

[Insert description of any economic or other factors specific to any state or region where 10% or more of the receivables are located which may materially impact the pool assets or pool asset fund.]

[Insert description of any economic or other factors specific to that concentration that may materially impact the receivables or transaction cash flows.]

Delinquencies, Repossessions and Net Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to (i) all receivables originated by SCUSA and (ii) certain receivables serviced by SCUSA [which were classified at origination in the “sub-prime” category. SCUSA’s classification of receivables in the “sub-prime” category of receivables is based on a number of factors and changes from time to time. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.]

The information in the following tables includes the experience with respect to all [“sub-prime” category receivables] originated by SCUSA and serviced by SCUSA as of each respective date or during each listed period. [The information in the following tables does [not] include the experience with respect to any receivables originated by [            ].] [Although each originator originates and SCUSA services receivables classified at origination in the “prime” category, this segment of the SCUSA’s portfolio is excluded from the following delinquency and credit loss experience tables.] The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool[, and do not include delinquency and credit loss experience for receivables originated over the Internet other than for [            ].] As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

Delinquency Experience

As of December 31,
	2009		2008		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Principal Amount of Receivables Outstanding	$ [ ]		$ [ ]		$ [ ]		$ [ ]		$ [ ]
Delinquencies(1)(2)
30-59 days	$ [ ]	[ ]%	$[ ]	[ ]%	$[ ]	[ ]%	$ [ ]	[ ]%	$ [ ]	[ ]%
60-89 days	[ ]	[ ]%	[ ]	[ ]%	[ ]	[ ]%	[ ]	[ ]%	[ ]	[ ]%
90 days & over	[ ]	[ ]%	[ ]	[ ]%	[ ]	[ ]%	[ ]	[ ]%	[ ]	[ ]%

Total 30+ Delinquencies(3)	$ [ ]	[ ]%	$ [ ]	[ ]%	$ [ ]	[ ]%	$ [ ]	[ ]%	$ [ ]	[ ]%

(1)

[The servicer considers a contract delinquent when an obligor fails to make at least 50% of the scheduled payment by the due date; however, a contract is not considered current if the obligor makes partial payments on two consecutive due dates. The period of delinquency is based on the number of days payments are contractually past due.]

(2)	[Delinquencies include repossessions on hand.]
(3)	[The sum of the delinquencies may not equal the Total 30+ Delinquencies due to rounding.]

Credit Loss Experience

For the year ended December 31,
	2009	2008	2007	2006	2005
Number of Receivables Outstanding	[ ]	[ ]	[ ]	[ ]	[ ]
Average Number of Receivables Outstanding(1)	[ ]	[ ]	[ ]	[ ]	[ ]
Number of Receivables Repossessed	[ ]	[ ]	[ ]	[ ]	[ ]
Number of Receivables Repossessed as a Percentage of Average Number of Receivables Outstanding(2)	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Average Principal Balance Outstanding(1)	$ [ ]	$ [ ]	$ [ ]	$ [ ]	$ [ ]
Net Dollar Loss	$ [ ]	$ [ ]	$ [ ]	$ [ ]	$ [ ]
Net Dollar Loss as a Percentage of Average Principal Balance Outstanding	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

(1)	Averages are calculated based on beginning and end of period balances.
(2)	Percentages reflected for three month periods ended [ ] and [ ] are annualized figures.

In addition to the payment and other characteristics of a pool of receivables, delinquencies, repossessions and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “The Transaction Documents” in the accompanying prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the [Statistical] Pool of Receivables

The following table sets forth the delinquency experience regarding the [statistical] pool of receivables. The servicer considers a receivable delinquent when an obligor fails to make at least 50% of the scheduled payment by the due date. However, a receivable is not considered current if the obligor makes partial payments on two consecutive due dates. The period of delinquency is based on the number of days payments are contractually past due. As of the [statistical] cut-off date, none of the receivables in the [statistical] pool were delinquent by 30 days or more.

Historical Delinquency Status	Number of Receivables	Percent of Total Number of Receivables	Outstanding Principal Balance	Percent of Total Outstanding Principal Balance
Delinquent no more than once for 31-60 days(1)
Delinquent more than once for 31-60 days but never for 61 days or more
Delinquent at least once for 61 days or more

(1)	Delinquent no more than once for 31-60 days represent accounts that were delinquent 1 time but never exceeded 60 days past due.

Information About Certain Previous Securitizations

The Internet web site found at [www.santanderconsumerusa.com/investors/static_pool.aspx], which we refer to as the “static pool website,” sets forth in tabular format static pool information regarding delinquencies, cumulative losses and prepayments for securitized pools of receivables originated by SCUSA, including as successor to Drive FS. This static pool information is presented for the securitized pool in each prior securitization sponsored by SCUSA, including as successor to Drive FS, during at least the last five years. The term “securitized pool” refers to the securitized pool of contracts as of the related cut-off date. The characteristics of each receivable pool described above are based on the securitized pool of receivables as of the related cut-off date. The characteristics of the actual securitized pool may vary somewhat from the characteristics of the receivables in the statistical pool.

The characteristics of receivables included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior receivables securitization transactions sponsored by SCUSA, including as successor to Drive FS, will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

The static pool website includes the following summary information for each of the actual securitized pools:

•	number of pool assets;

•	original pool balance;

•	average initial loan balance;

•	weighted average interest rate;

•	weighted average original term;

•	weighted average remaining term;

•	minimum Credit Bureau Score, maximum Credit Bureau Score and weighted average Credit Bureau Score;

•	product type (new/used);

•	distribution of receivables by interest rate; and

•	geographic distribution of receivables.

The information on the static pool website will be unrestricted as to access and free of charge. The information described above will remain on the static pool website for a period of not less than five years from the date of this prospectus supplement. If a subsequent update or change is made to that information, the date of that update or change will be clearly indicated on the static pool website.

Information on the static pool website relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement, the prospectus or the registration statement to which this prospectus supplement relates.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding the receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, SCUSA identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by SCUSA senior management to ensure the accuracy of such descriptions. SCUSA also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. SCUSA officers also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, SCUSA employees performed a review of the Rule 193 Information to confirm that the receivables in the pool satisfied the criteria set forth in the second paragraph under “The Receivables Pool” in this prospectus supplement. Statistical information relating to the receivables was recalculated using data tapes containing information from SCUSA’s information systems, which includes databases containing certain attributes of the receivables, as well as originations data. The review of Rule 193 Information relating to credit approvals and exceptions to credit policies consisted of the application of SCUSA’s internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding and data systems to ensure accuracy of data and that previously originated receivables complied with underwriting guidelines. In addition, [            ] receivable files were randomly selected in order to compare certain receivable characteristics selected by the depositor to the applicable information on the data tapes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Repurchases and Replacements

[No assets securitized by SCUSA were the subject of a demand to repurchase or replace for breach of the representations and warranties during the period from [            ], 20[    ] to [            ], 20[    ].] [The following table

provides information regarding the demand, repurchase and replacement history with respect to receivables securitized by SCUSA during the period from [            ], 20[    ] to [            ], 20[    ].]

Name of Issuing Entity	Check if Registered	Name of Originator	Total Receivables in ABS by Originator			Receivables that Were Subject of Demand			Receivables That Were Repurchased or Replaced			Receivables Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
Santander Drive Auto Receivables Trust 20[ ]-[ ]	#	Originator 1	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%
Santander Drive Auto Receivables Trust 20[ ]-[ ]	#	Originator 2	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%

Please refer to the Form ABS-15G filed by SCUSA on [            ], 20[    ] for additional information. The CIK number of SCUSA is 0001540151.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal balances of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate, and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds [ ] pools of receivables with the following characteristics:

Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$ [ ]	[ ]%	[ ]	[ ]	[ ]
2	$ [ ]	[ ]%	[ ]	[ ]	[ ]
3	$ [ ]	[ ]%	[ ]	[ ]	[ ]
4	$ [ ]	[ ]%	[ ]	[ ]	[ ]
5	$ [ ]	[ ]%	[ ]	[ ]	[ ]
6	$ [ ]	[ ]%	[ ]	[ ]	[ ]
7	$ [ ]	[ ]%	[ ]	[ ]	[ ]
8	$ [ ]	[ ]%	[ ]	[ ]	[ ]
9	$ [ ]	[ ]%	[ ]	[ ]	[ ]
10	$ [ ]	[ ]%	[ ]	[ ]	[ ]

Total	$ [ ]

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•

interest accrues on the notes at the following coupon rates: Class A-1 notes, [        ]%; Class A-2 notes, [        ]%; Class A-3 notes, [        ]%, Class A-4 notes, LIBOR + [        ]% [and, Class B notes, [        ]% , [        ]%] [and Class C notes, [        ]%];

•	each scheduled payment on the receivables is made on the last day of each month and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the initial Note Balances set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing [ ] 15, 20[ ], and on the [ ] calendar day of each subsequent month whether or not that day is a business day;

•	the notes are purchased on the closing date of [ ], 20[ ];

•	the servicing fee will be [ ]% per annum;

•	the Class A-1 notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class A-2 notes, the Class A-3 notes, the Class A-4 notes [and the Class B notes] [and the Class C notes] will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity;

[•	$[ ] will be deposited in the pre-funding account on the closing date;] and

[•	all of the funds in the pre-funding account are used to purchase additional receivables].

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial Note Balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.50%		1.00%		1.70%		2.50%
Closing	[	]	[	]	[	]	[	]
April-10	[	]	[	]	[	]	[	]
May-10	[	]	[	]	[	]	[	]
June-10	[	]	[	]	[	]	[	]
July-10	[	]	[	]	[	]	[	]
August-10	[	]	[	]	[	]	[	]
September-10	[	]	[	]	[	]	[	]
October-10	[	]	[	]	[	]	[	]
November-10	[	]	[	]	[	]	[	]
December-10	[	]	[	]	[	]	[	]
January-11	[	]	[	]	[	]	[	]
February-11	[	]	[	]	[	]	[	]
March-11	[	]	[	]	[	]	[	]
April-11	[	]	[	]	[	]	[	]
May-11	[	]	[	]	[	]	[	]
June-11	[	]	[	]	[	]	[	]
July-11	[	]	[	]	[	]	[	]
August-11	[	]	[	]	[	]	[	]
September-11	[	]	[	]	[	]	[	]
October-11	[	]	[	]	[	]	[	]
November-11	[	]	[	]	[	]	[	]
December-11	[	]	[	]	[	]	[	]
January-12	[	]	[	]	[	]	[	]
February-12	[	]	[	]	[	]	[	]
March-12	[	]	[	]	[	]	[	]
April-12	[	]	[	]	[	]	[	]
May-12	[	]	[	]	[	]	[	]
June-12	[	]	[	]	[	]	[	]
July-12	[	]	[	]	[	]	[	]
August-12	[	]	[	]	[	]	[	]
September-12	[	]	[	]	[	]	[	]
October-12	[	]	[	]	[	]	[	]
November-12	[	]	[	]	[	]	[	]
December-12	[	]	[	]	[	]	[	]
January-13	[	]	[	]	[	]	[	]
February-13	[	]	[	]	[	]	[	]
March-13	[	]	[	]	[	]	[	]
April-13	[	]	[	]	[	]	[	]
May-13	[	]	[	]	[	]	[	]
June-13	[	]	[	]	[	]	[	]
July-13	[	]	[	]	[	]	[	]
August-13	[	]	[	]	[	]	[	]
September-13	[	]	[	]	[	]	[	]
October-13	[	]	[	]	[	]	[	]
November-13	[	]	[	]	[	]	[	]
December-13	[	]	[	]	[	]	[	]
January-14	[	]	[	]	[	]	[	]
February-14	[	]	[	]	[	]	[	]
March-14	[	]	[	]	[	]	[	]
April-14	[	]	[	]	[	]	[	]
May-14	[	]	[	]	[	]	[	]
June-14	[	]	[	]	[	]	[	]

July-14	[	]	[	]	[	]	[	]
August-14	[	]	[	]	[	]	[	]
September-14	[	]	[	]	[	]	[	]
October-14	[	]	[	]	[	]	[	]
November-14	[	]	[	]	[	]	[	]
December-14	[	]	[	]	[	]	[	]
January-15	[	]	[	]	[	]	[	]
February-15	[	]	[	]	[	]	[	]
March-15	[	]	[	]	[	]	[	]

Weighted Average Life (Years) to Call	[	]	[	]	[	]	[	]
Weighted Average Life (Years) to Maturity	[	]	[	]	[	]	[	]

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	0.50%		1.00%		1.70%		2.50%
Closing	[	]	[	]	[	]	[	]
April-10	[	]	[	]	[	]	[	]
May-10	[	]	[	]	[	]	[	]
June-10	[	]	[	]	[	]	[	]
July-10	[	]	[	]	[	]	[	]
August-10	[	]	[	]	[	]	[	]
September-10	[	]	[	]	[	]	[	]
October-10	[	]	[	]	[	]	[	]
November-10	[	]	[	]	[	]	[	]
December-10	[	]	[	]	[	]	[	]
January-11	[	]	[	]	[	]	[	]
February-11	[	]	[	]	[	]	[	]
March-11	[	]	[	]	[	]	[	]
April-11	[	]	[	]	[	]	[	]
May-11	[	]	[	]	[	]	[	]
June-11	[	]	[	]	[	]	[	]
July-11	[	]	[	]	[	]	[	]
August-11	[	]	[	]	[	]	[	]
September-11	[	]	[	]	[	]	[	]
October-11	[	]	[	]	[	]	[	]
November-11	[	]	[	]	[	]	[	]
December-11	[	]	[	]	[	]	[	]
January-12	[	]	[	]	[	]	[	]
February-12	[	]	[	]	[	]	[	]
March-12	[	]	[	]	[	]	[	]
April-12	[	]	[	]	[	]	[	]
May-12	[	]	[	]	[	]	[	]
June-12	[	]	[	]	[	]	[	]
July-12	[	]	[	]	[	]	[	]
August-12	[	]	[	]	[	]	[	]
September-12	[	]	[	]	[	]	[	]
October-12	[	]	[	]	[	]	[	]
November-12	[	]	[	]	[	]	[	]
December-12	[	]	[	]	[	]	[	]
January-13	[	]	[	]	[	]	[	]
February-13	[	]	[	]	[	]	[	]
March-13	[	]	[	]	[	]	[	]
April-13	[	]	[	]	[	]	[	]
May-13	[	]	[	]	[	]	[	]
June-13	[	]	[	]	[	]	[	]
July-13	[	]	[	]	[	]	[	]
August-13	[	]	[	]	[	]	[	]
September-13	[	]	[	]	[	]	[	]
October-13	[	]	[	]	[	]	[	]
November-13	[	]	[	]	[	]	[	]
December-13	[	]	[	]	[	]	[	]
January-14	[	]	[	]	[	]	[	]
February-14	[	]	[	]	[	]	[	]
March-14	[	]	[	]	[	]	[	]
April-14	[	]	[	]	[	]	[	]
May-14	[	]	[	]	[	]	[	]
June-14	[	]	[	]	[	]	[	]

July-14	[	]	[	]	[	]	[	]
August-14	[	]	[	]	[	]	[	]
September-14	[	]	[	]	[	]	[	]
October-14	[	]	[	]	[	]	[	]
November-14	[	]	[	]	[	]	[	]
December-14	[	]	[	]	[	]	[	]
January-15	[	]	[	]	[	]	[	]
February-15	[	]	[	]	[	]	[	]
March-15	[	]	[	]	[	]	[	]

Weighted Average Life (Years) to Call	[	]	[	]	[	]	[	]
Weighted Average Life (Years) to Maturity	[	]	[	]	[	]	[	]

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	0.50%		1.00%		1.70%		2.50%
Closing	[	]	[	]	[	]	[	]
April-10	[	]	[	]	[	]	[	]
May-10	[	]	[	]	[	]	[	]
June-10	[	]	[	]	[	]	[	]
July-10	[	]	[	]	[	]	[	]
August-10	[	]	[	]	[	]	[	]
September-10	[	]	[	]	[	]	[	]
October-10	[	]	[	]	[	]	[	]
November-10	[	]	[	]	[	]	[	]
December-10	[	]	[	]	[	]	[	]
January-11	[	]	[	]	[	]	[	]
February-11	[	]	[	]	[	]	[	]
March-11	[	]	[	]	[	]	[	]
April-11	[	]	[	]	[	]	[	]
May-11	[	]	[	]	[	]	[	]
June-11	[	]	[	]	[	]	[	]
July-11	[	]	[	]	[	]	[	]
August-11	[	]	[	]	[	]	[	]
September-11	[	]	[	]	[	]	[	]
October-11	[	]	[	]	[	]	[	]
November-11	[	]	[	]	[	]	[	]
December-11	[	]	[	]	[	]	[	]
January-12	[	]	[	]	[	]	[	]
February-12	[	]	[	]	[	]	[	]
March-12	[	]	[	]	[	]	[	]
April-12	[	]	[	]	[	]	[	]
May-12	[	]	[	]	[	]	[	]
June-12	[	]	[	]	[	]	[	]
July-12	[	]	[	]	[	]	[	]
August-12	[	]	[	]	[	]	[	]
September-12	[	]	[	]	[	]	[	]
October-12	[	]	[	]	[	]	[	]
November-12	[	]	[	]	[	]	[	]
December-12	[	]	[	]	[	]	[	]
January-13	[	]	[	]	[	]	[	]
February-13	[	]	[	]	[	]	[	]
March-13	[	]	[	]	[	]	[	]
April-13	[	]	[	]	[	]	[	]
May-13	[	]	[	]	[	]	[	]
June-13	[	]	[	]	[	]	[	]
July-13	[	]	[	]	[	]	[	]
August-13	[	]	[	]	[	]	[	]
September-13	[	]	[	]	[	]	[	]
October-13	[	]	[	]	[	]	[	]
November-13	[	]	[	]	[	]	[	]
December-13	[	]	[	]	[	]	[	]
January-14	[	]	[	]	[	]	[	]
February-14	[	]	[	]	[	]	[	]
March-14	[	]	[	]	[	]	[	]
April-14	[	]	[	]	[	]	[	]
May-14	[	]	[	]	[	]	[	]
June-14	[	]	[	]	[	]	[	]

July-14	[	]	[	]	[	]	[	]
August-14	[	]	[	]	[	]	[	]
September-14	[	]	[	]	[	]	[	]
October-14	[	]	[	]	[	]	[	]
November-14	[	]	[	]	[	]	[	]
December-14	[	]	[	]	[	]	[	]
January-15	[	]	[	]	[	]	[	]
February-15	[	]	[	]	[	]	[	]
March-15	[	]	[	]	[	]	[	]

Weighted Average Life (Years) to Call	[	]	[	]	[	]	[	]
Weighted Average Life (Years) to Maturity	[	]	[	]	[	]	[	]

Percent of the Initial Note Balance at Various ABS Percentages

Class A-4 Notes

Payment Date	0.50%		1.00%		1.70%		2.50%
Closing	[	]	[	]	[	]	[	]
April-10	[	]	[	]	[	]	[	]
May-10	[	]	[	]	[	]	[	]
June-10	[	]	[	]	[	]	[	]
July-10	[	]	[	]	[	]	[	]
August-10	[	]	[	]	[	]	[	]
September-10	[	]	[	]	[	]	[	]
October-10	[	]	[	]	[	]	[	]
November-10	[	]	[	]	[	]	[	]
December-10	[	]	[	]	[	]	[	]
January-11	[	]	[	]	[	]	[	]
February-11	[	]	[	]	[	]	[	]
March-11	[	]	[	]	[	]	[	]
April-11	[	]	[	]	[	]	[	]
May-11	[	]	[	]	[	]	[	]
June-11	[	]	[	]	[	]	[	]
July-11	[	]	[	]	[	]	[	]
August-11	[	]	[	]	[	]	[	]
September-11	[	]	[	]	[	]	[	]
October-11	[	]	[	]	[	]	[	]
November-11	[	]	[	]	[	]	[	]
December-11	[	]	[	]	[	]	[	]
January-12	[	]	[	]	[	]	[	]
February-12	[	]	[	]	[	]	[	]
March-12	[	]	[	]	[	]	[	]
April-12	[	]	[	]	[	]	[	]
May-12	[	]	[	]	[	]	[	]
June-12	[	]	[	]	[	]	[	]
July-12	[	]	[	]	[	]	[	]
August-12	[	]	[	]	[	]	[	]
September-12	[	]	[	]	[	]	[	]
October-12	[	]	[	]	[	]	[	]
November-12	[	]	[	]	[	]	[	]
December-12	[	]	[	]	[	]	[	]
January-13	[	]	[	]	[	]	[	]
February-13	[	]	[	]	[	]	[	]
March-13	[	]	[	]	[	]	[	]
April-13	[	]	[	]	[	]	[	]
May-13	[	]	[	]	[	]	[	]
June-13	[	]	[	]	[	]	[	]
July-13	[	]	[	]	[	]	[	]
August-13	[	]	[	]	[	]	[	]
September-13	[	]	[	]	[	]	[	]
October-13	[	]	[	]	[	]	[	]
November-13	[	]	[	]	[	]	[	]
December-13	[	]	[	]	[	]	[	]
January-14	[	]	[	]	[	]	[	]
February-14	[	]	[	]	[	]	[	]
March-14	[	]	[	]	[	]	[	]
April-14	[	]	[	]	[	]	[	]
May-14	[	]	[	]	[	]	[	]
June-14	[	]	[	]	[	]	[	]

July-14	[	]	[	]	[	]	[	]
August-14	[	]	[	]	[	]	[	]
September-14	[	]	[	]	[	]	[	]
October-14	[	]	[	]	[	]	[	]
November-14	[	]	[	]	[	]	[	]
December-14	[	]	[	]	[	]	[	]
January-15	[	]	[	]	[	]	[	]
February-15	[	]	[	]	[	]	[	]
March-15	[	]	[	]	[	]	[	]

Weighted Average Life (Years) to Call	[	]	[	]	[	]	[	]
Weighted Average Life (Years) to Maturity	[	]	[	]	[	]	[	]

[Percent of the Initial Note Balance at Various ABS Percentages]

[Class B Notes]

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing	[ ]	[ ]	[ ]	[ ]
April-10	[ ]	[ ]	[ ]	[ ]
May-10	[ ]	[ ]	[ ]	[ ]
June-10	[ ]	[ ]	[ ]	[ ]
July-10	[ ]	[ ]	[ ]	[ ]
August-10	[ ]	[ ]	[ ]	[ ]
September-10	[ ]	[ ]	[ ]	[ ]
October-10	[ ]	[ ]	[ ]	[ ]
November-10	[ ]	[ ]	[ ]	[ ]
December-10	[ ]	[ ]	[ ]	[ ]
January-11	[ ]	[ ]	[ ]	[ ]
February-11	[ ]	[ ]	[ ]	[ ]
March-11	[ ]	[ ]	[ ]	[ ]
April-11	[ ]	[ ]	[ ]	[ ]
May-11	[ ]	[ ]	[ ]	[ ]
June-11	[ ]	[ ]	[ ]	[ ]
July-11	[ ]	[ ]	[ ]	[ ]
August-11	[ ]	[ ]	[ ]	[ ]
September-11	[ ]	[ ]	[ ]	[ ]
October-11	[ ]	[ ]	[ ]	[ ]
November-11	[ ]	[ ]	[ ]	[ ]
December-11	[ ]	[ ]	[ ]	[ ]
January-12	[ ]	[ ]	[ ]	[ ]
February-12	[ ]	[ ]	[ ]	[ ]
March-12	[ ]	[ ]	[ ]	[ ]
April-12	[ ]	[ ]	[ ]	[ ]
May-12	[ ]	[ ]	[ ]	[ ]
June-12	[ ]	[ ]	[ ]	[ ]
July-12	[ ]	[ ]	[ ]	[ ]
August-12	[ ]	[ ]	[ ]	[ ]
September-12	[ ]	[ ]	[ ]	[ ]
October-12	[ ]	[ ]	[ ]	[ ]
November-12	[ ]	[ ]	[ ]	[ ]
December-12	[ ]	[ ]	[ ]	[ ]
January-13	[ ]	[ ]	[ ]	[ ]
February-13	[ ]	[ ]	[ ]	[ ]
March-13	[ ]	[ ]	[ ]	[ ]
April-13	[ ]	[ ]	[ ]	[ ]
May-13	[ ]	[ ]	[ ]	[ ]
June-13	[ ]	[ ]	[ ]	[ ]
July-13	[ ]	[ ]	[ ]	[ ]
August-13	[ ]	[ ]	[ ]	[ ]
September-13	[ ]	[ ]	[ ]	[ ]
October-13	[ ]	[ ]	[ ]	[ ]
November-13	[ ]	[ ]	[ ]	[ ]
December-13	[ ]	[ ]	[ ]	[ ]
January-14	[ ]	[ ]	[ ]	[ ]
February-14	[ ]	[ ]	[ ]	[ ]
March-14	[ ]	[ ]	[ ]	[ ]
April-14	[ ]	[ ]	[ ]	[ ]
May-14	[ ]	[ ]	[ ]	[ ]
June-14	[ ]	[ ]	[ ]	[ ]

July-14	[	]	[	]	[	]	[	]
August-14	[	]	[	]	[	]	[	]
September-14	[	]	[	]	[	]	[	]
October-14	[	]	[	]	[	]	[	]
November-14	[	]	[	]	[	]	[	]
December-14	[	]	[	]	[	]	[	]
January-15	[	]	[	]	[	]	[	]
February-15	[	]	[	]	[	]	[	]
March-15	[	]	[	]	[	]	[	]

Weighted Average Life (Years) to Call	[	]	[	]	[	]	[	]
Weighted Average Life (Years) to Maturity	[	]	[	]	[	]	[	]

[Percent of the Initial Note Balance at Various ABS Percentages]

[Class C Notes]

Payment Date	0.50%		1.00%		1.70%		2.50%
Closing	[	]	[	]	[	]	[	]
April-10	[	]	[	]	[	]	[	]
May-10	[	]	[	]	[	]	[	]
June-10	[	]	[	]	[	]	[	]
July-10	[	]	[	]	[	]	[	]
August-10	[	]	[	]	[	]	[	]
September-10	[	]	[	]	[	]	[	]
October-10	[	]	[	]	[	]	[	]
November-10	[	]	[	]	[	]	[	]
December-10	[	]	[	]	[	]	[	]
January-11	[	]	[	]	[	]	[	]
February-11	[	]	[	]	[	]	[	]
March-11	[	]	[	]	[	]	[	]
April-11	[	]	[	]	[	]	[	]
May-11	[	]	[	]	[	]	[	]
June-11	[	]	[	]	[	]	[	]
July-11	[	]	[	]	[	]	[	]
August-11	[	]	[	]	[	]	[	]
September-11	[	]	[	]	[	]	[	]
October-11	[	]	[	]	[	]	[	]
November-11	[	]	[	]	[	]	[	]
December-11	[	]	[	]	[	]	[	]
January-12	[	]	[	]	[	]	[	]
February-12	[	]	[	]	[	]	[	]
March-12	[	]	[	]	[	]	[	]
April-12	[	]	[	]	[	]	[	]
May-12	[	]	[	]	[	]	[	]
June-12	[	]	[	]	[	]	[	]
July-12	[	]	[	]	[	]	[	]
August-12	[	]	[	]	[	]	[	]
September-12	[	]	[	]	[	]	[	]
October-12	[	]	[	]	[	]	[	]
November-12	[	]	[	]	[	]	[	]
December-12	[	]	[	]	[	]	[	]
January-13	[	]	[	]	[	]	[	]
February-13	[	]	[	]	[	]	[	]
March-13	[	]	[	]	[	]	[	]
April-13	[	]	[	]	[	]	[	]
May-13	[	]	[	]	[	]	[	]
June-13	[	]	[	]	[	]	[	]
July-13	[	]	[	]	[	]	[	]
August-13	[	]	[	]	[	]	[	]
September-13	[	]	[	]	[	]	[	]
October-13	[	]	[	]	[	]	[	]
November-13	[	]	[	]	[	]	[	]
December-13	[	]	[	]	[	]	[	]
January-14	[	]	[	]	[	]	[	]
February-14	[	]	[	]	[	]	[	]
March-14	[	]	[	]	[	]	[	]
April-14	[	]	[	]	[	]	[	]
May-14	[	]	[	]	[	]	[	]
June-14	[	]	[	]	[	]	[	]

July-14	[	]	[	]	[	]	[	]
August-14	[	]	[	]	[	]	[	]
September-14	[	]	[	]	[	]	[	]
October-14	[	]	[	]	[	]	[	]
November-14	[	]	[	]	[	]	[	]
December-14	[	]	[	]	[	]	[	]
January-15	[	]	[	]	[	]	[	]
February-15	[	]	[	]	[	]	[	]
March-15	[	]	[	]	[	]	[	]

Weighted Average Life (Years) to Call	[	]	[	]	[	]	[	]
Weighted Average Life (Years) to Maturity	[	]	[	]	[	]	[	]

THE NOTES

The following information summarizes material provisions of the notes. The following summary supplements the description of the general terms and provisions of the notes of any given series set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders [and the swap counterparty]. We will file a copy of the indenture with the Securities and Exchange Commission (the “SEC”) concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the sale and servicing agreement. [        ] will be the indenture trustee. You may contact the indenture trustee at [        ], or by calling [        ].

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

All payments required to be made on the notes will be made monthly on each payment date, which will be the [ ] day of each month or, if that day is not a Business Day, then the next Business Day beginning [        ].

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the Business Day immediately preceding that payment date. For notes issued as definitive notes, the record date for any payment date or redemption date is the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. See “The Securities—Definitive Notes,” in the accompanying prospectus.

The initial Note Balance, interest rate and final scheduled payment date for each class of notes is set forth on the cover page to this prospectus supplement.

Distributions to the residual interestholder will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Transfer Agreements and the Administration Agreement – Priority of Payments” in this prospectus supplement.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $[100,000] and in integral multiples of $1,000 in excess thereof on or about the closing date in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.

Payments of Interest

Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be due and payable monthly on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate [(a) for the Class A-1 notes and the floating rate notes,] from and including the prior payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the following payment date [or (b) for each other class of notes, from and including the [ ] day of each calendar month preceding each payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the [ ] day of the following month].

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes [and the Class A-4 notes] will be calculated on the basis of actual days elapsed and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes [and the Class A-4 notes] will be the product of (i) the outstanding principal balance on the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date to but excluding the current payment date), divided by 360.

•

30/360. Interest on the Class A-2 notes, the Class A-3 notes, [the Class B notes] [and the Class C notes] will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes, the Class A-3 notes, [the Class A-4 notes] [, the Class B notes] [and the Class C notes] will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 [(or in the case of the first payment date, [__])], divided by 360.

•

Interest Accrual Periods. Interest will accrue on the Note Balance of each class of notes [(a) with respect to the Class A-1 notes and the Class A-4 notes,] from the prior payment date (after giving effect to all payments made on that date) (or in the case of the first payment date, the closing date) to but excluding the following payment date [or (b) with respect to the Class A-2 notes, the Class A-3 notes, [the Class B notes] [and the Class C notes] from the [ ] day of each calendar month (after giving effect to all payments made on that date) (or in the case of the first payment date, the closing date) to but excluding the [ ] day of the following month]. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

For notes in book-entry form, interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. For notes in definitive form, then interest on each note will be paid to noteholders of record of the notes as of the close of business on the last day of the calendar month preceding each payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes [of the Controlling Class] on any payment date that continues for a period of five Business Days or more, will result in an event of default. See “The Transfer Agreements and the Administration Agreement—Events of Default.”

Payments of Principal

On each payment date prior to the acceleration of the notes following an event of default, certain amounts will be applied to make principal payments sequentially to the Class A-1 noteholders until the Class A-1 notes are paid in full, to the Class A-2 noteholders until the Class A-2 notes are paid in full, to the Class A-3 noteholders until the Class A-3 notes are paid in full, to the Class A-4 noteholders until the Class A-4 notes are paid in full [, and then to the holders of the Class B notes until the Class B notes are paid in full] [, and then to the holders of the Class C notes until the Class C notes are paid in full], as set forth under “The Transfer Agreements and the Administration Agreement—Priority of Payments” below.

Failure to pay the Note Balance of any class of notes on its final scheduled payment date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to noteholders of all other remaining Class A notes on each payment date, based on the Note Balance of each class of such Class A notes, until the Class A notes have been paid in full. [Principal payments will then be made on the Class B notes until the Class B notes are paid in full] [and then to the Class C notes until the Class C notes are paid in full]. See “—Priorities of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus supplement.

To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the [ ] payment date;

•	for the Class A-2 notes, the [ ] payment date;

•	for the Class A-3 notes, the [ ] payment date;

•	for the Class A-4 notes, the [ ] payment date;

[•	for the Class B notes; the [ ] payment date; and]

[•	for the Class C notes, the [ ] payment date.]

Payments of Principal on each Payment Date

(other than Payment Dates after the Notes Have Been Accelerated

Following the Occurrence of an Event of Default)

[Interest Rate Swap Agreement]

[On the closing date, the issuing entity will enter into an “interest rate swap agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the floating interest rate risk on the [Class A-4 notes]. All terms of the interest rate swap agreement will be acceptable to each Hired Agency. The interest rate swap for the [Class A-4 notes] will have an initial notional amount equal to the initial Note Balance of the [Class A-4 notes] on the closing date and will decrease by the amount of any principal payments on the [Class

A-4 notes]. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the Note Balance of the [Class A-4 notes].

On each payment date the issuing entity will make and receive payments under the interest rate swap agreements calculated with respect to the preceding interest accrual period and exchanged on a net basis. The issuing entity will pay to the swap counterparty the amounts set forth below with respect to the related interest rate swap agreement, in each case on a notional amount equal to the outstanding principal balance of the related class of floating rate notes and the swap counterparty will pay to the issuing entity the following amounts on such notional amount:

Class [A-4] Notes	Amount Payable to Swap Counterparty	Amount Payable to Issuing Entity

In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate of [ ]% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum floating rate payment based on the interest rate of the [Class A-4 notes] times the same notional amount. Payments on the interest rate swap (other than Swap Termination Payments) will be exchanged on a net basis. The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders. A Net Swap Payment made by the issuing entity ranks higher in priority than all payments on the notes.

Among other things, an event of default under the interest rate swap agreement includes:

•	failure to make payments due under the interest rate swap agreement; or

•	the occurrence of certain bankruptcy events of the issuing entity or bankruptcy and insolvency events of the swap counterparty.

•	any breach of the interest rate swap agreement or related agreements by the swap counterparty;

•	failure to post collateral or return collateral pursuant to the terms of the credit support annex by the swap counterparty or the issuing entity (solely with respect to the return of collateral);

•	misrepresentation by the swap counterparty; or

•	merger by the swap counterparty without assumption of its obligations under the interest rate swap agreement.

Among other things, a termination event under the interest rate swap agreement includes:

•	illegality of the transactions contemplated by the interest rate swap agreement;

•	any commencement of the liquidation of the issuing entity property following an event of default under the indenture;

•

failure of the swap counterparty to provide the financial information required by Regulation AB and other requested information or to assign the interest rate swap agreement to an eligible counterparty that is able to provide the information;

•	certain tax events;

•

any amendment to the sale and servicing agreement or the indenture by the issuing entity that has a material and adverse affect on the swap counterparty without the prior written consent of the swap counterparty to the extent such consent is required under the related agreement;

•	a merger or consolidation of the swap counterparty into an entity with materially weaker creditworthiness; or

•

failure of the swap counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty maintains certain minimum credit ratings and, among other things:

•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee;

•	posts collateral; or

•	assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty that satisfies the eligibility criteria set forth in the interest rate swap agreement.

Upon the occurrence of any event of default or termination event specified in the interest rate swap agreement, the non-defaulting or non-affected party or, in some instances, the affected party or burdened party may elect to terminate the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under the interest rate swap agreement may be due to the swap counterparty by the issuing entity out of Available Funds. Any Swap Termination Payment that constitutes a Subordinated Swap Termination Payment will be subordinated to payments of principal of and interest on the notes and any Swap Termination Payment that constitutes a Senior Swap Termination Payment will be paid pro rata with interest on the Class A notes. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Swap Termination Payment owed to the swap counterparty, under the interest rate swap agreement to the extent not previously paid.]

[THE REVOLVING PERIOD]

[During the revolving period, noteholders [and certificateholders] will not receive principal payments. Instead, on each payment date during the revolving period, the issuing entity will seek to reinvest amounts that would otherwise be distributed as principal in additional receivables to be purchased from the depositor.

The issuing entity will purchase additional receivables meeting the eligibility requirements described in “The Receivables Pool.” The purchase price for each additional receivable will be [insert formula for determining purchase price].

The depositor will seek to purchase additional receivables from the originator, with a purchase price equal to the reinvestment amount, to the extent of available funds. The sponsor will seek to make receivables available to the depositor as additional receivables in an amount approximately equal to the amount of the available funds, but it is possible that the sponsor will not have sufficient additional receivables for this purpose. Any portion of available funds that is not used to purchase additional receivables on a payment date during the revolving period will be applied on subsequent payment dates in the revolving period to purchase additional receivables. Noteholders will be notified of the purchase of additional receivables on Form 10-D.

The amount of additional receivables will be determined by the amount of cash available from payments and prepayments on existing receivables. [There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial asset pool. Further, there are no requirements regarding minimum amounts of additional receivables that can be purchased during the revolving period.] [Insert the maximum amount of additional assets that may be acquired during the revolving period and the percentage of the asset pool that may be acquired during the revolving period, to the extent applicable, in accordance with Item 1103(a)(5) of Regulation AB.]

The revolving period consists of the collection periods beginning with the [            ] collection period and ending with the [            ] collection period and the related payment dates. Reinvestments in additional receivables will be made on each payment date related to those collection periods. The revolving period will terminate sooner if an early amortization event occurs in one of those collection periods, in which case the amortization period will begin and no reinvestment in additional receivables will be made on the related payment date. During the amortization period, noteholders will be entitled to receive principal payments in accordance with the priorities set forth in “The Transfer Agreements and the Administration Agreement—Priority of Payments.”]

An “early amortization event” will occur if:

•	[the amount on deposit in the reserve account is less than the Specified Reserve Account Balance for two consecutive months;

•	an event of default occurs as described under “The Transfer Agreements and the Administration Agreement—Events of Default” in this prospectus supplement; or

•	a servicer replacement event occurs as described under “The Transfer Agreements and the Administration Agreement—Servicer Replacement Events” in this prospectus supplement.

The occurrence of an early amortization event is not necessarily an event of default under the indenture.]

[Insert any additional limitation on the ability of the issuing entity to acquire additional receivables and any additional disclosure required in accordance with Item 1111(g) of Regulation AB.]

THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT

The following information summarizes material provisions of the “purchase agreement” entered into between SCUSA and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the “administration agreement” entered into among the issuing entity, SCUSA and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the section titled “The Transaction Documents,” to which reference is hereby made.

We will file a copy of the actual transfer agreements and the administration agreement with the SEC concurrently with or prior to the time we file this prospectus supplement and the accompanying prospectus with the SEC. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus supplement are subject to all of the provisions of the transfer agreements and the administration agreement.

Sale and Assignment of Receivables

Under the purchase agreement, SCUSA will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

This is not a complete description of the transfer agreements, and the summaries of the transfer agreements in this prospectus supplement are subject to all of the provisions of the transfer agreements.

Collection and Other Servicing Procedures

SCUSA will be the servicer. So long as SCUSA is the servicer, it will also act as custodian of the receivables and will maintain possession of the receivable files as the issuing entity’s and indenture trustee’s agent. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivables files in electronic form (including the contracts giving rise to the receivables) and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity. See “The Transaction Documents” in the accompanying prospectus.

Administration Agreement

SCUSA will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the sale and servicing agreement, the indenture, the note depository agreement and the trust agreement and the duties and obligations of the issuing entity and the owner trustee under the sale and servicing agreement, the indenture, the note depository agreement and the trust agreement (except those duties and obligations of the owner trustee under the transfer agreements related to Regulation AB). However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of these duties, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents.

As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive $[            ] annually, which shall be solely an obligation of the servicer and which shall not exceed the servicing fee for the related annual period.

Accounts

The issuing entity will have the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders [and the swap counterparty]:

•	the collection account; and

•	the reserve account[; and

•	pre-funding account].

A certificate distribution account will be established for the benefit of the residual interestholder. Neither the indenture trustee nor any noteholder will have any interest in or claim to the certificate distribution account or funds on deposit in that account.

Deposits to the Collection Account

Unless the monthly remittance condition described below is satisfied, SCUSA will be required to remit Collections it receives on the receivables to the collection account within two Business Days after identification. However, if the monthly remittance condition is satisfied, SCUSA may remit Collections for a Collection Period on Business Day immediately preceding the payment date following such Collection Period. The “monthly remittance condition” will be satisfied if (a) SCUSA or one of its affiliates is the servicer, (b) no servicer replacement event has occurred and is continuing, (c) Banco Santander, S.A.’s short term unsecured debt is rated at least “[            ]” by [            ] and “[            ]” by [            ] and (d) SCUSA is a direct or indirect subsidiary of Banco Santander, S.A. If the short term unsecured debt ratings of Banco Santander, S.A. do not satisfy the levels specified in the preceding sentence but SCUSA makes other arrangements and satisfies the Rating Agency Condition, SCUSA may remit Collections on an alternative remittance schedule but not later than the business day prior to the related payment date. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. [The indenture trustee will deposit into the collection account, promptly on the day of receipt, the Net Swap Receipt, if any, received from the swap counterparty, for any payment date.]

On or before each payment date, the servicer will instruct the indenture trustee to withdraw from the reserve account and deposit into the collection account an amount equal to the excess, if any, of (a) the amount required to be distributed pursuant to clauses first through [ninth] in the payment waterfall described below under “—Priority of Payments” over (b) the Available Funds then on deposit in the collection account for distribution on that payment date.

Reserve Account

The depositor will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders [and the swap counterparty]. To the extent that Collections on the receivables, amounts on deposit in the reserve account [and amounts paid by the swap counterparty (if any) are insufficient,] the noteholders will have no recourse to the assets of the depositor or servicer as a source of payment.

The reserve account will be funded by a deposit of proceeds from the sale of the notes in an amount equal to [the sum of (a)] [        ]% of the initial Pool Balance [and (b) an amount expected to cover the negative carry with respect to the accrued interest on that portion of the note balance equal to amounts in the pre-funding account and earnings on funds, if any, on deposit in the pre-funding account]. [The reserve account will be funded by deposits from proceeds of the sale by the depositor of subsequent receivables on each Funding Date in an amount equal to [        ]% of the aggregate receivables balance of the subsequent receivables for that Funding Date.]

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments”.

Amounts on deposit in the collection account and the reserve account will be invested by the indenture trustee at the direction of the servicer. Eligible Investments are generally limited to obligations or securities that mature on or before the Business Day immediately preceding the next payment date. [However, if the Rating Agency Condition is satisfied, funds in the collection account and the reserve account may be invested in securities that will not mature prior to the next payment date and that meet other investment criteria.] The servicer will be entitled to receive all investment income (net of investment losses and expenses). See “—Servicing Compensation and Expenses” below.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses [first through ninth] under “—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then such amounts in excess of the Specified Reserve Account Balance shall constitute Available Funds and the servicer will instruct the indenture trustee to distribute the amount of the excess, as specified under “—Priority of Payments” below.

[Pre-Funding Account]

[On the closing date, $[         ] will be deposited from the proceeds of the sale of the notes into the pre-funding account which will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the notes into the pre-funding account is not more than 50% of the proceeds of the offering and represents % of the initial pool balance (including the expected aggregate principal balance of the subsequent receivables). In order to acquire subsequent receivables on a Funding Date, certain conditions precedent must be satisfied and the subsequent receivables must satisfy the same eligibility criteria as the receivables transferred to the issuing entity on the closing date. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables on a Funding Date will be equal to the Receivables Purchase Price with respect to such subsequent receivables. The underwriting criteria for subsequent receivables are expected to be substantially the same as those for the initial receivables and thus it is expected that the characteristics of the subsequent receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date.

On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any remaining funds on deposit in the pre-funding account (excluding investment earnings or income) and pay those remaining funds to the noteholders in sequential order of priority beginning with the Class A-1 notes, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the pre-funding account exceed $100,000, the funds will be paid ratably to the Class A noteholders, until the Class A notes are paid in full[, and then ratably to the Class B noteholders, until the Class B notes are paid in full].

Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in permitted investments and investment earnings therefrom will be deposited into the collection account as Available Funds on each payment date. Permitted investments are generally limited to obligations or securities that mature on or before the next payment date. However, if the Rating Agency Condition is satisfied, funds in the pre-funding account may be invested in investments that will not mature prior to the next payment date with respect to such notes and which meet other investment criteria.

In connection with each purchase of subsequent receivables, officers on behalf of the servicer, the depositor and the issuing entity will certify that the requirements summarized above are met with regard to that prefunding. Neither the Hired Agencies nor any other person (other than the servicer, the depositor and the issuing entity) will provide independent verification of that certification.]

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of Available Funds then on deposit in the collection account with respect to the Collection Period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

[first, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee fees or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid by the servicer; provided, however, that, expenses and indemnification amounts payable to the indenture trustee and the owner trustee pursuant to this clause first shall be limited to $[        ] per annum in the aggregate;]

second, to the servicer, the servicing fee and all prior unpaid servicing fees;

[third, to the swap counterparty, the Net Swap Payment, if any, for such payment date;]

fourth, pro rata [based on amounts due, (i) to the swap counterparty, any Senior Swap Termination Payments for such payment date and (ii)] to the [Class A] noteholders, pro rata, the accrued [Class A] note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on each class of the [Class A] notes at their respective interest rates on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the [Class A] noteholders on the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the [Class A] noteholders on prior payment dates over the amounts in respect of interest actually paid to the [Class A] noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates for each class of [Class A] notes (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fifth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the First Allocation of Principal;

[sixth, to the noteholders of the [Class B notes], the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the [Class B notes] at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);]

[seventh, to the noteholders pursuant to the first paragraph of “The Notes —Payments of Principal” above, the Second Allocation of Principal;]

[eighth, to the noteholders of [Class C notes], the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the [Class C notes] at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);]

[ninth, to the noteholders pursuant to the first paragraph of “The Notes —Payments of Principal” above, the Third Allocation of Principal;]

tenth, to the reserve account, an amount required to cause the amount on of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

eleventh, to the noteholders pursuant to the first paragraph of “The Notes —Payments of Principal” above, the Regular Allocation of Principal;

[twelfth, to the swap counterparty, any Subordinated Swap Termination Payments for such payment date;]

thirteenth, to the owner trustee and the indenture trustee, accrued and unpaid fees and reasonable expenses (including indemnification amounts) permitted under the sale and servicing agreement, the trust agreement and the indenture, as applicable, which have not been previously paid; and

fourteenth, to the residual interestholder, any funds remaining.

Upon and after any distribution to the residual interestholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts.

If the sum of the amounts required to be distributed pursuant to clauses first through [ninth] above exceeds the sum of Available Funds for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds in the reserve account and the shortfall.

Overcollateralization

Overcollateralization is the amount by which the Pool Balance exceeds the outstanding principal balance of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be approximately 8.50% of the Pool Balance as of the cut-off date.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to the greater of (a) [            ]% of the Pool Balance as of the last day of the related Collection Period and (b) [            ]% of the Pool Balance as of the cut-off date. However, after the occurrence of a Cumulative Net Loss Trigger with respect to the receivables, the target level of overcollateralization will increase to the greater of (x) [            ]% of the Pool Balance as of the last day of the related Collection Period and (y) [             ]% of the Pool Balance as of the cut-off date.

[Excess Interest]

[Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, [any net swap payment,] trustee fees (to the extent not otherwise paid by the servicer) and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “—Priority of Payments” above.]

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments”.

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described below under “—Servicing Compensation and Expenses”
Indenture Trustee	$[ ] per annum plus expenses**
Owner Trustee	$[ ] per annum plus expenses**

*	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.
**	The servicer has the primary obligation to pay the fees and expenses of the indenture trustee and the owner trustee.

Indemnification of Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity will agree to cause the servicer to indemnify the indenture trustee for any loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses incurred by it in connection with the exercise or performance of any of its powers or duties under the indenture. However, none of the administrator, the issuing entity, the depositor or the servicer will be liable for or required to indemnify the indenture trustee from and against any of the foregoing expenses arising or resulting from (i) the indenture trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the indenture trustee’s representations and warranties or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments”.

Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) the owner trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “—Priority of Payments”.

[Yield Supplement Overcollateralization Amount

As of the closing date, the yield supplement overcollateralization amount will equal [        ], which is approximately [        ]% of the initial Adjusted Pool Balance. The yield supplement overcollateralization amount will decline on each payment date. It is intended to compensate for the low APRs on some of the receivables and is in addition to the overcollateralization referred to in “Summary of Terms—Credit Enhancement—Overcollateralization”.

With respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Payment Date	Yield Supplement Overcollateralization Amount
Amount
Closing Date	$

The yield supplement overcollateralization amount for each payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and [•]%. For purposes of the preceding definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.]

Optional Redemption

If the depositor exercises its optional clean-up call to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date when the then-outstanding Pool Balance on the last day of any Collection Period has declined to [15]% or less of the Pool Balance as of the cut-off date, then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the depositor exercises this option. This option is described in the prospectus under “The Transaction Documents—Optional Redemption.” The purchase price will equal the greater of (a) the Note Balance of all the notes, plus accrued and unpaid interest thereon at the applicable interest rate to but excluding that payment date (after giving effect to all distributions due on that payment date) [plus all amounts owing to the swap counterparty as of that payment date] and (b) the fair market value of the receivables and the other issuing entity property (other than the reserve account). Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of amounts on deposit in the reserve account and remaining Available Funds after the payments under clauses first through [ninth] set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (a) the Indenture Trustee, upon written direction from the Servicer, will transfer all amounts on deposit in the Reserve Account to the Collection Account and (b) the outstanding notes shall be redeemed in whole, but not in part.

It is expected that at the time this clean-up call option becomes available to the depositor, only the [Class C notes] will be outstanding.

Notice of redemption under the indenture shall be given by the indenture trustee at the written direction and expense of the servicer not later than 10 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, [a fraction equal to the number of days from but not including the [initial] cut-off date to and including the last day of the first Collection Period over 360] [one-sixth]), (2) [2.90]% per annum and (3) the Pool Balance of the receivables as of the first day of the related Collection Period (or as of the [initial] cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses except for auction, painting, repair or refurbishment expenses and similar expenses described in the definition of Liquidation Proceeds. The servicer will have no responsibility, however, to pay any losses with respect to the receivables or any losses in connection with the investment of funds on deposit in the collection account and the reserve account.

Extensions and Modifications of Receivables

Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date for the

[Class C notes] or (2) reduces the contract rate of any receivable other than as required by applicable law (including, without limitation, the Servicemembers Civil Relief Act) or the outstanding principal balance of any receivable other than as required by applicable law, in connection with a settlement in the event the receivable becomes a Defaulted Receivable or (3) in connection with a Cram Down Loss relating to such receivable, then the servicer will be required to purchase that receivable from the issuing entity.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

•

any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least 25% of the Note Balance, voting together as a single class;

•

any failure by the servicer to duly observe or perform in any respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal balance of the notes; provided, however, that no servicer replacement event will result from the breach by the servicer of any covenant for which the sole remedy for such breach is the purchase of the affected receivable under the sale and servicing agreement; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than [90] days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first two bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The servicer will give the issuing entity and the indenture trustee notice of any servicer replacement events under the sale and servicing agreement.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item  1122 of Regulation AB) shall not create any presumption that any event under the first two bullet points above has occurred.

Resignation, Removal or Replacement of the Servicer

If a servicer replacement event is unremedied, the indenture trustee, acting at the direction of noteholders representing at least a majority of the Note Balance of the Controlling Class, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator, [the swap counterparty] and to the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties unless it determines that the performance of its duties as servicer is no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, transfer of substantially all of its assets or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to contractors who are in the business of performing such duties. However, no delegation to affiliates or contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including its obligation to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

Noteholders holding not less than a majority of the Note Balance [of the Controlling Class] may waive any servicer replacement event.

Evidence as to Compliance

The sale and servicing agreement provides that, so long as the depositor is filing reports under the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the issuing entity, a registered public accounting firm (who may also render other services to the servicer or its affiliates) will annually furnish to the issuing entity, with a copy to the indenture trustee, an attestation report, as described under “The Transaction Documents—Evidence as to Compliance” in the accompanying prospectus.

The servicing agreement will also provide for delivery, so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, on or before March 30 of each calendar year, a report, regarding the servicer’s assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions, as described under “The Transaction Documents—Evidence as to Compliance” in the accompanying prospectus, including disclosure of any material instance of non-compliance identified by the servicer.

For so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, an annual report of Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity and the indenture trustee notice of any servicer replacement events under the servicing agreement.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, and such default continues for a period of five Business Days or more;

•	default in the payment of the principal of any note on the related final scheduled payment date or redemption date;

•

any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the notes;

•

any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the notes; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes. See “Risk Factors—The failure to make principal payments on any notes of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date” in the accompanying prospectus.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or if directed by the noteholders representing not less than a majority of the Note Balance [of the Controlling Class], shall declare all the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated, and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders).

If an event of default has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuing entity property, exercise remedies as a secured party or, if the notes have been accelerated, sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default and acceleration of the notes unless:

•	the holders of all outstanding notes [of the Controlling Class of notes] [and the swap counterparty] consent to such sale;

•

the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes [and all amounts owed to the swap counterparty under the interest rate swap agreement]; or

•

the event of default either (a) relates to the failure to pay interest or principal when due and payable (a “payment default”) and the indenture trustee determines that the Collections on the receivables will not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable or (b) relates to certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity and, in each case, the indenture trustee obtains the consent of the holders of 66 2/3% of the Note Balance [of the Controlling Class] [and the swap counterparty].

Notwithstanding anything under this heading to the contrary, if the event of default does not relate to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the indenture trustee may not sell the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes [and all amounts owed to the swap counterparty under the interest rate swap agreement].

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of not less than a majority of the Note Balance [of the Controlling Class] will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of not less than a majority of the Note Balance [of the Controlling Class] may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the noteholders of all of the outstanding notes or a default arising from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:

first, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid by the servicer[; provided, however, that aggregate expenses and indemnification amounts payable to the indenture trustee and the owner trustee pursuant to this clause first and to clause first above under “—Priority of Payments” shall be limited to $[            ] per annum in the aggregate;]

second, to the servicer, the servicing fee and all prior unpaid servicing fees;

[third, to the swap counterparty, any due and unpaid Net Swap Payments];

fourth, [pro rata, (A) to the swap counterparty for any due and unpaid Senior Swap Termination Payments and (B)] to the noteholders of the Class A notes, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes at the respective interest rates for such Class on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the holders of the notes of such class on or prior to such preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on such Class A notes for the related interest period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amounts available will be applied to the payment of that interest on each class of Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fifth (a), if the acceleration of the notes results from an event of default that arises from (i) a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, (ii) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable or (iii) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•

to the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders, in respect of principal thereon, pro rata based on the Note Balance of each such class, until each such class of notes has been paid in full;

[•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);]

[•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;]

[•	to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);]

[•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;]

fifth (b), if the acceleration of the notes results from an event of default that arises from any event other than those events described above in clause fifth (a), in the following order of priority:

[•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);]

[•	to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);]

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•

to the Class A-2 noteholders, the Class A-3 noteholders, in respect of principal thereon and the Class A-4 noteholders, pro rata, based on the Note Balance of each such class until all classes of the Class A notes have been paid in full;

[•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;]

[•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;]

[sixth, to the swap counterparty for any due and unpaid Subordinated Swap Termination Payments;]

seventh, to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnity payments not previously paid; and

eighth, any funds remaining to or at the direction of the residual interestholder.

Amendment Provisions

The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person; and the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following requirements is met by the depositor, servicer or administrator as applicable:

(i) an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the Note Balance of the [outstanding notes, voting as a single class] [Controlling Class]; provided, that the sale and servicing agreement may not be so amended if that amendment would (i) reduce the interest rate or principal amount of any note, change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding principal balance of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal balance of the notes which were required to consent to such matter before giving effect to such amendment. Transaction documents (excluding the indenture) may also be amended without the consent of the noteholders for the purpose of conforming the terms of the transaction documents to the description of such terms in this prospectus supplement or the attached prospectus.

The indenture may be modified as follows:

The issuing entity and, when authorized by an issuing entity order, the indenture trustee may, with prior notice from the issuing entity to each Hired Agency, enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that (1) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee in writing or (2) such action will not, as evidenced by an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interest of any noteholder. The issuing entity and the indenture trustee (when authorized by an issuing entity order) may also enter into supplemental indentures without obtaining the consent of the noteholders for the purpose of conforming the terms of the indenture to the description of such terms in this prospectus supplement or the attached prospectus.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may also with prior notice from the issuing entity to the Hired Agencies and with the consent of the noteholders of not less than a majority of the Note Balance, voting together as a single class, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying in any manner the rights of the noteholders.

Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require prior notice by the issuing entity to the Hired Agencies and the consent of the holders of 100% of the aggregate outstanding principal balance of each outstanding note affected thereby:

•

changes the coin or currency in which, any note or any interest thereon is payable, reduces the interest rate thereon or principal balance thereof, delays the final scheduled payment date of any note or changes the redemption price of any note;

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payment on the notes that such noteholders own;

•

reduces the percentage of the Note Balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor, the servicer or the administrator or an affiliate of any of them;

•

reduces the percentage of the Note Balance, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding notes;

•	modifies any amendment provision requiring noteholder consent in any respect materially adverse to the interest of the noteholders; or

•

permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminate the lien of the indenture on any property at any time or deprive the holder of any note of the security afforded by the lien of the indenture.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively. [No amendment or supplemental indenture will be effective which materially and adversely affects the rights of the swap counterparty under the interest rate swap agreement without the consent of the swap counterparty.]

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Capital Requirements Directive

The member states of the European Economic Area (as defined below) have implemented or are in the process of implementing Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (together with implementing measures in each European Economic Area member state, “Article 122a”) that, among other things, places certain restrictions on the ability of a European Economic Area-regulated credit institution to invest in asset-backed securities. Article 122a requires such credit institutions to only invest in asset-backed securities in respect of which the sponsor, originator or original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, the credit institution must also be able to demonstrate that, amongst other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

None of SCUSA, the depositor nor any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution to satisfy the due diligence and monitoring requirements of Article 122a.

Failure of a European Economic Area-regulated credit institution (or any other European Economic Area-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution. In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer Brown LLP is of the opinion that, based on the terms of the notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement and related documents, (i) the offered notes (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be characterized as indebtedness for federal income tax purposes; and (ii) for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.

It is anticipated that the notes offered hereunder (other than notes, if any, with an original maturity of one year or less, which are subject to special rules with respect to original issue discount discussed in the accompanying prospectus under “Material Federal Income Tax Consequences—The Notes—Original Issue Discount”) will not be issued with more than a de minimis amount (i.e.,  1/4% of the principal amount of the notes multiplied by their weighted average life to maturity) of original issue discount (“OID”) (other than any notes, if any, retained by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, which may be subsequently considered issued with OID if sold by such person). If the notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of the notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the notes offered hereunder are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income. In the case of debt instruments as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the notes, the amount of OID which will accrue in any given “accrual period” may either increase or decrease depending upon the accrual prepayment rate.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this prospectus supplement. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

The issuing entity will be treated as a Tax Non-Entity. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.

CERTAIN ERISA CONSIDERATIONS

Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA, and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee[, the swap counterparty] or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

By acquiring a note (or any interest therein), each purchaser or transferee will be deemed to represent and warrant that either (a) it is not acquiring the notes (or any interest therein) with the assets of a benefit plan or any other employee benefit plan or retirement arrangement that is subject to any applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (“similar law”) or (b) (i) such notes are rated at least “BBB-“ or its equivalent by a rating agency at the time of purchase or transfer and (ii) its acquisition, holding and disposition of the offered notes (or any interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation of any similar law.

Neither the issuing entity, the servicer, the administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any benefit plan with respect to the benefit plan’s decision to invest in the notes. Each fiduciary or other person with investment responsibilities over the assets of a benefit plan considering an investment in the notes must carefully consider the above factors before making an investment. Fiduciaries of benefit plans considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the [Class A notes, the Class B notes and the Class C] notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the notes set forth opposite its name below subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
[ ]	$ [ ]	$ [ ]	$ [ ]	$ [ ]
[ ]	$ [ ]	$ [ ]	$ [ ]	$ [ ]
[ ]	$ [ ]	$ [ ]	$ [ ]	$ [ ]

Total	$ [ ]	$ [ ]	$ [ ]	$ [ ]

Underwriter	Principal Amount of [Class B Notes]	Principal Amount of [Class C Notes]
[ ]	$ [ ]	$ [ ]
[ ]	$ [ ]	$ [ ]
[ ]	$ [ ]	$ [ ]

Total	$ [ ]	$ [ ]

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non- defaulting underwriter may be increased or the underwriting agreement may be terminated. The depositor has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus supplement and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3Notes	%	%
Class A-4 Notes	%	%
[Class B Notes	%	%]
[Class C Notes	%	%]

If all of the classes of notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of notes. There is no assurance that a market for the notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.

The depositor and SCUSA have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereby. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the [Class A notes, the Class B notes and the Class C] notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the

[Class A notes, the Class B notes and the Class C] notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A notes and Class B notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such [Class A notes, the Class B notes and the Class C] notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the [Class A notes, Class B notes and Class C] notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the [Class A notes, Class B notes and Class C] notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the [Class A notes, Class B notes and Class C] notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the [Class A notes, Class B notes and Class C] notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

[It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle [        ] business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.]

[Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, SCUSA, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.]

[In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. [One of the underwriters, or its affiliates, may be the swap counterparty under the interest rate swap agreement.] [An affiliate of one of the underwriters is the owner trustee, and [        ] an affiliate of another underwriter is the indenture trustee.] [One of the underwriters is an affiliate of the sponsor.]

[As discussed under “Use of Proceeds” above, the depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their contribution to the issuing entity. One or more of the underwriters, the owner trustee, the indenture trustee, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may receive a portion of the proceeds as a repayment of the debt.]

The indenture trustee, at the direction of the servicer, on behalf of the issuing entity, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

The [Class A notes, the Class B notes and the Class C] notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the [Class A notes, the Class B notes and the Class C] notes as permitted by applicable laws and regulations. However, the Underwriters are not obligated to make a market in the [Class A notes, the Class B notes and the Class C] notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the [Class A notes, the Class B notes and the Class C] notes.

The depositor will receive aggregate proceeds of approximately $[     ] from the sale of the [Class A notes, the Class B notes and the Class C] notes (representing [ ]% of the initial note balance of the [Class A notes, the Class B notes and the Class C] notes) after paying the aggregate underwriting discount of $[ ] on the [Class A notes, the Class B notes and the Class C] notes. Additional offering expenses are estimated to be $[     ].

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor and SCUSA that:

•

it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•

it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

[Each underwriter has further severally, but not jointly, represented to and agreed with the issuing entity that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.]

[In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each underwriter has represented and agreed with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.]

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication to persons in any form and by any means of, presenting sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of SCUSA, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of SCUSA, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, [swap counterparty,] servicer or either originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer and the depositor by [            ]. Certain legal matters for the underwriters will be passed upon by [            ].

GLOSSARY

“Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited in the collection account with respect to each receivable that will be purchased by the depositor or servicer on that payment date, and (iii) any amounts of cash on deposit in the reserve account in excess of the Specified Reserve Account Balance, [(iv) the Net Swap Receipts (excluding any swap termination payments received from the swap counterparty and deposited into the swap termination payment account), (v) amounts on deposit in the swap termination payment account that exceed the cost of entering into a replacement interest rate swap agreement or any amounts on deposit in the swap termination payment account if the issuing determines not to replace the initial interest rate swap agreement and the Rating Agency Condition is met with respect to such determination, and (vi) the amount by which any amounts received from a replacement swap counterparty in consideration for entering into a replacement swap agreement exceeds the payments due to the swap counterparty following the termination of the interest rate swap agreement following an event of default or termination event under the interest rate swap agreement].

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Texas or New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Class A-1 Note Balance” means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2 Note Balance” means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class A-2 notes.

“Class A-3 Note Balance” means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class A-3 notes.

“Class A-4 Note Balance” means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class A-4 notes.

[“Class B Note Balance” means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class B notes.]

[“Class C Note Balance” means, at any time, $[        ], reduced by all payments of principal made prior to such time on the Class C notes.]

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of that calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the cut-off date and ending on [        ], 20[ ]). As used in this prospectus supplement, the “related” Collection Period with respect to a payment date will be deemed to be the Collection Period which precedes that payment date.

“Collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, (i) any monthly payment by or on behalf of the obligor thereunder, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with its customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the principal balance of that receivable, including rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract; provided, however, that the term “Collections” in no event will include (1) for any payment date, any amounts in respect of any receivable repurchased or purchased by the servicer or the depositor, as applicable, on a prior payment date and (2) any Supplemental Servicing Fees.

“Contract Rate” means, with respect to a receivable, the rate per annum at which interest accrues under the contract evidencing such receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the receivable.

“Controlling Class” shall mean, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the [Class B notes] as long as any [Class B notes] are outstanding, and thereafter the [Class C notes] as long as any [Class C notes] are outstanding (excluding, in each case, notes held by the servicer or any of its affiliates).

“Cram Down Loss” means, with respect to any receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the greater of (i) the amount of the principal reduction ordered by such court and (ii) the difference between the principal balance of such receivable at the time of such court order and the net present value (using a discount rate which is the higher of the Contract Rate of such receivable or the rate of interest specified by such court order) of the remaining scheduled payments to be paid on such Receivable as modified or restructured. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.

“Cumulative Net Loss Rate Table” means the levels set forth below for the Collection Periods related to the payment dates set forth below:

Payment Date	Trigger
6th Payment Date	[ ]%
12th Payment Date	[ ]%
18th Payment Date	[ ]%
24th Payment Date	[ ]%
30th Payment Date	[ ]%
36th Payment Date	[ ]%
42nd Payment Date	[ ]%
48th Payment Date and thereafter	[ ]%

“Cumulative Net Loss Ratio” means, as of any payment date, the ratio (expressed as a percentage) of (i) the aggregate principal balance of receivables that became Defaulted Receivables plus all the Cram Down Losses (without duplication) which occurred during the period from the cut-off date through the end of the related Collection Period reduced by the amount of Liquidation Proceeds with respect to Defaulted Receivables received during such period which are applied to principal of the Defaulted Receivables to (ii) the Pool Balance as of the cut-off date.

“Cumulative Net Loss Trigger” means, for any Measurement Date, that the Cumulative Net Loss Ratio for such Measurement Date exceeds the level specified as the “Trigger” in the Cumulative Net Loss Rate Table for that Measurement Date.

“Defaulted Receivable” means, with respect to any Collection Period, a receivable as to which (a) a related monthly payment became four months past due during such Collection Period and the servicer has not repossessed the related financed vehicle, (b) the servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 90 days, whichever occurs first, or (c) the servicer has, in accordance with its customary servicing practices, determined that such receivable has or should be written off as uncollectible; provided, however, that this definition may be modified in accordance with modifications to the servicer’s customary servicing practices. The principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Eligible Investments” means any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•

demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from [            ] of “[            ]” and from [            ] of “[            ],” if rated by [            ];

•

commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from [            ] of “[            ],” and from [            ] of “[            ],” if rated by [            ];

•

investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from [            ] of “[            ]” and from [            ] of “[            ],” if rated by [            ];

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above; and

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above.

“First Allocation of Principal” means, for any payment date, an amount equal to the excess, if any, of (x) the Note Balance of the Class A notes as of that payment date (before giving effect to any principal payments made on the Class A notes on that payment date) over the Pool Balance as of the end of the related Collection Period; provided, however, that the First Allocation of Principal will not exceed the Note Balance of the Class A notes; provided, further, that the First Allocation of Principal for any payment date on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Class A notes to zero.

[“Funding Date” means each date (but not more than once per week) after the closing date on which subsequent receivables are purchased by the issuing entity.]

[“Funding Period” means the period from the closing date until the earliest of (1) [        ] full calendar months following the closing date; (2) the date the amount on deposit in the pre-funding account is $[        ] or less; and (3) the occurrence of an event of default under the indenture.]

[“LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Reuters Screen LIBOR01 Page (or, with respect to the interest rate swap agreement, the source of LIBOR under the interest rate swap agreement) as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest period. If the rates used to determine LIBOR do not appear on the Reuters Screen LIBOR01 Page (or, with respect to the interest rate swap agreement, the source of LIBOR under the interest rate swap agreement), the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee (after consultation with the depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the indenture trustee (after consultation with the depositor).]

[“LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.]

“Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered from the obligor after the charge-off of the related receivable or as a result of any recourse against the related dealer, if any) on such receivable other than any monthly payment by or on behalf of the obligor thereunder or any full or partial prepayment of such receivable, in the case of each of the foregoing clauses (a) through (c), net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor.

[“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.]

“Measurement Date” means the most recent payment date specified in the first column of the Cumulative Net Loss Rate Table.

[“Net Swap Payment” means for the interest rate swap agreement, the net amount with respect to regularly scheduled payments, if any, owed by the issuing entity to the swap counterparty on any payment date, including prior unpaid Net Swap Payments and any accrued interest thereon under the interest rate swap agreement, but excluding Swap Termination Payments.]

[“Net Swap Receipts” means for the interest rate swap agreement, the net amounts owed by the swap counterparty to the issuing entity, if any, on any payment date, excluding any Swap Termination Payments.]

“Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance or the Class C Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.

“Pool Balance” means, at any time, the aggregate principal balance of the receivables at such time.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that rating agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Hired Agency) and such Hired Agency shall not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that such Hired Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

“Regular Allocation of Principal” means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the Notes as of such payment date (before giving effect to any principal payments made on the Notes on such payment date) over (b) [            ]% of (i) the Pool Balance as of the end of the related Collection Period less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for that payment date.

[“Second Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes and the [Class B notes] as of that payment date (before giving effect to any principal payments made on the Class A notes and the [Class B notes] on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal for that payment date; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for the [Class B notes] will not be less than the amount that is necessary to reduce the outstanding principal balance of the [Class B notes] to zero (after the application of the First Allocation of Principal).]

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under an interest rate swap agreement that is not a Subordinated Swap Termination Payment.]

“Specified Reserve Account Balance” means, for any payment date, [            ]% of the Pool Balance as of the cut-off date; provided, that on any payment date after the notes are no longer outstanding following payment in full of the principal and interest on the notes, the “Specified Reserve Account Balance” shall be $0.

[“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under an interest rate swap agreement where the swap counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”), as each such term is defined in such interest rate swap agreement.]

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

[“Swap Termination Payment” means payments due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty, including interest that may accrue thereon under the interest rate swap agreement, due to a termination of the interest rate swap agreement due to an “event of default” or “termination event” under the interest rate swap agreement.]

“Targeted Overcollateralization Amount” means, for any payment date, the greater of (a) 15.00% of the Pool Balance as of the last day of the related Collection Period and (b) 1.50% of the Pool Balance as of the cut-off date; provided, however, that with respect to any payment date after the occurrence of a Cumulative Net Loss Trigger (and regardless of whether the Cumulative Net Loss Ratio for any subsequent Measurement Date does not exceed the level specified as the “Trigger” in the Cumulative Net Loss Rate Table for that subsequent Measurement Date), “Targeted Overcollateralization Amount” means the greater of (i) [            ]% of the Pool Balance as of the last day of the related Collection Period and (ii) [            ]% of the Pool Balance as of the cut-off date.

[“Third Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the Note Balance of the Class A notes, the [Class B notes] and the [Class C notes] as of that payment date (before giving effect to any principal payments made on the Class A notes, the [Class B notes] and the [Class C notes] on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal and the Second Allocation of Principal for that payment date; provided, however, that the Third Allocation of Principal on and after the final scheduled payment date for the [Class C notes] will not be less than the amount that is necessary to reduce the outstanding principal amount of the [Class C notes] to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).]

INDEX

[statistical] cut-off date	S-5
ABS	S-41
ABS Tables	S-41
adjusted pool balance	S-9
administration agreement	S-60
administrator	S-1
amortization period	S-7
Article 122a	S-75
Authorised Persons	iii
Auto Finance Holdings	S-26
Available Funds	S-83
benefit plan	S-77
Business Day	S-83
Cede	ii
certificate	S-2
Class A-1 Note Balance	S-83
Class A-2 Note Balance	S-83
Class A-3 Note Balance	S-83
Class A-4 Note Balance	S-83
Class B Note Balance	S-83
Class C Note Balance	S-83
closing date	S-2
Code	S-77
Collection Period	S-83
Collections	S-83
Contract Rate	S-84
Controlling Class	S-84
Cram Down Loss	S-84
Cumulative Net Loss Rate Table	S-84
Cumulative Net Loss Ratio	S-84
Cumulative Net Loss Trigger	S-84
cut-off date	S-5
DDFS	S-26
Defaulted Receivable	S-84
depositor	S-1
Dodd-Frank Act	S-14
Drive FS	S-26
DTC	ii
Eligible Investments	S-84
ERISA	S-77
event of default	S-4, S-69
excess interest	S-10
Exchange Act	S-69
final scheduled payment date	S-57
financed vehicles	S-5
First Allocation of Principal	S-85
FirstCity Funding	S-26
floating rate notes	S-2
FSMA	iii, S-81
Funding Date	S-6, S-85
Funding Period	S-85
indenture	S-60
indenture trustee	S-1, S-25
interest rate swap agreement	S-57

Investment Company Act	S-11, S-75
issuer property	S-5

issuing entity	S-1
LIBOR	S-85
LIBOR Determination Date	S-86
Liquidation Proceeds	S-86
London Business Day	S-86
Measurement Date	S-86
monthly remittance condition	S-62
net pool balance	S-4
net swap payment	S-10
Net Swap Payment	S-86
Net Swap Receipts	S-86
Note Balance	S-86
obligors	S-5
OID	S-75
originator	S-1
owner trustee	S-1, S-25
payment date	S-2
payment default	S-70
Pool Balance	S-86
pre-funding account	S-6
PTCE	S-77
purchase agreement	S-60
Rating Agency Condition	S-86
receivables	S-5
receivables pool	S-5
record date	S-2, S-55
Regular Allocation of Principal	S-87
regulation	S-77
Relevant Implementation Date	S-81
Relevant Member State	S-81
residual interestholder	S-1
Retained Notes	S-81
revolving period	S-7
Rule 193 Information	S-40
sale and servicing agreement	S-60
Santander Consumer	ii, S-1
SEC	ii, S-55
Second Allocation of Principal	S-87
Securities Act	S-79
senior swap termination payment	S-10
Senior Swap Termination Payment	S-87
servicer	S-1
servicer termination events	S-68
servicing fee	S-1, S-67
SHUSA	S-26
similar law	S-78
specified reserve account balance	S-9
Specified Reserve Account Balance	S-87
sponsor	S-1
Subordinate Swap Termination Payment	S-87
subordinated swap termination payment	S-10
subsequent cut-off date	S-5

subsequent receivables	S-6
Supplemental Servicing Fees	S-87
swap counterparty	S-2
Swap Termination Payment	S-87
Targeted Overcollateralization Amount	S-87

Third Allocation of Principal	S-88
transfer agreements	S-60
weighted average life	S-42
yield supplement overcollateralization amount	S-66

Prospectus

SANTANDER DRIVE AUTO RECEIVABLES TRUSTS

Issuing Entities

ASSET BACKED NOTES

SANTANDER DRIVE AUTO RECEIVABLES LLC

Depositor

SANTANDER CONSUMER USA INC.

Sponsor and Servicer

You should consider carefully the risk factors beginning on page 5 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes will represent obligations of, or interests in, the related issuing entity only and are not guaranteed by any person including Santander Drive Auto Receivables LLC, Santander Consumer USA Inc. or any of their respective affiliates, and neither the notes nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell notes only if accompanied by an applicable prospectus supplement for the related issuing entity.

The Issuing Entities:

The issuing entities may periodically issue asset backed notes in one or more series with one or more classes, and each issuing entity will own:

•

motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks, vans, mini-vans and/or other types of motor vehicles such as motorcycles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and

•	any credit or cash flow enhancement issued in favor of the issuing entity.

The notes:

•	will represent indebtedness of the issuing entity that issued those notes;

•	will be paid only from the assets of the issuing entity that issued those notes;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit or cash flow enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2012

SUMMARY	1
RISK FACTORS	5
CAPITALIZED TERMS	13
THE ISSUING ENTITIES	13
THE TRUSTEE	14
THE DEPOSITOR	15
THE RECEIVABLES	15
The Receivables	15
The Receivables Pools	15
Calculation Methods	16
THE ORIGINATORS	16
ORIGINATION PROCEDURES OF SCUSA	16
Receivables and Calculation Methods	16
Receivable Origination Channels	17
Underwriting	17
Credit Risk Management	18
THE SERVICER	19
SERVICING BY SCUSA	19
Perfection of Security Interests	22
Insurance	22
Prior Securitization Transactions	22
PRE-FUNDING ARRANGEMENT	22
MATURITY AND PREPAYMENT CONSIDERATIONS	23
POOL FACTORS, NOTE FACTORS AND OTHER INFORMATION	24
USE OF PROCEEDS	24
THE SECURITIES	25
The Notes	25
The Certificates	26
Revolving Period and Amortization Period	26
Series of Securities	27
Book-Entry Registration	27
Definitive Notes	27
Access to Noteholder Lists	28
Statements to Noteholders	28
Restrictions on Ownership and Transfer	29
THE TRANSACTION DOCUMENTS	30
Transfer and Assignment of the Receivables	30
The Collection Account and Eligible Investments	31
Other Accounts	31
Payments on Receivables	31
Payments and Distributions on the Notes	31
Credit and Cash Flow Enhancement	32
Servicer Reports	33
Purchase of Receivables by the Servicer	34
Servicing Fee	34
Collection of Receivable Payments	34
Advances	35
Realization Upon Defaulted Receivables	35

Evidence as to Compliance	36
Material Matters Regarding the Servicer	36
Servicer Replacement Events	37
Rights Upon Default by the Servicer	37
Amendment	37
Optional Redemption	37
The Trustee and Indenture Trustee	38
The Administration Agreement	39
THE INDENTURE	39
Modification of Indenture	39
Events of Default Under the Indenture; Rights Upon Event of Default	39
Material Covenants	39
List of Noteholders	40
Annual Compliance Statement	40
Indenture Trustee’s Annual Report	40
Documents by Indenture Trustee to Noteholders	41
Satisfaction and Discharge of Indenture	41
The Indenture Trustee	41
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES	41
Rights in the Receivables	41
Security Interests in the Financed Vehicles	42
Repossession	44
Notice of Sale; Redemption Rights	44
Deficiency Judgments and Excess Proceeds	45
Consumer Protection Law	45
Certain Matters Relating to Bankruptcy	46
Repurchase Obligation	47
Servicemembers Civil Relief Act	47
Other Limitations	48
Dodd Frank Orderly Liquidation Framework	48
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	51
The Notes	53
STATE AND LOCAL TAX CONSEQUENCES	55
TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS	56
CERTAIN ERISA CONSIDERATIONS	56
UNDERWRITING	57
FORWARD-LOOKING STATEMENTS	58
REPORTS TO NOTEHOLDERS	59
WHERE YOU CAN FIND MORE INFORMATION	59
INCORPORATION BY REFERENCE	60
LEGAL MATTERS	60
GLOSSARY	61
INDEX	63

i

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of notes offered;

•	certain risks relating to an investment in the notes;

•	the timing and amount of interest payments on and principal payments of the notes;

•	the receivables underlying your notes;

•	the credit enhancement and cash flow enhancement for each class of notes; and

•	the method of selling the notes.

Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of, and risks related to, these notes, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

ii

SUMMARY

The following summary is a short description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Issuing Entities

A separate issuing entity will be formed to issue each series of notes.

The Depositor

Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned subsidiary of Santander Consumer USA Inc.

The Sponsor

Santander Consumer USA Inc.

The Servicer

The servicer for the issuing entity will be Santander Consumer USA Inc. and/or other servicers specified in the applicable prospectus supplement.

The Originators

Santander Consumer USA Inc. and any other originator of the receivables named in the applicable prospectus supplement.

Trustee

If the issuing entity is a trust, the related prospectus supplement will name the trustee for the issuing entity. This trustee will be referred to as the owner trustee in the applicable prospectus supplement.

Indenture Trustee

The prospectus supplement will name the indenture trustee.

Securities

An issuing entity’s securities may include one or more classes of notes. You will find the following information about each class of notes in the related prospectus supplement:

•	its principal amount;
•	its interest rate, which may be fixed, variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal payments;

•	its final payment date;

•	whether and when it may be redeemed prior to its final payment date; and

•	how losses on the receivables are allocated among the classes of notes.

Some classes of notes may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Some classes of notes may be retained by the depositor or purchased by an affiliate of the depositor, who may then resell or transfer the notes pursuant to this prospectus.

If an issuing entity is a trust, the issuing entity also will issue certificates representing an equity interest in the issuing entity, which will be described in the related prospectus supplement. Any certificates issued by the issuing entity will not be offered to the public. The related prospectus supplement also will identify any class of notes that is not being offered to the public.

Optional Prepayment

Generally, the servicer, the depositor, or another entity specified in the prospectus supplement will have the option to purchase the receivables of each issuing entity when conditions set forth in the related prospectus supplement have been satisfied.

For a more detailed description of the option to purchase the receivables supporting the securities, see “The Transaction Documents—Optional Redemption” in this prospectus.

The Receivables and Other Issuing Entity Property

The receivables of each issuing entity will consist of the following:

•	a pool of motor vehicle installment loans made by an originator and secured by new or used automobiles, light-duty trucks, vans, mini-vans and/or other types of motor vehicles such as motorcycles;

•	collections on the receivables on or after the date (a “cut-off date”) specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables;

•	any proceeds from claims on insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables; and

•	all proceeds of the foregoing.

The receivables will be transferred by the depositor to the issuing entity that is issuing the related series of notes.

You will find a description of the characteristics of the issuing entity’s receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in an issuing entity, and the other property supporting the securities, see “The Receivables—The Receivables Pools” in this prospectus.

Other Property of the Issuing Entity

In addition to the receivables, each issuing entity will own amounts on deposit in various accounts from which funds are withdrawn to make payments of issuing entity obligations, which may include:

•	an account into which collections are deposited;

•	if applicable, an account to fund post-closing purchases of additional receivables during the funding period; or

•	a reserve account, yield supplement account or other account relating to credit, yield or payment enhancement.

Purchase of Receivables After the Closing Date during a Funding Period

If an issuing entity has not purchased all of its receivables at the time you purchase your notes, it will purchase the remainder of its receivables from the depositor over the funding period specified in the related prospectus supplement.

Credit, Yield or Payment Enhancement

The related prospectus supplement will specify the credit, yield or payment enhancement, if any, for each issuing entity. Credit, yield or payment enhancement may consist of one or more of the following:

•	subordination of one or more classes of notes;

•	a reserve account;

•	a spread account;

•	overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the issuing entity’s notes);

•

excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, trustee fees, interest on the issuing entity’s notes and any amounts required to be deposited in a reserve account, if any);

•	letters of credit;

•	insurance policies, surety bonds or guaranties;

•	liquidity arrangements;

•	interest rate swaps, caps or floors or currency swap agreements;

•	yield supplement accounts or agreements;

•	guaranteed investment contracts;

•	demand obligations issued or guaranteed by an affiliate of the depositor or other third party; or

•	a combination of two or more of the above.

Limitations or exclusions from coverage could apply to any form of credit, yield or payment enhancement. The related prospectus supplement will describe the credit, yield or payment enhancement and related limitations and exclusions applicable for notes issued by an issuing entity. Enhancements cannot guarantee that losses will not be incurred on the notes.

Reserve Account

If there is a reserve account, the issuing entity or the depositor will initially fund the reserve account in the manner and in the amount specified in the related prospectus supplement. Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the notes as described in the prospectus supplement. The related prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see “The Transaction Documents—Credit and Cash Flow Enhancement” in this prospectus.

Transfer and Servicing of the Receivables

The depositor will transfer the receivables to an issuing entity under a sale and servicing agreement or a pooling and servicing agreement. The servicer will agree with the issuing entity to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see “The Transaction Documents—Transfer and Assignment of the Receivables” in this prospectus.

Servicing Fees

Each issuing entity will pay the servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the related prospectus supplement. The servicer may also be entitled to retain as supplemental servicing compensation certain fees and charges paid by obligors and net investment income from investment of collections on the receivables, if and to the extent set forth in the related prospectus supplement.

Servicer Advances of Certain Late Interest Payments

When interest collections received on the receivables are less than the scheduled interest collections in a collection period, the servicer may advance to the issuing entity certain amounts, if and to the extent set forth in the related prospectus supplement.

Purchase May Be Required For Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to purchase the receivable.

For a discussion of the servicer’s purchase obligations, see “The Transaction Documents—Collection of Receivable Payments” in this prospectus.

Repurchase May Be Required For Breaches of Representation or Warranty

The servicer, the depositor or another entity may be obligated to purchase or repurchase, as applicable, any receivable sold to the issuing entity in certain circumstances, including if certain representations and warranties made about the receivables are breached.

For a discussion of the representations and warranties given and the related repurchase obligations, see “The Transaction Documents—Transfer and Assignment of the Receivables” in this prospectus.

No Additional Issuances of Securities by an Issuing Entity

After issuing the securities described in a prospectus supplement, the related issuing entity will not issue any additional securities.

Tax Status

Special Tax Counsel to the issuing entity will deliver an opinion when the notes are issued that for federal income tax purposes:

•	the notes will be characterized as debt unless otherwise stated in the prospectus supplement; and

•	the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Certain classes of subordinate notes issued under the prospectus supplement may be issued without an opinion of Special Tax Counsel to the effect that such notes will be treated as debt for federal income tax purposes and may be more likely to be recharacterized as equity in a partnership.

ERISA Considerations

If you are an employee benefit plan, any other retirement plan or an entity deemed to hold “plan assets” of any employee benefit plan or plan you should consult with counsel and review the matters discussed under “Certain ERISA Considerations” in this prospectus before investing in the notes.

Form, Denomination and Record Date

Except to the extent specified in the applicable prospectus supplement, you may purchase notes only in book-entry form and will not receive your notes in definitive form. You may purchase notes in the denominations set forth in the related prospectus supplement. The record date for a payment date with respect to book-entry notes will be the close of business on the business day immediately preceding the payment date or, if definitive notes are issued, the close of business on the last business day of the calendar month preceding such payment date.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes.	Your notes are secured by solely the assets of the related issuing entity. Your notes will not represent an interest in or obligation of us, the sponsor or any other person. We, the sponsor or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement or cash flow enhancement for the notes specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement or cash flow enhancement. If delinquencies and losses create shortfalls which exceed the available credit enhancement for your series of notes, you may experience delays in payments due to you and you could suffer a loss.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.	The servicer, in its capacity as custodian, will maintain possession of the original contracts for each of the receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its contractual obligations, this party could acquire an interest in the receivable having a priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes.

Furthermore, if the servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the notes.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.	Upon the origination of a receivable, each originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the depositor, each originator, either directly or through the sponsor, will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the notes. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. We, the sponsor or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of the applicable originator or an affiliate, as applicable, in the financed vehicle. The servicer, the related originator or the sponsor may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the issuing entity or the noteholders and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

Failure to comply with consumer protection laws may result in losses on your investment.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. We or the sponsor may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws. To the extent that we or the sponsor fail to make such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Law” in this prospectus.

Bankruptcy of the sponsor, an originator or the depositor could result in delays in payments or losses on your notes.	Following a bankruptcy or insolvency of the sponsor, an originator or the depositor, a court could conclude that the receivables for your series of notes are owned by the sponsor, the applicable originator or the depositor, respectively, instead of the issuing entity. This conclusion could be because the court found that any transfer of the receivables was not a true sale or because the court found that the originator, the depositor or the issuing entity should be treated as the same entity as the sponsor or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•

the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in a bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•

tax or government liens on the sponsor’s, the applicable originator’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•

the fact that the issuing entity and the indenture trustee for your series of notes may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

The sponsor, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the notes.	The sponsor, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. The sponsor, the servicer, the depositor and their affiliates do not guarantee payments on the receivables or your notes. However, the sponsor and the depositor will make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by the sponsor with respect to a receivable is untrue, or if the sponsor breaches a covenant with respect to a receivable, then the sponsor may be required to repurchase that receivable. If the sponsor fails to repurchase that receivable, you might experience delays and/or reductions in payments on the notes. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your notes.

See “The Transaction Documents—Payments and Distributions on the Notes” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, the sponsor, or any other person will have any obligation to purchase or repurchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.	You may receive payments on your notes earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

•

The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. Additionally, if the sponsor or the servicer is required to repurchase receivables from the issuing entity because of a breach of representation or warranty, payment of principal on the notes will be accelerated.

•

You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration may require repayment of the notes prior to the expected principal payment date for one or more classes of notes of a series. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•

An early redemption of the notes from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” by the servicer, the depositor or any other entity specified in the applicable prospectus supplement, the issuing entity will redeem the notes and you will receive the remaining principal amount of your notes plus any other amounts due to noteholders, such as accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.	If certain events of default under the indenture occur and the notes of a series are accelerated, the related indenture trustee may liquidate the assets of the related issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes of that series in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal balance of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk Factors—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in this prospectus.

Commingling of assets by the servicer could reduce or delay payments on the notes.	Subject to the satisfaction of the following conditions,

•	no servicer replacement event exists under the transaction documents; and

•	each other condition to making monthly or less frequent deposits as may be set forth in the applicable transaction documents is satisfied;

the servicer will not be required to deposit collections into the collection account until on or before the business day on which the funds are needed to make the required distributions to noteholders. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds or if the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to noteholders may occur.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The economic conditions could deteriorate in connection with an economic recession or could be due to events such as rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

Extensions of payments on receivables could increase the average life of the notes.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the notes. The weighted average life and yield on your notes may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase the receivable from the issuing entity if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled payment date for any class of related notes.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes.	The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

The absence of a secondary market for the notes could limit your ability to resell your notes.

If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

If your notes are in book-entry form, your rights can only be exercised indirectly.	If your notes are initially issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. Notes initially issued in book-entry form will remain in book-entry form except in the limited circumstances described under the caption “The Securities—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the related transaction parties will not recognize you as a holder of the related notes.

As a result, you will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

Interest and principal on the notes of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of payments from the issuing entity.

The notes may not be a suitable investment for you.	The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.	The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion in servicing the receivables including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to an issuing entity, the servicer is not obligated to maximize collections from receivables. Consequently, the manner in which the servicer exercises its serving discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

The failure to make principal payments on any notes of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date.	The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of notes.

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

THE ISSUING ENTITIES

With respect to each series of securities the depositor, Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of Santander Consumer USA Inc. (“SCUSA”), will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a limited liability company formed pursuant to a limited liability agreement, a limited partnership formed pursuant to a limited partnership agreement or a trust formed pursuant to a trust agreement between the depositor and the trustee specified in the applicable prospectus supplement for that issuing entity. The issuing entity will be formed in accordance with the laws of Delaware or New York as a common law trust, statutory trust, limited partnership or limited liability company, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The depositor will sell and assign the receivables and other specified issuing entity property to the issuing entity in exchange for the securities of that issuing entity. The authorized purposes of each issuing entity will be described in the applicable prospectus supplement.

The issuing entity may issue asset-backed notes, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement. If an issuing entity is a trust, the issuing entity also will issue certificates representing a beneficial interest in that issuing entity, which will be described in the related prospectus supplement. Any certificates issued by an issuing entity will not be offered to the public. The notes and certificates of a series are collectively referred to as securities.

In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “issuing entity property”):

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a pool of motor vehicle retail installment sales contracts and/or installment loans made by an Originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by new and/or used automobiles, light-duty trucks, vans, mini-vans and/or other types of motor vehicles such as motorcycles;

•	the depositor’s right to all documents and information contained in the receivable files;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

•	security interests in the financed vehicles;

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the applicable Originator’s rights to receive proceeds from claims on credit life, credit disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

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to the extent specified in the applicable prospectus supplement, some of the applicable Originator’s rights relating to the receivables purchased from dealers under agreements between the applicable Originator and the dealers that sold the financed vehicles;

•	the Issuing Entity Accounts and all amounts on deposit in the applicable Issuing Entity Accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the applicable prospectus supplement);

•	the rights of the issuing entity under each applicable transaction document;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, surety bond, letter of credit, reserve account or other form of credit enhancement or liquidity may be a part of the property of any given issuing entity or may be held by the trustee or the indenture trustee for the benefit of holders of the related notes. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap, interest rate cap, guaranteed investment contract or other hedge agreement may also be a part of the property of any given issuing entity or may be held by the trustee or the indenture trustee for the benefit of holders of the related notes.

If so provided in the applicable prospectus supplement, the issuing entity property may also include a pre-funding account, into which the depositor will deposit cash and which will be used by the issuing entity to purchase receivables directly or indirectly from SCUSA or from another Originator during a specified period following the Closing Date for the related issuing entity. Any receivables so conveyed to an issuing entity will also be issuing entity property of the issuing entity.

Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. Each issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE TRUSTEE

The trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator and the depositor, acting jointly, will be obligated to appoint a successor trustee. The depositor or administrator of each issuing entity may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the related trust agreement;

•	the trustee becomes legally unable to act; or

•	the trustee becomes insolvent.

In any of these circumstances, the depositor and the administrator, acting jointly, must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

The principal offices of the applicable issuing entity and the related trustee will be specified in the applicable prospectus supplement.

THE DEPOSITOR

Santander Drive Auto Receivables LLC, a wholly-owned special purpose subsidiary of SCUSA, is the depositor and was formed on February 23, 2006 as a Delaware limited liability company as Drive Auto Receivables LLC. On February 20, 2007, Drive Auto Receivables LLC changed its name to Santander Drive Auto Receivables LLC. The principal place of business of the depositor is at 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247. You may also reach the depositor by telephone at (214) 292-1930. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, hold, service, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to the receivables; to issue and sell one or more securities; to enter into and deliver any agreement which may be required or advisable to effect the administration or servicing of the receivables or the issuance and sale of any securities, and to perform its obligations under each agreement to which it is a party; to establish any reserve account, spread account or other credit enhancement for the benefit of any securities issued by an issuing entity and to loan, transfer or otherwise invest any proceeds from the receivables; to purchase financial guaranty insurance policies for the benefit of any security issued by an issuing entity, to enter into any interest rate or basic swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any receivables or for the benefit of any security issued by an issuing entity and to prepare and file registration statements, prospectuses and prospectus supplements relating to notes to be offered and sold. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from SCUSA pursuant to contribution agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These receivables are secured by a combination of new and/or used automobiles, light-duty trucks, vans, mini-vans and/or other types of motor vehicles such as motorcycles, manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to any issuing entity have been or will be purchased or originated by the sponsor or another Originator. See “The Originators” and “Servicing by SCUSA” in this prospectus.

The Receivables Pools

The receivables to be purchased by each issuing entity, also known as the “receivables pool,” will be selected by the depositor based upon the satisfaction of several criteria, including that each receivable:

•	was originated out of the sale of or is secured by a new or used vehicle;

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provides for fully amortizing level scheduled monthly payments, except for the first and last payment and for the accrual of interest at the related contract rate according to either the Simple Interest Method or the Scheduled Interest Method; and

•	is not more than 30 days delinquent on the related cut-off date.

Each of the receivables will be selected using selection procedures that were not known or intended by the depositor to be adverse to the related issuing entity.

The depositor will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity. The purchase price paid by each issuing entity for each receivable included in the issuing entity property of the issuing entity will either reflect the outstanding principal balance of the receivable as of the cut-off date calculated under the Scheduled Interest Method or Simple Interest Method or another method as specified in the applicable prospectus supplement.

Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by contract rate or annual percentage rate, the geographic distribution of the receivables by state and the portion of the receivables pool secured by new vehicles, used vehicles or other motor vehicles, including motorcycles, as applicable.

Calculation Methods

Each of the receivables included in the issuing entity property of an issuing entity will be a contract or loan where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

THE ORIGINATORS

The receivables may be originated by SCUSA or by any other entity identified in the applicable prospectus supplement. We use the term “Originators” to refer to SCUSA, any of its affiliates or any other entity that originates motor vehicle retail installment sales contracts and/or installment loans transferred to the depositor, as specified in the applicable prospectus supplement, and “Originator” to refer to any one of them. Information regarding the Originators with respect to a particular pool of receivables will be provided in the applicable prospectus supplement under “The Originators”.

ORIGINATION PROCEDURES OF SCUSA

The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the sponsor, SCUSA, as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuing entity.

SCUSA originates or acquires the receivables through a variety of origination channels across a wide spectrum of credit quality obligors ranging from prime credit obligors to sub-prime credit obligors. The sub-prime receivables, in general, are expected to have higher loss rates and delinquency rates than receivables that represent the obligations of prime credit obligors.

Receivables and Calculation Methods

Each receivable is a fully amortizing, fixed level monthly payment contract which will amortize the full amount of the receivable over its term, assuming that the obligor does not pay any installment after its due date. Each contract provides for the allocation of payments according to the “simple interest method” of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation, multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made and the remainder of such payment is allocable to principal.

Under the simple interest method, payments on receivables are applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled.

The contract term is determined by a number of factors which may include the age and mileage of the financed vehicle. Interest rates may be determined on the basis of the credit quality of the obligor and/or the maximum rate which may be charged by law. Receivables that represent the obligations of sub-prime credit obligors interest tend to have higher interest rates than receivables that represent the obligations of prime credit obligors.

Receivable Origination Channels

SCUSA primarily originates receivables by purchasing motor vehicle installment sales contracts from dealers pursuant to a dealer agreement between SCUSA and the dealer. In addition, SCUSA may originate some of the receivables (i) directly from the obligor through its “RoadLoans” direct lending platform and (ii) through pass-through arrangements in place with third parties. As discussed above, SCUSA also acquires receivables from time to time from third parties.

Each dealer agreement, among other things, sets out the guidelines and procedures of the purchasing and origination process. These dealer agreements generally provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of a receivable and the security interest in the related financed vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor.

Under the “RoadLoans” program, SCUSA originates loans through applications submitted electronically over the internet. If a “RoadLoans” application is approved under SCUSA’s credit guidelines, the applicant is provided a loan packet including a note and security agreement. The completed packet is submitted by the dealer (or, in some cases, by the obligor) and verified against SCUSA’s credit and pricing guidelines prior to funding.

Under the pass-through arrangements, applications are directed to SCUSA who may approve the application for funding. In most cases, these “pass-through” receivables are underwritten using the same processes and decision models as other types of receivables originated by SCUSA, although the specific underwriting criteria and contract terms may vary among programs. In some cases, SCUSA funds the loan to the related obligor directly, while in other cases, the related pass-through counterparty funds the loan at closing and sells it to SCUSA the following day.

Underwriting

Credit underwriters have the ability to structure some receivables individually depending upon the risk profile of the obligor, with particular emphasis on the following underwriting criteria: (i) collateral type and quality; (ii) loan to value ratio (“LTV”); (iii) cash down payment; (iv) affordability measures (payment to income and debt to income and minimum income and maximum payment amount); (v) obligor stability; and (vi) term. Receivables originated by SCUSA generally are approved based upon its pricing and origination guidelines. However, under the underwriting policy, underwriters have limited ability to approve exceptions to the guidelines. Exceptions to credit policies and authorities must be approved by designated individuals with appropriate credit authority. Additionally, the sponsor’s centralized credit risk management department monitors exceptions. Adjusting the fees or rates helps to offset the additional risk and compensates for exceptions in order to maintain profit objectives.

Credit Risk Management

Overview

SCUSA’s credit risk management department monitors origination activities and portfolio performance and supports senior operations management with respect to the origination of receivables. The department monitors and analyzes loan applicant and credit bureau data, credit score information, loan structures and pricing terms. The department is also responsible for developing SCUSA’s credit scorecards, pricing models and monitoring their performance.

SCUSA’s credit risk management department monitors portfolio performance at a variety of levels including total company, market and dealer. The analysis of the results are the basis for ongoing changes to origination strategies including credit policy, risk-based pricing programs and eventual changes to the scoring model. The department also monitors adherence to underwriting guidelines.

Credit Scoring and Loss Forecasting

SCUSA utilizes a proprietary credit scoring model to support the credit decision process and to differentiate applicant credit risk with respect to the origination of receivables. Based on this risk-ranking, SCUSA determines the expected default rate for each applicant and is able to rank order credit risk accordingly, which enables SCUSA to evaluate credit applications for approval and tailor loan pricing and structure. SCUSA’s credit scoring model was developed utilizing a statistical analysis of consumer origination data, pooled data purchased from the national credit bureaus and subsequent portfolio performance for SCUSA.

SCUSA’s credit scoring model considers data contained in the applicant’s credit application and credit bureau report as well as the structure of the proposed receivable and produces a statistical assessment of these attributes. This assessment was used to segregate applicant risk profiles and determine whether risk is acceptable and the price SCUSA should charge for that risk. SCUSA’s credit scorecards are monitored through comparison of actual versus projected performance by score. While SCUSA employs a credit scoring model in the credit approval process, credit scoring does not eliminate credit risk.

In addition to generating a credit score, SCUSA also generates a proprietary loss forecasting score for each funded loan. The proprietary loss forecasting score is used by SCUSA to further assess the probability that a funded loan will default, and is based on the data used under SCUSA’s credit scoring model as well as final loan structure, pricing terms, and additional risk factors and attributes that SCUSA’s credit risk management department considers relevant in the development of SCUSA’s proprietary loss forecasting model.

Pricing Model

SCUSA utilizes a proprietary pricing model to develop risk-based pricing program and credit policy. These pricing models allowed SCUSA to underwrite loans that meet minimum profit thresholds by considering various inputs including credit scores, collateral quality and various expenses.

Funding

In the case of indirect originations by SCUSA, completed contract packages are sent by the dealers to SCUSA. Key documentation is scanned to create electronic images and electronically forwarded to that originator’s centralized receivable processing department. The original documents are subsequently sent to an outsourced storage location and stored in a fire resistant vault. Upon electronic receipt of contract documentation, the receivable processing department reviews the contract packages for proper documentation and regulatory compliance and completes the entry of information into SCUSA’s loan accounting system.

When SCUSA receives a completed application through its RoadLoans program, SCUSA performs a series of procedures designed (i) to substantiate the accuracy of information critical to SCUSA’s credit decision and (ii) to confirm that any documentation required complies with SCUSA’s underwriting criteria and state and consumer statutes and regulations.

Once cleared for funding, the funds are transferred, electronically or via check, to the dealer. Upon funding of the receivable, SCUSA acquires a perfected security interest in the motor vehicle that is financed.

THE SERVICER

The servicer for each issuing entity will be SCUSA and/or other entities specified in the applicable prospectus supplement. We refer to SCUSA or any other entity servicing some or all of the receivables owned by an issuing entity as a “Servicer” for that issuing entity. All servicing and processing for a receivable will be performed by a Servicer. The applicable Servicer will have the right to delegate certain servicing and processing responsibilities of the receivables to other entities pursuant to the applicable sale and servicing agreement. Each Servicer will be responsible for billing, collecting, accounting and posting all payments received with respect to the receivables, responding to obligor inquiries, taking steps to maintain the security interest granted in the financed vehicles or other collateral, coordinating the ongoing liquidation of repossessed collateral, and generally monitoring each receivable and the related collateral. Information about the servicing practices of SCUSA is set forth below under “Servicing by SCUSA.” Information about the servicing practices of any other Servicer will be set forth in the applicable prospectus supplement.

SERVICING BY SCUSA

Overview

SCUSA’s servicing practices are closely integrated with the origination platform of SCUSA. This results in the efficient exchange of information which aids both servicing and evaluation and modification of product design and underwriting criteria.

Collections

Collections are primarily performed at the servicing centers in Dallas, Texas, North Richland Hills, Texas, Lewisville, Texas, Denver, Colorado and Fort Mill, South Carolina. The servicing practices associated with sub-prime receivables include: (i) placing reminder calls to new obligors three days prior to the first three payment due dates; (ii) attempting telephonic communication with certain obligors depending on their behavioral score after a missed payment; (iii) making evening and weekend collection calls; and (iv) continuing to make calls at least once a day until contact is made. In cases where an obligor has broken a promise to make a payment on a certain date, such obligor is called within a day. If the collection department is unsuccessful in contacting an obligor by phone, alternative methods of contact, such as location gathering via references, employers, landlords, credit bureaus or cross directories are pursued. SCUSA uses monthly billing statements to serve as a reminder to obligors as well as an early warning mechanism in the event an obligor has failed to notify SCUSA of an address change. Payments are received in the mail or through a lockbox. In addition to mailing in payments, obligors may make payments via the Internet, an interactive voice response system, third party payment processing services and verbally with SCUSA’s customer service and collections staff. Credit and debit cards are also accepted.

On a daily basis, SCUSA’s integrated servicing system automatically forwards accounts to its automated dialer as well as its standard collections system based upon risk and projected loss severity. Risk assessment directs several courses of action, including delaying collection activity based upon the likelihood of self curing, directing an account to our automated dialer or forwarding the account for accelerated/specialty treatment (i.e., bankruptcy, repossessions, impounded units, skip tracing, etc.). To assist in the collection process, SCUSA’s collection staff has the ability to access original contract documents through its imaging system, as well as having the availability to offer a due date change, deferral, temporary reduction in payment and in rare cases a hardship re-write.

The collection process is divided into stages. Early stage collections services receivables that are generally less than 40 days delinquent. SCUSA outsources servicing on a portion of receivables at the earliest stages of delinquency (less than 20 days delinquent). These obligors are then called by a predictive dialer. Once a live voice responds to the automated dialer’s call, the system automatically transfers the call to a collector while simultaneously delivering the relevant account information to the collector’s computer screen. Mid stage collections services receivables that are normally 40 to 60 days delinquent. Receivables within this stage are worked by an advanced collection unit that provides light skip work, as well as enhanced negotiating skills. The objective of mid stage collections is to limit the number of receivables that roll to late stage delinquency, as well as to mitigate loss. Late stage collections services receivables that are normally greater than 60 days delinquent. Receivables within this stage are worked by SCUSA’s most experienced collectors. Late stage collectors employ heavy skip tracing and negotiating skills to determine the “collectability” of the receivable. If the delinquency is not cured, repossession of the vehicle may be recommended, usually by the 90th day of delinquency.

At times, SCUSA, in accordance with its servicing policies, offers payment deferrals or extensions to obligors who have encountered temporary financial difficulty. SCUSA has developed a proprietary score which assesses the obligors’ capacity to make future payments. SCUSA currently utilizes an industry-standard deferment policy. A collector must obtain a written or recorded acknowledgment from the obligor before granting a deferral. No deferrals may be granted until at least 6 months after the account was originated. Total months deferred can never exceed 8 months. Exceptions to the deferral policy, including hardship re-writes, are limited and require management approval. SCUSA may also temporarily reduce the monthly payment amount for certain obligors for a maximum of 6 months. This temporary reduction may only be granted after an obligor has made at least 6 payments and is only offered once during the life of a loan.

Charge-off Policy

Repossessions. Receivables related to repossessed vehicles are charged off in the month during which the earliest of any of the following occurs: (a) liquidation of the repossessed vehicle; (b) 91 days following the vehicle’s repossession date; and (c) the month in which the account becomes contractually delinquent greater than 4 months. The amount of the initial charge-off shall be equal to the then current outstanding receivable principal balance less the sum of the proceeds from the disposition of the vehicle, net of the costs incurred in repossession, storing and disposing of the vehicle. The initial charge-off may be adjusted for additional recoveries or charge-offs, to reflect the actual proceeds received from rebates or the cancellation of outstanding insurance policies and/or extended service contracts.

Bankruptcies. If a notice of bankruptcy with respect to a receivable is received, the receivable will be charged off (at the time described in the next sentence) in an amount equal to the current outstanding principal balance of the account at the time of the notice. The charge-off will be made upon the earlier to occur of (a) the month in which the account becomes contractually delinquent greater than 4 months or (b) receipt of notice of the results of the bankruptcy proceeding, indicating that a charge-off or adjustment for a “cram down” is appropriate. Any notice of the result of a bankruptcy proceeding received after the receivable is charged-off will result in the reinstatement of the receivable under the new terms or the recovered vehicle being sold following repossession, as appropriate. The resulting write-backs will be treated as recoveries.

Skips. A “skip”, an account for which SCUSA has been unsuccessful in locating either the obligor or the financed vehicle, is charged off in an amount equal to the then current outstanding principal balance of the receivable in the month the account becomes contractually delinquent greater than 4 months. If continued collection efforts result in subsequent contact with the obligor or the financed vehicle and the financed vehicle is repossessed and sold, then any proceeds from the disposition of the financed vehicle (net of the costs incurred in the repossessing, storing and disposing of the vehicle) and any rebates from the cancellation of any outstanding insurance policies or extended service contracts are recorded as recoveries.

Thefts or collisions. Theft or collision accounts are charged off in the month in which the account becomes contractually delinquent greater than 4 months. The charge-off is equal to the then current outstanding balance of the receivable. Insurance proceeds received after an account is charged-off are recorded as recoveries.

Receivables are placed in “non-accrual” status when they are greater than 60 days delinquent. Accrued and unpaid interest is reversed at the time the receivable is placed in non-accrual status. Charged-off receivables are pursued for any deficiencies by SCUSA until such time as it is judged that no further recoveries can be effected. SCUSA has the ability to establish payment schedules for deficiencies and/or negotiate lump sum settlements of deficiencies. However, SCUSA will be subject to certain limitations in the sale and servicing agreement with respect to any modifications of the receivables.

Repossessions

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more obligor notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the obligor. Some jurisdictions provide the obligor with reinstatement or redemption rights. Repossessions are handled by independent repossession firms managed by “Repossessions Consolidator” companies contracted by SCUSA. All repossessions, other than those relating to bankrupt accounts or previously charged-off accounts, must be approved by a collections manager. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the receivable. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the receivable, and the resulting deficiency is charged-off. The servicer pursues collection of deficiencies when it deems such action to be appropriate.

The decision to repossess a vehicle is influenced by many factors, such as previous receivable history, reasons for delinquency, and cooperation of the obligor. As part of the collection process, all practical means of contacting the obligor are attempted. If at any point a collector feels that there is little or no chance of establishing contact with the obligor, or that the obligor will not make the required payments, the collector will submit such receivable for repossession. The decision to repossess is based on an internal repossession score and will generally be made when the loan becomes approximately 90 days delinquent.

Once the decision to repossess a vehicle is made, the account is referred to an outside agency that handles the actual repossession. Most state laws require that the obligor be sent a “Notice of Intent to Sell,” which informs the obligor of the lender’s intent to sell the repossessed vehicle. The various states provide for a period of time, generally 10 to 20 days, during which the obligor may have the right, depending on the applicable statute, to either reinstate the receivable by making all past due payments and paying the repossession and storage expenses of the vehicle or by paying the receivable in full. If the obligor does not exercise his right to reinstate the receivable or redeem the vehicle, as provided by the applicable statute, the vehicle is sold at public auction or at a private sale. Prior to the sale, a repossessed vehicle undergoes evaluation and, if necessary, extensive reconditioning is performed in order to maximize recovery value. The vehicle is usually sold within 30 to 60 days after being repossessed. After the “Notice of Intent to Sell” expiration date, applications are made for rebates on any extended warranty or life, accident and health insurance policies that may have been financed as part of the vehicle purchase.

Perfection of Security Interests

Each contract contains a sale assignment with a clause granting the applicable Originator a security interest in the related financed vehicle. In each state in which the applicable Originator does business, a security interest is perfected by noting the secured party’s interest on the financed vehicle’s certificate of title. The applicable Originator or its predecessor in interest or affiliate, as applicable, is recorded as lienholder on the financed vehicle titles. The dealer is required to complete the title work and take all the steps required to perfect the applicable Originator’s security interest. As more fully described in the applicable prospectus supplement, the receivable is subject to repurchase by SCUSA, the applicable Originator and/or the depositor if the applicable Originator’s security interest is not perfected.

SCUSA’s quality control procedures include a title tracking system used to review and track title processing by dealers and state authorities until such time as the certificate of title has been received.

Insurance

Initially, all of the receivables owned by the issuing entity are covered by physical damage insurance policies maintained by the obligors and the applicable Originator is named as loss payee. SCUSA does not use force-placed insurance if an obligor fails to maintain any required insurance. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.

Prior Securitization Transactions

SCUSA’s specific servicing policies and practices may change over time. None of the securitization transactions of Drive Financial Services LP (“Drive FS”), the predecessor of SCUSA, or SCUSA have experienced early amortizations, servicer defaults or events of default. In some previous transactions sponsored by Drive FS that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of notes, the related transfer agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional receivables from the depositor following the date on which the issuing entity is established and the related notes are issued. With respect to a series of notes, the pre-funding arrangement will require that any subsequent receivables transferred to the issuing entity conform to the requirements and conditions in the related transfer agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is utilized in connection with the issuance of a series of notes, the Servicer or the issuing entity will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the noteholders. Up to 50% of the proceeds received from the sale of the notes will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the depositor. Upon each conveyance of subsequent receivables to the applicable issuing entity, an amount equal to the purchase price paid by the depositor for the subsequent receivables will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the notes in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the pre-funding account may be invested in Eligible Investments. Information regarding the subsequent receivables, if applicable, will be included in one or more reports filed by the issuing entity under Item 1 of Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The utilization of a pre-funding arrangement for a series of notes is intended to improve the efficiency of the issuance of the notes and the sale of the receivables to the related issuing entity through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of notes. Pre-funding arrangements allow for a more even accumulation of the receivables by the depositor and the sellers of the receivables and the issuance of a larger principal amount of notes than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent receivables. Moreover, following the transfer of subsequent receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity property may vary from those of the receivables initially transferred to the issuing entity.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes of any series will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property of an issuing entity will be paid or distributed to the related noteholders on the next Payment Date following the Collection Period in which they are received. To the extent that any receivable included in the issuing entity property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the Servicer or a repurchase by SCUSA or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the depositor as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents as a result of a breach of covenants with respect to the receivables, or purchases made by the Servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the notes may be effected at the option of the Servicer or the depositor, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the issuing entity property of the issuing entity when either the outstanding balance of the related notes or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the percentage specified in the applicable prospectus supplement. See “The Transaction Documents—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the Servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

SCUSA can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property of any issuing entity in either stable or changing interest rate environments. Noteholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property of the related issuing entity.

POOL FACTORS, NOTE FACTORS AND OTHER INFORMATION

For each transaction, each month the Servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

For transactions in which the Servicer will compute a Note Factor, the “Note Factor” will be a six-digit decimal which the Servicer will compute each month indicating the outstanding balance for each class of notes at the end of the month as a fraction of the original balance of the corresponding class of notes as of the Closing Date. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the outstanding balance of each class of notes. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

Under the indenture, the noteholders will receive monthly reports concerning the payments received on the motor vehicle receivables, the aggregate receivables balance, the Note Factors and various other items of information. See “Reports to Noteholders” in this prospectus.

For transactions in which the Servicer will compute a Pool Factor, the “Pool Factor” will be a six-digit decimal which the Servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent receivables added to the issuing entity property as of the applicable subsequent cut-off date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a noteholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s note by the Pool Factor for that month.

With respect to each issuing entity, the noteholders of record will receive monthly reports from the indenture trustee concerning payments received on the receivables, the Pool Balance, the Pool Factor and/or the Note Factor and other relevant information. If the notes are issued in book-entry form, then The Depository Trust Company (“DTC”) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note as described in the applicable prospectus supplement. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “The Securities—Statements to Noteholders” in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of securities of a given series will be applied by the depositor (1) to purchase the receivables pursuant to the related transfer agreement, (2) to deposit any amounts, if applicable, to the pre-funding account and to fund any other collateral accounts, (3) to pay other expenses in connection with the issuance of the securities and (4) to repay certain warehouse debt. Any remaining amounts will be added to the depositor’s general funds and may be dividended to SCUSA, as the equity member of the depositor.

THE SECURITIES

Each issuing entity will issue one or more classes of notes for a particular series to the holders of record of the notes. If an issuing entity is a trust, the issuing entity also will issue certificates representing an equity interest in the issuing entity. Any certificates issued by an issuing entity will not be offered to the public. The following summary, together with the summaries contained under “—The Notes” and “—The Certificates” in the applicable prospectus supplement, describe all of the material terms of the notes and the certificates, respectively. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other related transaction documents and the applicable prospectus supplement.

The Notes

Each issuing entity will issue one or more classes of notes pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes will be issued in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Holders of book-entry notes will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See below under “—Definitive Notes” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the applicable prospectus supplement. Payments of interest on a class of notes of a series will be made prior to payments of principal thereon.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the depositor’s, Servicer’s or another entity’s exercising of its option to purchase the assets of the issuing entity.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, which will be as set forth in such applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any Payment Date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the credit rating agencies hired by the sponsor to rate the notes, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified terms with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.

If the depositor, the Servicer or another entity exercises its option to purchase the assets of an issuing entity in the manner and on the respective terms and conditions described in the applicable prospectus supplement, the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

The Certificates

If the issuing entity is a trust, the issuing entity will also issue certificates pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Any certificates issued by an issuing entity will not be offered to the public under the related prospectus supplement.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes of the related series as are identified in such applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of notes of a series. During the revolving period, all collections of principal otherwise allocated to such classes of notes may be:

•

utilized by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables—The Receivables Pool” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to noteholders; or

•	applied to those notes of the related series as then are in amortization, if any.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds will be described in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of notes which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue a certificate, which will not be offered pursuant to the related prospectus supplement evidencing a retained interest in the issuing entity not represented by the other notes issued by such issuing entity. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes of the related series of notes outstanding is reduced.

Series of Securities

Each issuing entity will issue only one series of securities; however, each series may contain one or more classes of notes. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration

Unless otherwise specified in the applicable prospectus supplement, each class of notes offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All book-entry notes will be held by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobounds, except that there will be no temporary global notes and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

Unless the applicable prospectus supplement specifies that the notes will be issued in definitive form, the notes of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•

after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement), advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus, the applicable prospectus supplement and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive notes were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Noteholder Lists

If definitive notes are issued in the circumstances set forth above, or if the indenture trustee is not the registrar for the notes, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

The applicable indenture will not provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

With respect to each series of notes, on the second business day preceding each Payment Date, the trustee or indenture trustee will forward or otherwise make available to each noteholder a statement (prepared by the Servicer) setting forth for that Payment Date and the related collection period the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of notes:

•	the amount of the distribution on or with respect to each class of the notes allocable to principal;

•	the amount of the distribution on or with respect to each class of the notes allocable to interest;

•	the aggregate distribution amount for that Payment Date;

•	the payments to the related credit enhancement provider with respect to any credit or liquidity enhancement on that Payment Date;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related Collection Period;

•	the aggregate servicing fee paid to the Servicer with respect to the related receivables for the related Payment Date;

•

the amount of fees paid to the indenture trustee and the owner trustee, the amount of any unpaid fees to the indenture trustee and owner trustee and any changes in such amount from the prior Payment Date;

•

the amount available in the collection account for payment of the aggregate amount payable or distributable on the notes, the amount of any principal or interest shortfall with respect to each class of notes and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the Pool Factor and/or Note Factor;

•	the Pool Balance; and

•	the amount remaining of any credit or liquidity enhancement, if applicable.

DTC will supply these reports to noteholders of book-entry notes in accordance with its procedures. Since owners of beneficial interest in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note as provided in the applicable prospectus supplement.

Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by law, the trustee or indenture trustee and paying agent will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered noteholder. See “Material Federal Income Tax Consequences” in this prospectus.

Restrictions on Ownership and Transfer

To the extent described in the applicable prospectus supplement, there may be restrictions on ownership or transfer of any notes of a series. Further, the notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of notes. See “Risk Factors—The notes may not be a suitable investment for you” in this prospectus. In addition, because the notes of a series will not be listed on any notes exchange, you could be limited in your ability to resell them. See “Risk Factors—The absence of a secondary market for the notes could limit your ability to resell your notes” in this prospectus.

THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•

each “sale agreement,” “purchase agreement,” “transfer agreement” or “receivables transfer agreement” pursuant to which the depositor will purchase receivables from an Originator or another entity, or have receivables contributed to it by SCUSA (collectively, the “transfer agreements”);

•

each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuing entity will purchase receivables from the depositor and which the Servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•

each “administration agreement,” if any, pursuant to which SCUSA or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable transfer agreement, sale and servicing agreement and administration agreement and the applicable prospectus supplement. The depositor will file the material documents for a particular transaction with the SEC by post-effective amendment to the registration statement or under cover of Form 8-K and incorporated by reference into the registration statement concurrently with or prior to the time the depositor files the prospectus supplement and the accompanying prospectus for that transaction with the SEC.

Transfer and Assignment of the Receivables

Transfer and Assignment by SCUSA. Prior to the issuance of a series of notes by the related issuing entity, pursuant to the relevant transfer agreement, one or more sellers (which term, for purposes of this section, may be or include the sponsor or an Originator) will sell and assign to a purchaser (which term, for purposes of this section, may be or include the sponsor or the depositor), without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, the seller may have acquired all or a portion of the transferred receivables from an Originator.

Contribution and Assignment by the Depositor. Prior to the issuance of a series of notes by the related issuing entity, the depositor will contribute and assign to that issuing entity, without recourse, pursuant to the relevant sale and servicing agreements, the depositor’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the relevant sale and servicing agreements. The trustee or indenture trustee will not independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the issuing entity will, concurrently with the contribution and assignment, execute, authenticate and deliver the definitive certificates and notes representing the related securities.

Representations and Warranties. On each closing date as more fully described in the applicable prospectus supplement, the Originator, the depositor and/or another entity will make certain representations about the receivables. If any party to a transfer agreement or a sale and servicing agreement discovers a breach of any of the representations and warranties with respect to any of the criteria required by that transfer were made which materially and adversely affects the interests of the issuing entity or the noteholders, the party discovering that breach will give prompt written notice of that breach to the other parties to the transfer agreement or sale and servicing agreement, as applicable; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the Servicer, the depositor and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the originator or the depositor under the transfer agreement or the sale and servicing agreement, as applicable. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then the depositor will either (a) correct or cure that breach or (b) repurchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day after the date the depositor became aware or was notified of that breach. Such breach or failure will be deemed not to materially and adversely affect such receivable if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the originator or the depositor will be at a repurchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that repurchase, the repurchasing party will pay (or will cause to be paid ) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase. The repurchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement or sale and servicing agreement.

The Collection Account and Eligible Investments

With respect to each issuing entity, the Servicer, trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related trustee or indenture trustee on behalf of the related noteholders and any other secured party described in the applicable prospectus supplement into which, among other things, all payments made on or with respect to the related receivables and amounts released from the reserve or spread account will be deposited for payment to the related noteholders and any other secured party, as described in the applicable prospectus supplement. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the Servicer. Eligible Investments made with respect to the collection account will mature so that such funds will be available on the immediately following Payment Date and income from amounts on deposit in the collection account which are in Eligible Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

The collection account and any other Issuing Entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuing Entity Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

Each sale and servicing agreement will require the Servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any collection period into the collection account within the timeframe specified in the applicable prospectus supplement. Pending deposit into the collection account, collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

Payments and Distributions on the Notes

With respect to each series of notes, beginning on the Payment Date specified in the applicable prospectus supplement, payments and distributions of principal and interest or, where applicable, of principal or interest only, on each class of notes entitled thereto will be made by the indenture trustee to the noteholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of notes of the series will be set forth in the applicable prospectus supplement.

With respect to each issuing entity on each Payment Date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related noteholders and certain other parties (such as the Servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the noteholders on that Payment Date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of notes of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of notes of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of notes of a given series will be set forth in the applicable prospectus supplement.

Credit and cash flow enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and cash flow enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your notes. If losses on receivables exceed the credit enhancement available, noteholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of notes will be described in the applicable prospectus supplement, but will be limited to the types of credit and cash flow arrangements specified in this prospectus.

Applicable credit enhancements may include one or more of the following:

•

A reserve or spread account, funded with a cash deposit, a letter of credit or a combination of a cash deposit and a letter of credit, or cash deposit available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the notes, priority principal payments and final principal payments if collections on the receivables were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the issuing entity and amounts owing on the notes would be returned to the depositor or other provider of the cash or deposit or distributed to the certificateholders.

•

Excess interest available to cover trustee fees and expenses, servicing fees, reimbursement of servicer advances, payments to interest rate or currency hedge providers, interest payments on the notes, and principal payments on the notes. The amount of excess spread will depend on factors such as APRs, interest rates on the notes, prepayments, yield supplement overcollateralization amounts and losses.

•

A financial guaranty insurance policy, which is a financial guaranty insurance policy issued by a financial guaranty insurer for the benefit of the noteholders which will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the related notes during the term of the financial guaranty insurance policy.

•	Overcollateralization, which is the amount by which the net pool balance of the receivables exceeds the principal balance of the notes.

•

Yield supplement discount arrangements for low APR receivables where the payments due under certain low APR receivables are discounted at both the contractual APR and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

•

One or both of the following structural features: subordination that will cause more junior classes of notes to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the receivables will be used to repay a class or classes of notes and no amounts are released to the residual until such class or classes are paid.

Applicable cash flow enhancements may include the following:

•

Interest rate swaps where the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives a payment based on an interest rate index and interest rate caps where the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent the applicable interest rate index exceeds a stated, or capped, amount.

•

Currency swaps where the issuing entity makes fixed payments in one currency on a monthly or quarterly basis to a swap counterparty and receives a payment in a second currency based on the exchange rate between the two currencies.

•

Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the issuing entity will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the applicable prospectus supplement.

•

Third party payments or guarantees, under which a third party would pay amounts specified in the applicable prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by the Servicer at the time of a bankruptcy proceeding.

•

Surety bonds or insurance policies, which would be purchased for the benefit of the holders of any specified class of notes to assure distributions of interest or principal with respect to that class in the manner and amount specified in the applicable prospectus supplement.

•

Letters of credit, under which the issuer of a letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, and under the circumstances and subject to any conditions specified in the applicable prospectus supplement.

Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act of 1933, as amended (the “Securities Act”) under a new registration statement, unless exempt from registration under the Securities Act.

The presence of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those noteholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of notes will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders may suffer a loss on their investment in those notes, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class of notes, noteholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other classes.

Servicer Reports

The Servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under “The Securities—Statements to Noteholders” in this prospectus.

Purchase of Receivables by the Servicer

To the extent described in the applicable prospectus supplement, the Servicer may be required to purchase receivables as to which the Servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the issuing entity or the noteholders or any applicable credit enhancement provider and the Servicer is unable to timely cure such breach.

Servicing Fee

The Servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. The Servicer or its designee will also be entitled to retain, as additional compensation, any and all late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable, as described in the applicable prospectus supplement. To the extent specified in the applicable prospectus supplement, the Servicer or its designee may also be entitled to receive net investment income from Eligible Investments as additional servicing compensation. The Servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Collection of Receivable Payments

The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Generally, the Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the Servicer (i) extends the date for final payment by the obligor of any receivable beyond a specific date identified in the applicable prospectus supplement or (ii) reduces the contract rate other than as required by applicable law (including without limitation, the Servicemembers Civil Relief Act) or court order or the outstanding principal balance with respect to any receivable other than as required by applicable law or in certain other circumstances described in the applicable prospectus supplement, it will either correct such action or promptly purchase such receivable if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligation described in the proviso above, the Servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the Servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The Servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

Upon discovery of a breach of certain other servicing covenants set forth in the related sale and servicing agreement which materially and adversely affects the interests of the issuing entity or the noteholders, the party discovering that breach will give prompt written notice of that breach to the other parties to the sale and servicing agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the Servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the Servicer under the sale and servicing agreement. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then the Servicer will either (a) correct or cure that breach or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day after the date the Servicer became aware or was notified of that breach. Such breach will be deemed not to materially and adversely affect such receivable if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the Servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that purchase, the purchasing party will pay (or will cause to be paid ) the purchase price by depositing the purchase price into the collection account on the date of purchase. The purchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for a breach by the Servicer of certain of its servicing covenants under the sale and servicing agreement.

Unless required by law or court order, the Servicer will not release the financed vehicle securing each receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Advances

If and to the extent specified in the applicable prospectus supplement, on each payment date the Servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related collection period. However, the Servicer will not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the noteholders and other parties on that payment date. Further, the Servicer will not be obligated to make an advance if the Servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to defaulted receivables. In making advances, the Servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the Servicer from collections on the receivables pool prior to any distributions on the notes of the related series.

Realization Upon Defaulted Receivables

On behalf of the related issuing entity, the Servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any receivable as to which the Servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The Servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the Servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses. The Servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivables deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the related issuing entity and the related indenture trustee, if any, with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the Servicer will mark its computer records indicating that any such receivable sold no longer belongs to the related issuing entity. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the related issuing entity to evidence the sale of the receivable free from any lien or other interest of the related issuing entity or the related indenture trustee, if any.

Evidence as to Compliance

Each sale and servicing agreement will provide that so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, the Servicer will deliver annually to the related issuing entity and indenture trustee and/or trustee, as applicable, on or before the date specified in the sale and servicing agreement, an officer’s certificate stating that (i) a review of the Servicer’s activities during the preceding calendar year and of performance under the applicable sale and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the Servicer has fulfilled all its obligations under the applicable sale and servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, each party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the related issuing entity will deliver annually to the related issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

To the extent specified in the related prospectus supplement, a party participating in the servicing and administration of the receivables may no longer be required to provide an Assessment of Compliance or an Attestation Report if the depositor is no longer filing reports under the Exchange Act with respect to the related issuing entity.

Material Matters Regarding the Servicer

The Servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor Servicer has assumed the Servicer’s servicing obligations. The Servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation or merger. However, unless otherwise specified in the applicable prospectus supplement, the Servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the Servicer will remain responsible for any duties it has delegated.

Upon the termination or resignation of the Servicer, the Servicer will continue to perform its functions as Servicer, until a newly appointed Servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated Servicer.

Upon appointment of a successor Servicer, the successor Servicer will assume all of the responsibilities, duties and liabilities of the Servicer with respect to the related receivables pool (other than with respect to certain obligations of the predecessor Servicer that survive its termination as Servicer including indemnification obligations against certain events arising before its replacement); provided, however, that a successor Servicer may not have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the noteholders from effecting that transfer of servicing. The predecessor Servicer will have the right to be reimbursed for any outstanding advances, if any, made with respect to the related receivables pool to the extent funds are available therefor in accordance with the applicable priority of payments.

Servicer Replacement Events

The servicer replacement events under any sale and servicing agreement will be specified in the applicable prospectus supplement.

Upon the occurrence of any servicer replacement event, the sole remedy available to the noteholders will be to remove the Servicer and appoint a successor Servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the Servicer, the trustee or such official may have the power to prevent the Servicer’s removal.

Rights Upon Default by the Servicer

Matters relating to the termination of the related Servicer’s rights and obligations and the waiver of any defaults by the related Servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

Each of the transaction documents may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the noteholders.

Optional Redemption

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the Servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the issuing entity property (other than the reserve account or other credit enhancement) of an issuing entity on any payment date as of which one of the following conditions is met, as specified in the applicable prospectus supplement: (i) the related Pool Balance, as of the last day of the related collection period has declined to the percentage of the initial Pool Balance plus any prefunded amounts specified in the applicable prospectus supplement; or (ii) the aggregate outstanding principal balance of the notes, as of the last day of the related collection period, has declined to the percentage of the initial principal balance of the notes specified in the applicable prospectus supplement. If this option is exercised, the purchase price will be equal to the greater of (a) the fair market value of the issuing entity property (other than the reserve account or other credit enhancement) and (b) the aggregate outstanding principal amount of the notes plus accrued and unpaid interest thereon at the applicable interest rate.

As more fully described in the applicable prospectus supplement, any outstanding notes of the issuing entity will be redeemed concurrently with occurrence of the event specified in the preceding paragraph. The final payment or distribution to any noteholder will be made only upon surrender and cancellation of the noteholder’s note at an office or agency of the trustee or indenture trustee specified in the notice of termination. The owner trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.

The Trustee and Indenture Trustee

With respect to each issuing entity, neither the trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreements, trust agreement, administration agreement, indenture, securities or any related receivables or related documents. As of the applicable closing date, neither the trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related sale and servicing agreements, administration agreement, or indenture, as applicable, the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the Servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to noteholders.

With respect to each issuing entity, the trustee or indenture trustee will be under no obligation to exercise any of the issuing entities’ powers or powers vested in it by the sale and servicing agreements, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders, unless those noteholders have offered to the trustee or indenture trustee reasonable security or indemnity against the reasonable costs, expenses and liabilities which may be incurred therein or thereby.

Each trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances, acting jointly with the depositor or the administrator, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the related issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

Each trustee and indenture trustee will be entitled to a fee which will be payable either on an annual basis or any other basis specified in the applicable prospectus supplement. These trustee fees will be payable by the Servicer out of its servicing fee as specified in the applicable prospectus supplement. The related sale and servicing agreements, trust agreement, administration agreement, and indenture, as applicable, will further provide that the trustee and indenture trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee or indenture trustee not resulting from the trustee’s or indenture trustee’s own willful conduct, bad faith, gross negligence or negligence or by reason of breach of any of their respective representations or warranties set forth in the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable.

SCUSA, the Servicer and the depositor may maintain other banking relationships with each trustee and indenture trustee in the ordinary course of business.

The Administration Agreement

SCUSA or another party specified in the applicable prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuing entity and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required of the trustee and/or the related issuing entity pursuant to the related indenture or trust agreement. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement. Any administration fee will be paid by the Servicer.

THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See “The Transaction Documents—Amendment” in this prospectus.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, what constitutes an “event of default” under the related indenture will be specified in the applicable prospectus supplement.

The rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that each issuing entity will not, among other things:

•

except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity or engage in any other activities other than financing, acquiring, owning, pledging and managing the receivables and other collateral;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•

permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof;

•	permit the lien of the indenture to not constitute a valid first priority security interest (except certain permitted encumbrances) in the collateral; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

List of Noteholders

With respect to the notes of any issuing entity, three or more holders of the notes of any issuing entity or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes.

Annual Compliance Statement

Each issuing entity will be required to deliver annually to the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year in all material respects, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the trust property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be required by law to enable such holder to prepare its federal and state income tax returns.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

The indenture trustee of notes for each issuing entity will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee for such issuing entity. The issuing entity will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the notes of the applicable issuing entity. In addition, a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in the applicable prospectus supplement) may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor indenture trustee for such issuing entity and payment of all fees and expenses owed to the outgoing indenture trustee.

Additional matters relating to the indenture trustee are described under “The Transaction Documents” in this prospectus.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by SCUSA, another Originator, or any other entity to the depositor, and by the depositor to the applicable issuing entity, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The Servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under each sale and servicing agreement or indenture, as applicable, the Servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The Servicer or a subservicer, as the custodian, will have possession of the original contracts giving rise to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, collectively “chattel paper”), the Servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by SCUSA to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation, the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•

any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of SCUSA, any other Originator, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sales contracts and/or installment loans such as the receivables evidence the purchase or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle such as a motorcycle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. SCUSA or an entity identified in the related prospectus supplement will warrant to the depositor that it has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables. If any Originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If each Originator did not take the steps necessary to cause its security interest to be perfected as described above until more than 30 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 30 days of the date of such perfection, in which case the related Originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. Each Originator, either directly or indirectly, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the related issuing entity. However, because of the administrative burden and expense of retitling, the Servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable Originator or its predecessor in interest or affiliate, as applicable, will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreement relating to each issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the related issuing entity as the new secured party on the certificate of title because the security interest of the issuing entity could be released without the issuing entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the issuing entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable Originator or its predecessor in interest or affiliate, as applicable, generally will be sufficient to protect the related issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the applicable Originator has failed to perfect the security interest assigned to the related issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the Servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the applicable Originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, SCUSA takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the Servicer must provide the owner with the certificate of title, or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the Servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. Each issuing entity will authorize the Servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuing entity, the depositor will represent in each sale and servicing agreement that, as of the initial issuance of the notes of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the Servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to SCUSA’s repurchase obligations under the relevant transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and Servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Bureau of Consumer Financial Protection’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the sellers. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the receivables constitute retail installment sales contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. SCUSA will represent in each receivables transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the depositor, or SCUSA, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to the Originator should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of SCUSA’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by SCUSA under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of SCUSA. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

SCUSA and the depositor believe that:

•

subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of SCUSA will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of SCUSA with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of SCUSA in the event of a petition for relief under the Bankruptcy Code with respect to SCUSA; and the transfer of receivables by SCUSA or any other entity identified in the related prospectus supplement to the depositor should constitute an absolute transfer, and, therefore, such receivables would not be property of SCUSA or that entity, as applicable, in the event of the filing of an application for relief by or against SCUSA or such entity, as applicable, under the Bankruptcy Code.

Counsel to the depositor will also render its opinion that:

•

subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of SCUSA in the event of a petition for relief under the Bankruptcy Code with respect to SCUSA; and

•

the transfer of receivables by the applicable seller to the depositor constitutes an absolute transfer and would not be included in that seller’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court or a creditor were to take the view that SCUSA and the depositor should be substantively consolidated or that the transfer of the receivables from any seller to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the notes.

Repurchase Obligation

Each seller of receivables to the depositor, including SCUSA, will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, that seller will be required under the applicable transaction documents to repurchase the affected receivables. SCUSA is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of SCUSA’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an Obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including SCUSA, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to SCUSA, the depositor and issuing entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The applicable issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of SCUSA. For an issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of SCUSA (1) the FDIC would have to be appointed as receiver for SCUSA under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the applicable issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of SCUSA.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of SCUSA or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to SCUSA, the depositor or a particular issuing entity or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of SCUSA or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which SCUSA or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of SCUSA’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include SCUSA or its subsidiaries (including the depositor or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include SCUSA or its subsidiaries (including the depositor or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving SCUSA or its subsidiaries (including the depositor or your issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the applicable issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement and each sale and servicing agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, SCUSA believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement and each sale and servicing agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the applicable transfer agreement would be treated as having made a loan to SCUSA, and the issuing entity under the applicable sale and servicing agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If SCUSA or the depositor were placed in receivership under OLA, the FDIC could assert that SCUSA or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by SCUSA to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the applicable issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if an issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements and the related sale and servicing agreements are respected as legal true sales, as receiver for SCUSA or a covered subsidiary the FDIC could:

•

require the applicable issuing entity, as assignee of SCUSA and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•

if an issuing entity were a covered subsidiary, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against SCUSA or a covered subsidiary (including the issuing entity); or

•	repudiate SCUSA’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which SCUSA or a covered subsidiary (including any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of SCUSA or any covered subsidiary or affect any contractual rights of SCUSA or a covered subsidiary (including any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for SCUSA, the depositor or the applicable issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the applicable issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If SCUSA or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by SCUSA or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against SCUSA, the depositor and the applicable issuing entity as provided in the applicable transfer agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the applicable issuing entity could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for each issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel delivered in connection with the applicable prospectus supplement.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following discussion addresses notes, other than any series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the depositor, the Servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The classification of the issuer generally falls into one of three general categories:

•

The depositor, the Servicer and the applicable certificateholder may agree to treat the certificates representing interests in a trust as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax.

•

The depositor, the Servicer and the applicable certificateholder may agree to treat the certificates or membership interests, representing interests in a trust or limited liability company as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax.

•

With respect to certificates or membership interests, all of which are owned by the depositor or an affiliate (the “Initial Certificateholder”) representing interests in a trust or limited liability company, as the case may be, which the depositor and the Servicer will agree to treat as a division of the Initial Certificateholder for purposes of federal, state and local income, franchise, and value-added taxes (a “Tax Non-Entity”). In the case of an issuing entity treated as a Tax Non-Entity, Special Tax Counsel is of the opinion that the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

If a Tax Trust, Tax Partnership or Tax Non-Entity were treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of depositor, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note.

The Notes

Characterization as Debt. For each series of notes offered under a prospectus supplement, except any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The depositor, the Servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuing entity of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes.

Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except any series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

For taxable years beginning after December 31, 2012, certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, original issue discount and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•

is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code; and

•

provides an appropriate statement on IRS Form W-8BEN signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Account Compliance Act. Congress recently enacted legislation that significantly changes the reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such non-United States person unless such Foreign Person complies with certain reporting requirements regarding its direct and indirect United States shareholders and/or United States accountholders. Such withholding could apply to payments regardless of whether they are made to such Foreign Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. These rules apply generally to debt instruments issued after March 18, 2012, however the IRS recently issued proposed regulations, that if finalized, would exempt from these rules any debt instrument that is outstanding on January 1, 2013.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes or noteholders under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA, as well as individual retirement accounts, Keogh plans, other plans covered by Section 4975 of the Internal Revenue Code and entities deemed to hold “plan assets” of any of the foregoing (we refer to each of these as a “benefit plan”) from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the regulation applied. An equity interest is defined under the regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features as of any date of determination. For additional information regarding the equity or debt treatment of notes and whether the notes are eligible for purchase by benefit plans, see “Certain ERISA Considerations” in the applicable prospectus supplement.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition, holding and disposition of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if SCUSA, the Servicer, the depositor, the issuing entity, an underwriter, the administrator, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan.

Certain exemptions from the prohibited transaction rules could apply to the acquisition, holding and disposition of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Internal Revenue Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the notes, as well as general fiduciary considerations.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

The depositor may offer and sell the notes of a series, or cause the related issuing entity to sell the notes of a series, in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes may be retained by the depositor or will be sold in private placement.

If market conditions permit, the depositor may decide to increase the amount of notes being offered and the size of the related pool of motor vehicles loans in a particular transaction subsequent to the delivery of the preliminary prospectus. If the pool balance of the portfolio of motor vehicle loans, the amount of each class of notes and the credit enhancement related thereto are proportionally increased, and if there are no material changes to the composition of the portfolio of motor vehicle loans on a percentage basis, then it is possible that no additional disclosure would be provided prior to the time the notes are sold.

Any underwriter or agent participating in the distribution of notes, including notes offered by this prospectus, is, and any agent participating in the distribution of notes, including notes offered by this prospectus, may be deemed to be, an underwriter of those notes under the Securities Act and any discounts or commissions received by it and any profit realized by it on the sale or resale of the notes may be deemed to be underwriting discounts and commissions.

In the underwriting agreement with respect to any given series of notes, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered by the applicable prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•

set forth the price at which each class of notes being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes; or

•

specify that the related notes are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the sponsor and/or the depositor will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Except to the extent set forth in the applicable prospectus supplement, each issuing entity may invest funds in its Issuing Entity Accounts in Eligible Investments acquired from the underwriters or from SCUSA, the depositor or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of notes, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series also subject to the underwriting agreement.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by SCUSA, the issuing entity or the depositor, in press releases and in oral and written statements made by or with

SCUSA’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of SCUSA, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. SCUSA, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of SCUSA, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. SCUSA, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

REPORTS TO NOTEHOLDERS

Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the Servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global notes, pursuant to the sale and servicing agreement or other applicable transaction documents. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer does not intend to send any financial reports of SCUSA to noteholders. The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.

WHERE YOU CAN FIND MORE INFORMATION

Santander Drive Auto Receivables LLC, as depositor, has filed a registration statement with the SEC relating to the notes. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http//www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001383094. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be a part of this prospectus from the dates of filing of the documents. Such information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity for that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247; (214) 292-1930.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the depositor by Mayer Brown LLP.

GLOSSARY

“Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

“Collection Period” has the meaning set forth in the applicable prospectus supplement.

“controlling class” means, with respect to any issuing entity, the class or classes of notes designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes in the order of priority designated in the applicable prospectus supplement.

“Defaulted Receivable” has the meaning set forth in the applicable prospectus supplement.

“Eligible Investments” has the meaning set forth in the applicable prospectus supplement.

“financial institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Foreign Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, if a United States court is able to exercise primary supervision over the administration of such trust and one (1) or more U.S. Persons has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

“Issuing Entity Accounts” means the collection account and any other accounts to be established with respect to an issuing entity, including any note distribution account, certificate distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“Original Pool Balance” means, with respect to any issuing entity, the aggregate principal balance of the related receivables as of the applicable cut-off date.

“Originator” means SCUSA, any of its affiliates or any other entity that originates motor vehicle retail installment sales contracts and/or installment loan transferred to the depositor, as specified in the applicable prospectus supplement.

“Payment Date” means, with respect to any series of notes, the day on which a principal or interest payment is to be made on those notes (or if that day is not a business day, on the next succeeding business day), as defined in the applicable prospectus supplement).

“Pool Balance” means, with respect to any issuing entity as of any date of determination, the aggregate principal balance of the related receivables.

“Pool Factor” means, with respect to any issuing entity, a six-digit decimal which the Servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cut-off date.

“prepayment assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Rating Agency Condition” has the meaning set forth in the applicable prospectus supplement.

“Record Date” means, with respect to any Payment Date or redemption date, (i) for any definitive securities, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date or redemption date occurs, (ii) for any book-entry notes, the close of business on the business day immediately preceding such Payment Date or redemption date, or (iii) any other day specified in the applicable prospectus supplement.

“regulation” means the United States Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.

“SCUSA” means Santander Consumer USA Inc., an Illinois corporation.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using a method which may consist of (i) the method known as the Rule of 78s or sum-of-the-digits method, (ii) the method known as the actuarial method and applying a pre-determined interest payment schedule or (iii) the method known as the actuarial method determining interest when payments are received (in variation of the Simple Interest Method).

“Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments and for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the contract rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

“SEC” means the Securities and Exchange Commission.

“Servicer” means, with respect to any issuing entity, SCUSA or any other entity servicing the receivables owned by that issuing entity, as set forth in the applicable prospectus supplement.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Special Tax Counsel” means Mayer Brown LLP, as special tax counsel to the depositor.

“Tax Non-Entity” means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company are owned by the depositor, and the depositor and the Servicer agree to treat the trust or limited liability company as a division of the depositor and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

“Tax Partnership” means a trust or limited liability company in which the depositor, the Servicer and the applicable holders agree to treat certificates or membership interests as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

“Tax Trust” means a trust in which the depositor, the Servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

INDEX

10 percent shareholder	55
administration agreement	30
amortization period	26
Assessment of Compliance	36
Attestation Report	36
Bankruptcy Code	46
benefit plan	56
bond premium amortization	54
capital assets	52
chattel paper	41
Clearstream	27
Closing Date	61
Collection Period	61
contribution agreement	30
controlled foreign corporation	55
Controlling Class	61
cut-off date	2
Defaulted Receivable	61
disqualified persons	56
Dodd-Frank Act	48
Drive FS	22
DTC	24, 27
effectively connected earnings and profits	55
Eligible Investments	61
ERISA	56
Euroclear	27
event of default	39
Exchange Act	23
FDIC	48
Financial Institution	61
Foreign Person	61
FTC Rule	45
HDC Rule	46
holder	53
Holder-in-Due-Course	46
Initial Certificateholder	52
Internal Revenue Code	39
investment income	53
IRS	51
Issuing Entity Accounts	61
issuing entity property	13
lemon laws	45
LTV	17
market discount	54

Note Factor	24
OID	53
OLA	48
Original Pool Balance	61
Originator	16, 61
Originators	16
overallotment	58
parties in interest
Payment Date	61
Pool Balance	61
Pool Factor	24, 61
portfolio interest	55
Prepayment Assumption	61
prohibited transaction	56
PTCE	57
purchase agreement	30
Rating Agency Condition	62
receivables pool	15
receivables transfer agreement	30
Record Date	62
regulation	56, 62
related person	55
Relief Act	47
revolving period	26
sale agreement	30
sale and servicing agreement	30
sale and servicing agreements	30
SC USA
Scheduled Interest Method	62
Scheduled Interest Receivables	62
SEC	62
Securities Act	33
Servicer	19, 62
servicing agreement	30
Short-Term Note	62
Simple Interest Method	62
skip	20
Special Tax Counsel	62
Tax Non-Entity	52, 62
Tax Partnership	52, 62
Tax Trust	52, 62
transfer agreement	30
transfer agreements	30

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the accompanying prospectus, respectively.

[Santander Drive Auto Receivables Trust 20[ ]-[ ]]

Issuing Entity

Class A-1 Notes	$ [ ]
Class A-2 Notes	$ [ ]
Class A-3 Notes	$ [ ]
Class A-4 Notes	$ [ ]
[Class B Notes]	$ [ ]
[Class C Notes]	$ [ ]

Santander Drive Auto Receivables LLC

Depositor

Santander Consumer USA Inc.

Sponsor and Servicer

PROSPECTUS SUPPLEMENT

[Underwriters]

Co-Managers

[            ]

Until [ ], 20[ ], all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$1,719,000.00
Accountant Fees and Expenses	$787,500.00
Legal Fees and Expenses	$3,000,000.00
Printing and Engraving Costs	$375,000.00
Blue Sky Fees and Expenses	$250,000.00
Trustee Fees and Expenses	$600,000.00
Rating Agency Fees	$6,750,000.00
Miscellaneous Expenses	$150,000.00
Total	$13,631,500.00

Item 15. Indemnification of Directors and Officers.

Santander Drive Auto Receivables LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The registrant was formed under the laws of the State of Delaware. The limited liability company agreement of the registrant provides, in effect that, subject to certain limited exceptions, it will indemnify its members, officers, directors, employees and agents of the registrant, and employees, representatives, agents or affiliates of its members (collectively, the “Covered Persons”), to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the limited liability company agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the limited liability company agreement by the registrant shall be provided out of and to the extent of registrant assets only, and the members shall not have personal liability on account thereof.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the registrant of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the limited liability company agreement.

A Covered Person shall be fully protected in relying in good faith upon the records of the registrant and upon such information, opinions, reports or statements presented to the registrant by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the registrant, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the registrant or to any other Covered Person, a Covered Person acting under the limited liability company agreement shall not be liable to the registrant or to any other Covered Person for its good faith reliance on the provisions of the limited liability company agreement or any approval or authorization granted by the registrant or any other Covered Person. The provisions of the limited liability company agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the members to replace such other duties and liabilities of such Covered Person.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The registrant also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of the registrant and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors (whether or not such person could be indemnified against such expense, liabilities or loss under the Delaware Limited Liability Company Act).

Each underwriting agreement will generally provide that the underwriters will indemnify the registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act of 1933 relating to certain information provided or actions taken by the underwriters. The registrant has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	As to Rule 415:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

Provided further, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i) each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contact of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) As to Filings Incorporating Subsequent Exchange Act Documents by Reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to Indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) As to Filings in Reliance on Rule 430(A).

(1) For purposes of determining any liability under the Securities Act, the information omitted from any form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) As to Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f) As to Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

For purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100 (c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) As to Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site.

(i) Except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through any specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.

(ii) In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through any specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Santander Drive Auto Receivables LLC, certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-3 and has duly caused this Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dallas, Texas, on May 24, 2012.

SANTANDER DRIVE AUTO RECEIVABLES LLC

By:	/s/ Jason Kulas
Name: Jason Kulas
Title: CFO

The registrant reasonably believes that at the time of sale, at least one nationally recognized statistical rating organization (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) will have rated the securities to be offered hereunder in one of its generic rating categories which signifies investment grade.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities and indicated on May 24, 2012

By:	*
Name: Thomas G. Dundon
Title: President, Chief Executive Officer (Principal Executive Officer) and Director

By:	*
Name: Jason Kulas
Title: Chief Financial Officer (Principal Financial Officer), Chief Accounting Officer (Principal Accounting Officer) and Director

By:	/s/ Mark McCastlain
Name: Mark McCastlain
Title: Vice President, Treasurer, Assistant Secretary, Director

By:	*
Name: Frank B. Bilotta
Title: Director

By:	*
Name: Timothy O’Connor
Title: Director

By:	*
Name: Andrew Kang
Title: Vice President

*	The undersigned by signing his name hereto, does hereby sign this Amendment No. 2 to registration statement on behalf of the above-indicated officer or director of the Registrant pursuant to the Power of Attorney signed by such officer or director.

By:	/s/ Mark McCastlain
Name: Mark McCastlain
Title: Vice President, Treasurer, Assistant Secretary, Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Limited Liability Company Agreement of the registrant. *

4.1	Form of Indenture (including forms of Notes). *

5.1	Opinion of Mayer Brown LLP with respect to legality.*

8.1	Opinion of Mayer Brown LLP with respect to federal tax matters.*

10.1	Form of Receivables Purchase Agreement.*

10.2	Form of Sale and Servicing Agreement.*

10.3	Form of Administration Agreement.*

10.4	Form of Amended and Restated Trust Agreement of Issuing Entity.*

10.5	Form of Interest Rate Swap Agreement.*

23.1	Consent of Mayer Brown LLP (included in its opinions filed as Exhibits 5.1 and 8.1).*

24.1	Powers of Attorney.*

24.2	Certified Copy of Resolutions Authorizing Powers of Attorney.*

25.1	Statement of Eligibility and Qualification of Indenture Trustee (Form T-1).**

*	Previously filed.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.